                                                              EXHIBIT 10(g)


                                  AGREEMENT

                   MADE AS OF MARCH 3, 1995, BY AND BETWEEN

                          GENERAL MOTORS CORPORATION

                                     AND

                   THE PENSION BENEFIT GUARANTY CORPORATION

                                    CONTENTS


Section 1:             Definitions ..............................         2

         Actuarial Valuation Report .............................         2
         Adjusted Fair Market Value .............................         2
         Applicable Percentage ..................................         2
         Cash Credit Balance ....................................         2
         Code ...................................................         3
         Contributed Shares .....................................         3
         Contributed Value ......................................         3
         Contributing Sponsor ...................................         3
         Contribution Credit Balance ............................         3
         Contribution Date ......................................         3
         Controlled Group .......................................         4
         Designated Cash ........................................         4
         Dividend Base Fraction For GM Class E Stock ............         5
         EDS ....................................................         5
         EDS Future Affiliates ..................................         5
         EDS Plans ..............................................         5
         EDS Releasees ..........................................         5
         EDS Subsidiaries .......................................         6
         EDS Transferee .........................................         7
         Effective Date .........................................         7
         ERISA ..................................................         7
         ERISA Limits ...........................................         8
         Employer Security ......................................         8
         Excessive Transfer .....................................         8
         Exchanged Shares .......................................         8
         Extraordinary Contribution .............................         9
         Extraordinary Contribution Provision ...................         9
         Extraordinary Items ....................................         9
         Fair Market Value ......................................         9
         Final Order ............................................         9
         Funding Interest Rate ..................................        10
         Funding Standard Account ...............................        10
         GAAP ...................................................        10
         GM .....................................................        10
         GM Class E Stock .......................................        10
         GM's Adjusted Net Income ...............................        10
         GM's Cash ..............................................        11
         GM's North American Operations .........................        11
         GM Pension Liability ...................................        12
         GM Pension Plans .......................................        12
         GM Share ...............................................        12
         GM Subsidiary ..........................................        13
         Hourly Plan ............................................        13
         Independent Fiduciary ..................................        13
         Intended Beneficiaries .................................        13
         IRS ....................................................        13
         Labor Secretary ........................................        13

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
         Material Transfer ......................................        13
         Named Fiduciary ........................................        14
         Net Charges ............................................        14
         Net Credits ............................................        15
         NewSub .................................................        15
         Non-Employer Security ..................................        15
         PBGC ...................................................        16
         Plan Year ..............................................        16
         Qualified EDS Transaction ..............................        16
         Restructuring Charges ..................................        17
         Sold Stock Credit Balance ..............................        18
         Statutory Funding Requirements .........................        18
         Stock Credit Balance ...................................        18
         Then-Current Fair Market Value .........................        19
         Transaction Date .......................................        19
         Treasury Secretary .....................................        19
         Unsold Contributed Shares ..............................        19
         Unsold Shares ..........................................        19
         Value Received .........................................        20

Section 2:             GM's Extraordinary Contribution .............     21

         (a)     Total Value Contributed ...........................     21
         (b)     Variation in Number of Shares Contributed .........     21
         (c)     Timing of the Extraordinary Contribution ..........     23
         (d)     Security Regarding Final $2 Billion of
                 Designated Cash ...................................     23
         (e)     Conditions to GM's Obligation to Make the
                 Extraordinary Contribution ........................     24
         (f)     Obligation to Negotiate in Good Faith if
                 Shares of GM Class E Stock are Not Contributed
                 in One Tranche ....................................     26

Section 3:             No Effect on Statutory Funding Requirements
                       or Enforcement ..............................     27

         (a)     Minimum Funding and Its Enforcement ...............     27
         (b)     Notice to Funding Enforcement Agencies ............     28
         (c)     Remedies Respecting Statutory Funding
                 Requirements ......................................     30

Section 4:             Use of Contribution Credit Balance ..........     32

Section 5:             Integration With New Law ....................     36

Section 6:             Financial Flexibility .......................     38

         (a)     General Rule ......................................     38
         (b)     Certain Changes in the Composition of GM's
                 North American Operations .........................     39

Section 7:             Employer Securities .........................     41

         (a)     Twenty-Five Percent Holdback ......................     41
         (b)     General Rules Regarding Sold Stock
                 Credit Balance ....................................     42
         (c)     Sold Stock ........................................     44
         (d)     Unsold Stock ......................................     44
         (e)     Independent Fiduciary .............................     45

Section 8:             Enforcement of Contribution Credit
                       Balance Restrictions ........................     47

         (a)     Notice of Alleged Violation .......................     47
         (b)     60-day Period .....................................     49
         (c)     Collateral ........................................     49

Section 9:             Releases and Covenants Not to Sue ...........     53

         (a)     Initial Release and Covenant Not to Sue
                 Respecting EDS Releasees and GM ...................     53
         (b)     Initial Release and Covenant not to Sue
                 Respecting EDS Transferees and GM .................     53
         (c)     PBGC's Obligation to Deliver Specific Releases
                 and Covenants Not to Sue ..........................     53
         (d)     Certification Process .............................     60
         (e)     Limitation on Excessive Transfers .................     62
         (f)     Resolution or Waiver in the Event of an
                 Excessive Transfer ................................     66
         (g)     Suspension of PBGC's Obligation to Deliver
                 Specific Releases and Covenants Not to Sue ........     71
         (h)     Procedures for Resolving Disputes Over
                 Whether an Excessive Transfer Has Occurred ........     72
         (i)     PBGC's Duty to Execute and Deliver to GM
                 Additional, Specific Releases in the Future .......     79
         (j)     PBGC's Further Assurances .........................     79
         (k)     No Release From Liability Respecting
                 the EDS Plans .....................................     80
         (l)     Effect of Reentry into GM Controlled Group ........     80
         (m)     Extension of Time Periods .........................     80
         (n)     Irreparable Injury ................................     81
         (o)     Certain New Subsidiaries ..........................     81

Section 10:            Intended Beneficiaries ......................     83

Section 11:            Representations and Warranties of GM ........     84

         (a)     Organization ......................................     84
         (b)     Authorization .....................................     84
         (c)     No Legal Bar ......................................     84
         (d)     Enforceability ....................................     85
         (e)     Opinion of Counsel ................................     85
         (f)     GM Pension Plans ..................................     86

         (g)     Material Transfers ................................     86

Section 12:            Representations and Warranties of PBGC ......     87

         (a)     Organization ......................................     87
         (b)     Authorization .....................................     87
         (c)     No Legal Bar ......................................     87
         (d)     Enforceability ....................................     88
         (e)     Opinion of Counsel ................................     88

Section 13:            GM's Reporting Obligations ..................     89

         (a)     Income and Cash Schedules .........................     89
         (b)     Actuarial Valuation Reports .......................     90
         (c)     Annual Report (Form 5500) .........................     91
         (d)     Asset Trust Statements ............................     91
         (e)     Notice of Missed Funding Contributions ............     92
         (f)     Use of Contribution Credit Balance ................     92
         (g)     Additional Information ............................     93
         (h)     Transfer of Controlling Interest ..................     93
         (i)     Independent Accountant Procedures .................     95
         (j)     Termination of Reporting Obligations ..............     96

Section 14:            Fees and Expenses ...........................     97

Section 15:            Certain Transfers by GM to a New Parent .....     98

         (a)     General ...........................................     98
         (b)     New Parent's Required Agreement ...................     98
         (c)     Definitions .......................................     99
         (d)     New Parent's Rights and Defenses, and
                 Termination of New Parent's Obligations ...........    100

Section 16:            General Provisions ..........................    101

         (a)     Limitation of Rights ..............................    101
         (b)     Severability ......................................    101
         (c)     Notices ...........................................    101
         (d)     Business Days .....................................    103
         (e)     Change of Plan Year ...............................    103
         (f)     Counterparts ......................................    104
         (g)     Entire Agreement ..................................    104
         (h)     No Admission of Liability .........................    104
         (i)     Survival of Representations and Warranties ........    105
         (j)     No Reliance .......................................    105
         (k)     Amendments and Waivers ............................    105
         (l)     Headings ..........................................    106
         (m)     Governing Law .....................................    106
         (n)     Binding Effect ....................................    106
         (o)     Construction ......................................    106
         (p)     Reservation of Rights  ............................    107
         (q)     Confidential Information ..........................    107

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
         (r)     Assignment ........................................    110
         (s)     No Change to Governing Plan Documents or
                 Plan Administration ...............................    110
         (t)     Role of Named Fiduciary ...........................    111

                                   AGREEMENT


         This Agreement ("Agreement") is made as of March 3, 1995, by and between General Motors Corporation, a Delaware corporation, and the Pension Benefit Guaranty Corporation, a United States government corporation.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party hereto, GM and PBGC agree as follows.

         SECTION 1:  DEFINITIONS


         "Actuarial Valuation Report" has the meaning set forth in section 13(b) of this Agreement.

         "Adjusted Fair Market Value" of an Unsold Share means, on any date, the Unsold Share's Fair Market Value on that date plus accumulated dividends paid on such Unsold Share (including in the case of an Unsold Exchanged Share dividends paid on the Contributed Share that was exchanged or redeemed for, or converted into, the Exchanged Share) from the date such Share was contributed to the Hourly Plan through the date such Share's Adjusted Fair Market Value is determined.

         "Applicable Percentage" means an amount equal to one minus a fraction, the numerator of which fraction equals the number of shares of GM Class E Stock (or Exchanged Shares but only if the Exchanged Shares represent an equity interest in EDS) held by the Hourly Plan on the Transaction Date, and the denominator of which fraction equals the total number of shares of that same class of stock outstanding on the Transaction Date.

         "Cash Credit Balance" means the credit balance in the Funding Standard Account resulting from the Designated Cash portion of the Extraordinary Contribution, including interest computed at the Funding Interest Rate.





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
         "Code" means the Internal Revenue Code of 1986, as amended, 26 U.S.C.
Section 1, et seq., and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to refer also to any successor or substantially related sections of similar import.

         "Contributed Shares" means those shares of GM Class E Stock contributed pursuant to section 2 of this Agreement. Contributed Shares do not include Exchanged Shares.

         "Contributed Value" with respect to a security or other asset is the Fair Market Value of that security or asset as of the date on which the security or asset is received by the Hourly Plan.

         "Contributing Sponsor" has the meaning set forth in section 4001(a)(13) of ERISA.

         "Contribution Credit Balance" means the sum of (i) the Cash Credit Balance and (ii) the Stock Credit Balance, including the cash, if any, contributed pursuant to section 2(b) of this Agreement.

         "Contribution Date" with respect to a security or asset means the date as of which that security or asset is deemed contributed to the Hourly Plan pursuant to section 302 of ERISA and section 412 of the Code.

         "Controlled Group" has the meaning set forth in section 4001(a)(14) of ERISA.

         "Designated Cash" means any cash contributed to the Hourly Plan on or before September 30, 1995, that GM designates as being in full or partial satisfaction of section 2(a)(ii) of this Agreement by delivering to the Independent Fiduciary and to PBGC a writing in the form of Appendix D1 hereto by the later of (i) 90 days after the date such cash is contributed to the Hourly Plan, or (ii) 45 days from the date on which GM makes a contribution of GM Class E Stock to the Hourly Plan that results in the Hourly Plan exceeding the 10% limit set forth in section 407(a)(2) of ERISA. Cash contributed to the Hourly Plan shall not constitute Designated Cash, and hence shall not be subject to this Agreement, unless (i) the cash is in excess of the contribution determined by the Hourly Plan's enrolled actuary to be otherwise required under section 302 of ERISA and section 412 of the Code for the Plan Year for which such cash is contributed, and (ii) GM designates such cash as being in full or partial satisfaction of section 2(a)(ii) of this Agreement. Subject to the foregoing, GM may treat as Designated Cash (but shall not be required to treat as such) any amounts contributed to the Hourly Plan on or after May 9, 1994.

         "Dividend Base Fraction For GM Class E Stock" means the fraction provided for in ARTICLE FOURTH, DIVISION I:(a)(5) of GM's Restated Certificate of Incorporation, as amended, and as such fraction and Certificate of Incorporation are in effect at the last Contribution Date for the Contributed Shares.

         "EDS" means Electronic Data Systems Corporation, a Texas corporation that currently is a wholly-owned subsidiary of RGR Holdings, Inc., a corporation that in turn is a wholly-owned subsidiary of GM.

         "EDS Future Affiliates" means any person that becomes a member of a Controlled Group with EDS after the Transaction Date, other than a person that is or was at any time a member of GM's Controlled Group.

         "EDS Plans" means the Electronic Data Systems Corporation Retirement Plan, and every other defined benefit pension plan (if any) covered by Title IV of ERISA for which EDS, an EDS Subsidiary or an EDS Releasee is a Contributing Sponsor.

         "EDS Releasees" means EDS plus RGR Holdings, Inc., a Delaware corporation, plus the EDS Subsidiaries plus the EDS

Future Affiliates, plus any person identified in part (i) or (ii) of the definition of EDS Subsidiaries that is not in EDS's Controlled Group as of the Transaction Date but is transferred in whole or in part to a third party in conjunction with a Qualified EDS Transaction or in a transaction reasonably related to or reasonably necessary to effect a Qualified EDS Transaction, plus each and all of the agents, advisors, legal counsels, partners, joint venturers, officers, directors and assigns of any of the foregoing persons or any of them. Notwithstanding the foregoing, "EDS Releasees" shall not include
(i) GM or any other person that was a member of GM's Controlled Group before the Transaction Date and continues without interruption to be a member of GM's Controlled Group immediately following the Transaction Date, or (ii) if GM elects to receive alternative Releases and Covenants Not to Sue pursuant to section 9(f)(i)(D)(ii) of the Agreement, the corporations (if any) that are not released under section 9(f)(i)(D)(ii) of the Agreement.

         "EDS Subsidiaries" means

         (i) the persons listed on Appendix S to this Agreement, all of which are owned, directly or indirectly, by EDS as of the Effective Date, plus

         (ii) the additional persons, if any, in which EDS acquires a "controlling interest" within the meaning of Treas. Reg. Section 1.414(c)-(2)(b)(2) after the Effective Date and on or before the Transaction Date, provided that those persons are members of EDS's Controlled Group as of the Transaction Date.

         "EDS Transferee" means any purchaser or other direct or indirect transferee of any or all of the stock or assets of any of the EDS Releasees, by way of purchase, sale, assignment, pledge, exchange, conversion, merger, consolidation, amalgamation or otherwise, and each of their parent organizations, subsidiary organizations, successors and assigns (whether present or future), or any of them (whether or not incorporated), and each and all of their agents, advisors, legal counsels, fiduciaries, partners, joint venturers, officers, directors and assigns, or any of them, but specifically excluding (i) any person who is, after the Transaction Date, a member of GM's Controlled Group, and (ii) if GM elects to receive alternative Releases and Covenants Not to Sue pursuant to section 9(f)(i)(D)(ii) of the Agreement, the corporations (if any) that are not released under section 9(f)(i)(D)(ii) of the Agreement, and (iii) any GM Subsidiary that is not a member of EDS's Controlled Group immediately after the Transaction Date.

         "Effective Date" means the first date stated on page one of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Section 1001, et seq., and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to refer also to any successor or substantially related sections of similar import.

         "ERISA Limits" means, with respect to Employer Securities held by the Hourly Plan at the time application of the term "ERISA Limits" is at issue, that: (1) the aggregate fair market value of all Employer Securities held by the Hourly Plan does not exceed 10 percent of the fair market value of the assets of the Hourly Plan at such time; (2) no more than 25 percent of the aggregate amount of stock of the same class of Employer Securities issued and outstanding is held by the Hourly Plan at such time; and (3) at least 50 percent of the aggregate amount of stock of the same class of Employer Securities issued and outstanding is held by persons independent of the issuer at such time.

         "Employer Security" has the meaning set forth in section 407(d)(1) of ERISA.

         "Excessive Transfer" has the meaning set forth in section 9(e) of this Agreement.

         "Exchanged Shares" means shares, if any, received by the Hourly Plan in exchange for, or upon the conversion or redemption of, the Contributed Shares.

         "Extraordinary Contribution" means the GM Class E Stock (including cash in lieu of stock, if any) and the Designated Cash contributed to the Hourly Plan in accordance with section 2 of this Agreement.

         "Extraordinary Contribution Provision" means GM's contribution of the Class E Stock (including cash in lieu of stock, if any) and the Designated Cash described in section 2(c)(i) and 2(c)(ii) of this Agreement (or in the case of section 2(c)(ii), GM's providing the other consideration described in section 2(d) of this Agreement).

         "Extraordinary Items" means those gains or losses that are extraordinary items under GAAP.

         "Fair Market Value" means the fair market value of an asset as determined by the Independent Fiduciary. In determining Fair Market Value, the Independent Fiduciary may take into consideration the opinion of an independent financial advisor to the Independent Fiduciary. This definition does not apply for purposes of determining "fair value" under section 9 of the Agreement or for purposes of determining "Fair Value" under section 15 of the Agreement.

         "Final Order" means an order that has not been reversed, stayed, modified or amended, and (a) as to which any right to an appeal or to seek reconsideration, certiorari, or review has been waived, or (b) as to which time to appeal or to seek reconsideration, certiorari, or review has expired, and as to which no motion for reconsideration, appeal, or petition for certiorari or review is pending.

         "Funding Interest Rate" means the interest rate used by the Hourly Plan's enrolled actuary for purposes of section 412(b)(5)(A) of the Code and section 302(b)(5)(A) of ERISA.

         "Funding Standard Account" means the funding standard account maintained for the Hourly Plan pursuant to section 302 of ERISA and section 412 of the Code.

         "GAAP" means generally accepted accounting principles as in effect at the time the application of those principles is at issue.

         "GM" means General Motors Corporation, a Delaware corporation.

         "GM Class E Stock" means General Motors Corporation Class E Common Stock, $0.10 par value.

         "GM's Adjusted Net Income" for a Plan Year means the consolidated net income of GM's North American Operations determined under GAAP as of December 31 of the calendar year (as shown in the Management Discussion and Analysis section of GM's Form 10-K for such period) that ends during that Plan Year, plus

         (1) the amount (on an after-tax basis) of one-time accounting transition charges (i.e., the cumulative effect of accounting changes pursuant to the adoption of a new, revised, amended or restated accounting standard in accordance with GAAP), Extraordinary Items and Restructuring Charges for that calendar year, minus

         (2) one-fifth per year for five years, of one-time Restructuring Charges (on an after-tax basis) beginning in the year the Restructuring Charges are first recognized.


         "GM's Cash" for a Plan Year means U.S. Automotive (GMC Account) cash and marketable securities owned by GM, measured as of December 31 of the calendar year that ends during the Plan Year, under GAAP. For this purpose, U.S. Automotive (GMC) Account means the set of GM corporate accounts that reflect all the cash balances relating to GM's U.S. Automotive Operations and GM corporate activities, and shall include but not be limited to the accounts through which all U.S. automotive receipts and disbursements flow, the accounts from which all GM dividend disbursements, debt repayments, equity issuances, U.S. cash pension contributions and other corporate expenses are paid, and the accounts into which flow all dividends from GM Overseas Operations, EDS, GM Hughes Electronics Corporation, and the General Motors Acceptance Corporation.

         "GM's North American Operations" means all of those operations whose financial results are included in the Results for the North American Automotive Operations of GM

("NAO") as set forth in the GM Annual Report on Form 10-K, as last filed with the U.S. Securities and Exchange Commission as of the time application of this term may be at issue for purposes of this Agreement.

         "GM Pension Liability" means any and all liabilities or obligations now existing, or hereafter arising, to PBGC (on its own behalf, as trustee for any plan, or in any other capacity) or to the GM Pension Plans under Title IV of ERISA with respect to the GM Pension Plans or the termination of the GM Pension Plans, including without limitation any liability under section 302 of Title I of ERISA or under Title IV of ERISA (including without limitation, any lien, liability, or obligation under section 4042, 4062, 4068 or 4069 of ERISA, 29 U.S.C. Section 1342, 1362, 1368 or 1369).

         "GM Pension Plans" means every defined benefit pension plan covered by Title IV of ERISA for which GM or a GM Subsidiary is a Contributing Sponsor as of or at any time prior to or at any time after the Transaction Date, provided, however, that GM Pension Plans shall not include any plans for which EDS or an EDS Subsidiary is a Contributing Sponsor.

         "GM Share" means an equity security issued by GM, including without limitation a share of GM Class E Stock.

GM Shares do not include shares or securities issued by persons other than GM that are received in exchange for, or upon conversion or redemption of, GM Shares.

         "GM Subsidiary" means each and every person that is or was at any time on or after May 9, 1994, a member of GM's Controlled Group, except for EDS, RGR Holdings, Inc., and the EDS Subsidiaries listed on Appendix S to this Agreement.

         "Hourly Plan" means the General Motors Hourly-Rate Employees Pension Plan (Employer Identification number 38-0572515, plan number 003).

         "Independent Fiduciary" means U.S. Trust Company of New York in its capacity as independent fiduciary of the Hourly Plan, or a successor independent fiduciary of the Hourly Plan appointed pursuant to section 7(e) of this Agreement.

         "Intended Beneficiaries" has the meaning set forth in section 10 of this Agreement.

         "IRS" means the United States Internal Revenue Service.

         "Labor Secretary" means the United States Secretary of Labor.

         "Material Transfer" means any individual payment or transfer, from May 9, 1994 through the Transaction Date, from GM or a GM Subsidiary that is a member of GM's Controlled

Group and not a direct or indirect subsidiary of EDS at the time of such transfer or payment to or into EDS, RGR Holdings, Inc., or an EDS Subsidiary that (i) is not in the ordinary course of business of GM or EDS, and (ii) consists of assets, operations or stock having a fair value, on the date the payment or transfer is made, of not less than $50 million. In the case of a transfer described above consisting of stock of a single GM Subsidiary made in more than one transaction, all such stock transfers with respect to that GM Subsidiary shall be aggregated for purposes of applying this definition of Material Transfer, and the value of such stock shall be determined as of the date of each such transfer; provided, however, that if the single GM Subsidiary ceases to be a member of GM's Controlled Group as a result of a Qualified EDS Transaction, value shall be determined as of the date the GM Subsidiary ceases to be a member of GM's Controlled Group.

         "Named Fiduciary" means the Finance Committee of the Board of Directors of GM in its capacity as the named fiduciary designated in section 4 of the Hourly Plan and any successor Named Fiduciary.

         "Net Charges" with respect to a Plan Year means the sum of the amounts charged to the Funding Standard Account of the Hourly Plan for that Plan Year pursuant to section 302 of ERISA and section 412 of the Code.

         "Net Credits" with respect to a Plan Year means the sum of the amounts credited to the Funding Standard Account of the Hourly Plan for that Plan Year pursuant to section 302 of ERISA and section 412 of the Code, excluding any credit balance and any amount considered contributed to or under the Hourly Plan for that Plan Year (together with any interest thereon at the Funding Interest Rate).

         "NewSub" means a corporation (i) that is organized after the Effective Date as a result of a reorganization of a GM Subsidiary that was in existence as of May 9, 1994, that was not a direct or indirect subsidiary of EDS at the time of such reorganization, and that had a fair value greater than $1 billion at the time of such reorganization, (ii) where assets, operations or subsidiaries of that reorganized GM Subsidiary are transferred to such newly-organized corporation, (iii) where, at any time during the three-consecutive-year period ending on the Transaction Date, such newly-organized corporation is part of GM's Controlled Group but is not owned by the reorganized GM Subsidiary, and (iv) where the reorganized GM Subsidiary did not receive fair value for the newly-organized corporation.

         "Non-employer Security" means any security that is not an Employer Security.

         "PBGC" means the Pension Benefit Guaranty Corporation, a U.S. government corporation established under section 4002 of ERISA.

         "Plan Year" means a plan year of the Hourly Plan. The 1993 Plan Year, for example, means the plan year that begins October 1, 1993 and ends September 30, 1994. If, consistent with applicable law, GM elects to change the plan year of the Hourly Plan, "Plan Year" means the plan year of the Hourly Plan as changed, and the provisions of section 16(e) of this Agreement shall apply.

         "Qualified EDS Transaction" means any transaction or series of transactions (including without limitation any transaction or series of transactions by which GM Class E Stock is exchanged, converted or redeemed for capital stock of EDS) by which EDS ceases to be a member of GM's Controlled Group, unless, immediately after the Transaction Date (i) more than 2.5% of the Then- Current Fair Market Value of the Hourly Plan's assets consists of Contributed Shares or Exchanged Shares that are GM Shares, and (ii) more than 5% of the Then-Current Fair Market Value of the Hourly Plan's assets consists of Employer Securities. Notwithstanding the foregoing, even if immediately after the Transaction Date, more than 2.5% of the Then-Current Fair Market Value of the Hourly Plan's Assets consists of Contributed Shares or Exchanged Shares that are GM Shares, and more than 5% of the

Then-Current Fair Market Value of the Hourly Plan's assets consists of Employer Securities, such transaction nonetheless will become a Qualified EDS Transaction if and upon any later date that falls not more than 120 days after the Transaction Date either (i) no more than 2.5% of the Then-Current Fair Market Value of the Hourly Plan's assets consists of Contributed Shares or Exchanged Shares that are GM Shares, or (ii) no more than 5% of the Then-Current Fair Market Value of the Hourly Plan's assets consists of Employer Securities. For purposes of this definition of Qualified EDS Transaction, in determining whether the 5% limit is exceeded, any security that would otherwise constitute an Employer Security and that is contributed to the Hourly Plan after the last Contribution Date for the Contributed Shares shall be deemed to be a Non-employer Security if (i) the contribution of such security is within the ERISA Limits, and (ii) the credit balance in the Funding Standard Account resulting from the contribution of such security is unused on the Transaction Date.

         "Restructuring Charges" means those liabilities incurred on or after the Effective Date recognized in order to reflect the future cost associated with restructuring activities involving GM's North American Operations (such as the closing or downsizing of a facility that is part of GM's North American Operations), less expected net realizable value from related asset dispositions, as recorded in accordance with GAAP.

         "Sold Stock Credit Balance" means an amount determined for purposes of this Agreement that is equal to (i) the portion of the Stock Credit Balance attributable to shares of GM Class E Stock contributed pursuant to this Agreement that are subsequently sold (including Exchanged Shares, if any, that are subsequently sold), adjusted as necessary under section 7(c) of this Agreement, plus (ii) the cash contributed pursuant to section 2(b) of this Agreement, if any, with interest thereon at the Funding Interest Rate. For this purpose, the Sold Stock Credit Balance will include interest at the Funding Interest Rate from the date of contribution, based on the Fair Market Value at the time contributed, provided, however, that from the date of sale such interest shall run on the value as adjusted under section 7(c) of this Agreement.

         "Statutory Funding Requirements" means the minimum funding requirements for the Hourly Plan under section 302 of ERISA and section 412 of the Code.

         "Stock Credit Balance" means the credit balance in the Funding Standard Account resulting from the stock portion of the Extraordinary Contribution, including (i) the cash, if any, contributed pursuant to section 2(b) of this Agreement, and (ii) interest computed at the Funding Interest Rate.

         "Then-Current Fair Market Value" of a Contributed Share as of a date means the Fair Market Value of that Share as of that date. "Then-Current Fair Market Value" of any other asset as of a date means the fair market value of that asset as of that date. This definition does not apply for purposes of determining "fair value" under section 9 of the Agreement or for purposes of determining "Fair Value" under section 15 of the Agreement.

         "Transaction Date" with respect to the Qualified EDS Transaction (including a transaction that becomes a Qualified EDS Transaction) means the date on which EDS ceases to be a member of GM's Controlled Group.

         "Treasury Secretary" means the United States Secretary of Treasury or his or her delegate as defined in section 7701(a)(12)(A)(i) of the Code.

         "Unsold Contributed Shares" means, on any date, those Contributed Shares that have not been sold by or on behalf of the Hourly Plan.

         "Unsold Shares" means, on any date, Contributed Shares or Exchanged Shares that have not been sold by or on behalf of the Hourly Plan.

         "Value Received" means with respect to a Contributed Share or an Exchanged Share the value received upon sale of such Share plus accumulated dividends declared on such Share from the date such Share was contributed to the Hourly Plan (or, in the case of an Exchanged Share, from the date the Contributed Share that was exchanged or redeemed for, or converted into, such Exchanged Share was contributed to the Hourly Plan) and through the date of the Share's sale.

         SECTION 2:  GM'S EXTRAORDINARY CONTRIBUTION


         (a) Total Value Contributed. Subject to satisfaction (or express written waiver by GM) of the conditions set forth in section 2(e) of this Agreement, GM shall make an extraordinary contribution to the Hourly Plan (in excess of the contribution otherwise determined by the Hourly Plan's enrolled actuary to be required under section 302 of ERISA and section 412 of the Code for the Plan Year(s) for which the contribution is made, calculated without regard to the contribution described in this section 2(a)) consisting of: (i) 177 million shares of GM Class E Stock (or a lesser number of shares, so long as GM meets the requirements of section 2(b) of this Agreement, subject to section 2(f) of this Agreement); and (ii) Designated Cash of $4 billion. GM and PBGC shall be bound by sections 1, 2 and 10 through 12 and sections 14 and 16 of this Agreement immediately upon the Effective Date and without any condition whatsoever. If GM satisfies the Extraordinary Contribution Provision, then GM and PBGC shall be bound by sections 3 through 9 and sections 13 and 15 of this Agreement as well, immediately from the date on which GM satisfies the Extraordinary Contribution Provision.


         (b) Variation in Number of Shares Contributed. GM may include in the Extraordinary Contribution fewer than 177 million shares of GM Class E Stock, provided that, immediately after the last contribution of such GM Class E Stock, GM will have included in the Extraordinary Contribution the number of shares of GM Class E Stock that, when added to --

         (i) the number of shares of GM Class E Stock outstanding on the date of such last contribution, and

         (ii) the 44,881,508 shares of GM Class E Stock reserved for possible issuance upon a conversion of GM Series C Convertible Preference Stock pursuant to the Certificate of Designation for such Stock, and

         (iii) the number of shares of GM Class E Stock that, as of the last contribution of such Stock, are reserved or committed (as Treasury shares or otherwise) for employee benefit plans, stock bonus plans or employee stock programs that were maintained as of March 16, 1994, by members of GM's Controlled Group or agreements related thereto, will equal the denominator of the Dividend Base Fraction for GM Class E Stock, and provided further that, if fewer than 177 million shares of GM Class E Stock are included in the Extraordinary Contribution, then GM shall include in the Extraordinary Contribution an additional amount of cash equal to the product of
(A) and (B) below:

         (A) The sum of the Contributed Values for all shares of GM Class E Stock contributed pursuant to this Agreement divided by the number of shares of GM Class E Stock contributed pursuant to this Agreement.

         (B) The difference between 177 million and the number of shares of GM Class E Stock contributed pursuant to this Agreement.

The additional cash contribution determined under this section 2(b), if any, shall be treated as part of the Extraordinary Contribution and the resulting credit to the

Funding Standard Account shall be treated as part of the Sold Stock Credit Balance.

         (c) Timing of the Extraordinary Contribution. The timing of the Extraordinary Contribution shall be as follows:

         (i) the contribution to the Hourly Plan of the shares of GM Class E Stock described in section 2(a)(i) of this Agreement, or the contribution to the Hourly Plan of the shares of GM Class E Stock and the additional cash described in section 2(b) of this Agreement, shall be completed as soon as reasonably practicable after the satisfaction (or express written waiver by GM) of the conditions set forth in section 2(e) of this Agreement, but in no event later than September 30, 1995, and a payment or payments totalling at least $2 billion of the Designated Cash described in section 2(a)(ii) of this Agreement shall be contributed at the same time or earlier; and

         (ii) the balance of the Designated Cash described in section 2(a)(ii) of this Agreement shall be contributed to the Hourly Plan by September 30, 1995.


         (d) Security Regarding Final $2 Billion of Designated Cash. For purposes of section 9 of this Agreement, GM shall be deemed to have contributed the Designated Cash described in section 2(c)(ii) of this Agreement if and when, GM posts for the benefit of the Hourly Plan collateral consistent with the provisions of sections 8(c)(ii) and 8(c)(iii) of this Agreement to secure payment of any unpaid portion of the Designated Cash described in section 2(c)(ii) of this Agreement (the "Designated Cash Security"). PBGC may enforce the Hourly Plan's interest in the Designated Cash Security provided under this section 2(d) if the Designated Cash
described in section 2(c)(ii) of this Agreement is not contributed to the Hourly Plan by September 30, 1995. Any and all Designated Cash Security shall immediately be released upon receipt by the Hourly Plan of the Designated Cash described in section 2(c)(ii) of this Agreement, plus interest (if any) at the Funding Interest Rate from September 30, 1995 to the date of receipt by the Hourly Plan.

         (e)     Conditions to GM's Obligation to Make the Extraordinary
Contribution.   GM shall be bound to make the Extraordinary Contribution,
subject to satisfaction (or express written waiver by GM) of the following conditions:

         (i) GM shall have received by September 30, 1995 governmental rulings satisfactory to GM concerning the proposed contribution of GM Class E Stock;

         (ii) GM shall have received an opinion letter from each of Kirkland & Ellis and Weil, Gotshal & Manges, each in form and substance reasonably acceptable to GM, substantially to the effect that GM Class E Stock is capital stock of GM and therefore no gain would be recognized by GM on the contribution of shares of Class E Stock to the Hourly Plan (the "Contribution Opinions") and such Contribution Opinions shall not have been withdrawn, conditioned, qualified or otherwise modified in a manner adverse to GM;

         (iii) GM shall have no reason to believe that the assumptions of fact and its representations as set forth in the Contribution Opinions are not true and correct;

         (iv) the Treasury Secretary shall not have issued any interpretive guidance or regulation that in GM's reasonable opinion would subject GM to the excise tax under section 4972 of the Code as a result of the Extraordinary Contribution;

            (v) GM shall have reached an agreement, in form and substance reasonably satisfactory to GM, with the Independent Fiduciary regarding the valuation of all shares of Class E Stock to be included in the Extraordinary Contribution;

           (vi) no court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or judgment that is still in effect restraining, enjoining or otherwise prohibiting the Extraordinary Contribution (or any portion of the Extraordinary Contribution);

          (vii) no action, proceeding or investigation by any governmental authority shall be pending that (A) seeks to enjoin or delay consummation of the Extraordinary Contribution (or any portion of the Extraordinary Contribution) or to impose any material restriction or requirement on the Extraordinary Contribution (or any portion of the Extraordinary Contribution) or on GM, any of its subsidiaries or affiliates or the Hourly Plan (other than the restrictions and requirements specifically set forth herein) if the Extraordinary Contribution (or any portion of the Extraordinary Contribution) is made or (B) is reasonably likely to have a material adverse effect on the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of GM and its subsidiaries, taken as a whole, if GM makes the Extraordinary Contribution (or any portion of the Extraordinary Contribution);

         (viii) no action shall have been taken, and no statute, rule, regulation or executive order shall have been enacted, entered, promulgated or enforced by any governmental authority that, individually or in the aggregate, is reasonably likely to (A) prevent or materially hinder the consummation of the Extraordinary Contribution (or any portion of the Extraordinary Contribution), (B) impose any material restriction or requirement on the Extraordinary Contribution (or any portion of the Extraordinary Contribution) or on GM, any of its subsidiaries or affiliates or the Hourly Plan (other than the restrictions and requirements specifically set forth herein) if the Extraordinary Contribution (or any portion of the Extraordinary Contribution) is made or (C) have a material adverse effect on the business, assets, liabilities, results of operations, condition

                 (financial or otherwise) or prospects of GM and its subsidiaries, taken as a whole, if GM makes the Extraordinary Contribution (or any portion of the Extraordinary Contribution);

         (ix) the accounting treatment under GAAP of the Extraordinary Contribution shall be satisfactory to GM's Board of Directors; and

         (x) the Board of Directors of GM shall not have become aware of any fact of which it was not aware as of the date of this Agreement, and no event shall have occurred and no circumstances shall have changed (including but not limited to any developments in pending litigation) after the date of this Agreement, such that the Board of Directors of GM has determined, in its sole discretion, that making the Extraordinary Contribution (or any portion of the Extraordinary Contribution) is no longer in the best interests of GM and its stockholders.


         (f) Obligation to Negotiate in Good Faith if Shares of GM Class E Stock are Not Contributed in One Tranche. If GM determines to contribute the shares of GM Class E Stock described in section 2(a)(i) of this Agreement in more than one tranche, and if, after GM contributes one or more tranches of such shares of GM Class E Stock, the facts and circumstances that caused the conditions set forth in section 2(e) of the Agreement to be satisfied or waived by GM have changed, then sections 2(a)(i) and 2(b) of this Agreement shall not apply and GM and PBGC shall negotiate in good faith such modifications to the Agreement as are reasonable and appropriate to carry out the purposes of this Agreement.

         SECTION 3:  NO EFFECT ON STATUTORY FUNDING REQUIREMENTS OR ENFORCEMENT


         (a) Minimum Funding and Its Enforcement. This Agreement does not alter in any way the determination of the Statutory Funding Requirements for the Hourly Plan, including without limitation the determination of credit balance amounts and charges and credits to the Funding Standard Account under section 302 of ERISA and section 412 of the Code. Nor does this Agreement grant or expand any right to enforce the Statutory Funding Requirements, except to the limited extent provided in section 3(b)(iii) below. Rather, with regard to funding of the Hourly Plan, this Agreement sets forth agreed-upon restrictions that contractually limit for certain purposes and for specified periods the availability of certain credit balance amounts in the Funding Standard Account resulting from the Extraordinary Contribution, and those agreed-upon restrictions thus may result in annual contributions to the Hourly Plan with respect to certain periods that exceed the annual contributions that otherwise would be required with respect to those periods under the Statutory Funding Requirements. Consequently, nothing in this Agreement shall alter the values, methods and procedures that may be used by GM or the enrolled actuary for the Hourly Plan to determine the Statutory Funding Requirements.

         (b) Notice to Funding Enforcement Agencies. If PBGC believes that the enrolled actuary for the Hourly Plan has failed to calculate credits and charges to the Funding Standard Account in accordance with the Statutory Funding Requirements, then, except as provided in the last sentence of section 3(c) below, PBGC's sole recourse shall be as follows:

           (i) PBGC may request in writing that the Treasury Secretary request that the Labor Secretary consider bringing suit pursuant to sections 502(b)(1) and (a)(5) of ERISA respecting the alleged failure to comply with the Statutory Funding Requirements identified by PBGC. At least ten days before making such request to the Treasury Secretary, PBGC shall advise GM in writing that PBGC is making such a request and shall identify the grounds upon which such request is based. PBGC shall furnish to GM a copy of each and every writing that it submits to the Treasury Secretary in connection with PBGC's request at the same time such writing(s) are submitted to the Treasury Secretary by PBGC. Similarly, GM shall provide to PBGC a copy of any writings it submits to the Treasury Secretary under this section 3(b)(i) at the same time such writings are submitted to the Treasury Secretary.

          (ii) If the Labor Secretary brings the action requested by the Treasury Secretary based upon and limited to the grounds identified by PBGC to GM, as described in section 3(b)(i) of this Agreement, GM will not interpose as a defense that, because there is or was no deficiency in the Funding Standard Account because of the Contribution Credit Balance, the Labor Secretary does not have a claim or right to enforce the Statutory Funding Requirements.

         (iii) Notwithstanding section 3(a) of this Agreement, if the Labor Secretary's action respecting the Statutory Funding Requirements identified in paragraph (ii) above is dismissed for lack of subject matter jurisdiction on the grounds that there is or was no deficiency in the Funding Standard Account because of the Contribution Credit Balance, then

                 (A) compliance with that portion of the Statutory Funding Requirements as to which the Labor Secretary alleged a violation based upon and limited to the grounds identified by PBGC to GM shall become a requirement of this Agreement applicable solely to the act or omission that the Labor Secretary, upon request by the Treasury Secretary, alleged constituted the violation, and

                 (B) the additional requirement of this Agreement designated in the preceding clause shall be enforceable by PBGC, and only by PBGC. PBGC may immediately file an action in an appropriate court to enforce such requirement.

                 Any statute of limitations respecting an action by PBGC under this section 3(b)(iii) shall be tolled upon the filing of an action by the Labor Secretary under section 3(b)(i).

         (iv) Nothing in this section 3(b) of the Agreement shall preclude the Treasury Secretary from requesting, or the Labor Secretary from bringing, an action based on issues not identified by PBGC.

         (v) If the Labor Secretary or PBGC prevails in whole or in part in an action brought pursuant to section 3(b)(i) or (iii) of this Agreement, PBGC shall serve upon GM a notice recalculating GM's minimum funding as provided in the court's order. GM retains all rights under applicable law to appeal and otherwise to seek review of any court order issued in an action brought pursuant to section 3(b)(i) or (iii), and to seek a stay of enforcement of any such order(s) pending appeal or review. If enforcement is not stayed (because, for example, the order becomes a Final Order or GM elects not to post the security, if any, required by the court as a condition for obtaining a stay), GM shall, within 60 days of the date on which PBGC serves notice under this section 3(b)(v), and provided that no application for a stay of enforcement of the court's order remains pending before a court of competent jurisdiction, defray the resulting additional minimum funding either by making an additional contribution to the Hourly Plan or by drawing down the credit balance in the Funding Standard Account, or both. If enforcement of the court's order is stayed by a court, or if an application by GM for stay of enforcement of the court's order is pending before a court of competent jurisdiction, GM shall have no obligation to defray the resulting additional minimum funding under the foregoing sentence until 20 days after the later of (i) the date on which all such stays of the court's order cease to be in effect, or (ii) the date on which all such applications for a stay of the court's order have been denied.

                          If GM does not defray the resulting additional
                 minimum funding contribution (if any) required under this
                 section 3(b)(v) by making an additional contribution to the Hourly Plan, GM shall automatically be deemed to have defrayed such additional minimum funding contribution in whole by drawing down the credit balance in the Funding Standard Account. If GM elects to defray the additional required minimum funding in whole or in part by drawing down the credit balance, if any, GM shall serve on PBGC a notice or revised notice under section 13(f) of this Agreement specifically noting the additional use of the credit balance for the period or periods at issue. If PBGC determines that, as a result of GM's drawing down the credit balance, GM has violated a restriction on the use of the Contribution Credit Balance set forth in this Agreement, then PBGC may provide the notice required under section 8(a) of this Agreement and shall proceed only as provided in section 8 of this Agreement, except that PBGC may file an action under section 8(b) as early as the fifth business day following PBGC's notice under section 8(a), rather than the 61st day following such notice.


         (c) Remedies Respecting Statutory Funding Requirements. This Agreement does not add to or detract from the Statutory Funding Requirements. Except to the limited extent that compliance with a Statutory Funding Requirement may be incorporated by reference as a requirement of this Agreement pursuant to section 3(b)(iii) above, this Agreement does not give PBGC any right to enforce the Statutory Funding Requirements, either directly or indirectly. If PBGC acquires or has acquired authority to enforce the Statutory Funding Requirements as a result of a law of general applicability, PBGC may elect to pursue either the remedies granted under such law or the procedures set forth in section 3(b) of this Agreement, but not both.

         SECTION 4:  USE OF CONTRIBUTION CREDIT BALANCE

         The Contribution Credit Balance shall be taken into account under the terms and conditions set forth in sections 4, 5, 6 and 7 of this Agreement. The application of certain of those terms and conditions is illustrated in Appendix C1 to this Agreement.

         (a) For purposes of determining the amount required to be contributed to the Hourly Plan for any period through the end of the 1995 Plan Year, no portion of the Contribution Credit Balance shall be taken into account, except that at GM's sole discretion interest on the Cash Credit Balance at the Funding Interest Rate may be taken into account with immediate effect from the Contribution Date(s) of the corresponding Designated Cash.

         (b) In addition to the foregoing, and subject to section 7(a) of this Agreement, for purposes of determining the amount required to be contributed to the Hourly Plan for the 1996 Plan Year and subsequent Plan Years, up to the entire amount of the Cash Credit Balance may be taken into account, with immediate effect from the first day of the 1996 Plan Year.

         (c) In addition to the foregoing, for purposes of determining the amount required to be contributed to the Hourly Plan for the 1998 Plan Year and subsequent Plan Years, up to $1.45 billion of the amount of the Stock Credit Balance may be taken into account for each such Plan Year from the first day of each such Plan Year, subject to the limitations on the availability of the Stock Credit Balance set forth in section 7 of this Agreement.

         (d) Nothing in this Agreement shall be construed to require that all portions of the Contribution Credit Balance made available under one or more of sections 4(a), 4(b), 4(c), 5 or 6 of this Agreement be applied for purposes of reducing the amount that is contributed to the Hourly Plan for any Plan Year. Further, any portion of the Contribution Credit Balance made available under one or more of sections 4(a), 4(b), 4(c) or 5 of this Agreement that is not used for purposes of reducing the amount that is contributed to the Hourly Plan for a given Plan Year (either because GM elected not to use such portion or because an insufficient number of shares of GM Class E Stock have been sold by the Hourly Plan) shall be carried forward with interest (computed at the Funding Interest Rate) to future years and may be used in addition to any amounts or credits otherwise allowed by this Agreement.

         (e) Notwithstanding any other restriction in this Agreement (excepting the restriction in section 7(a), which shall cease to apply, or not, as provided in that section), for purposes of determining the amount required to be contributed to the Hourly Plan for the 2003 Plan Year and subsequent Plan Years, the entire amount of the Contribution Credit Balance as reflected in the Funding Standard Account may be taken into account with immediate effect from the first day of the 2003 Plan Year.

         (f) Notwithstanding any other provision of this Agreement, the Extraordinary Contribution shall, from the Contribution Date(s) of the Designated Cash and Contributed Shares, respectively, be treated as an asset of the Hourly Plan for all purposes under ERISA and the Code. As a result, and without limiting the foregoing, the entire amount of the Contribution Credit Balance shall, to the extent required by the law in effect at the time, be taken into account in determining the amount of the Hourly Plan's unfunded current liability under section 302(d)(8)(A) of ERISA and section 412(l)(8)(A) of the Code for all purposes, including without limitation, the determination of whether there are any additional funding requirements under those sections and the determination of premiums under ERISA section 4006.

         (g) The required installments (within the meaning of section 302(e) of ERISA and section 412(m) of the Code) for the Hourly Plan for any Plan Year shall be determined under the Statutory Funding Requirements. However, only the portion of the Contribution Credit Balance that is available for the Plan Year under sections 4 through 7 of this

Agreement may be applied to satisfy any required installment payment.

         SECTION 5:  INTEGRATION WITH NEW LAW


         Subject to the limitations set forth in section 7 of this Agreement, if with respect to the 1995 Plan Year or any subsequent Plan Year, as a result of any legislation that Congress enacts after May 9, 1994, there is an increase in the difference between (i) Net Charges for that Plan Year and (ii) Net Credits for that Plan Year, above what that difference would have been for that Plan Year under the law in effect on May 9, 1994, then, for purposes of determining the amount required to be contributed for each such Plan Year, an additional amount of the Contribution Credit Balance may be taken into account, with immediate effect from the first day of such Plan Year, equal to the lesser of the following two amounts (the "Legislative Cap"):

         (a) the amount by which such legislation increased the difference between Net Charges and Net Credits for such Plan Year; and

         (b) $750 million for each of the 1995 through 1999 Plan Years, and $950 million for the 2000 Plan Year and for each of the Plan Years thereafter through the 2002 Plan Year.

Consistent with section 4(d) of this Agreement, any portion of the Legislative Cap that is not used for a Plan Year may be carried forward with interest at the Funding Interest Rate to subsequent Plan Years. In the event an amount is carried forward to a subsequent Plan Year pursuant to the foregoing sentence, then the amount of the Legislative Cap that otherwise would apply in such subsequent Plan Year shall be increased by the amount carried forward, provided, however, that under no circumstance shall the additional amount of the Contribution Credit Balance that may be used to determine the amount required to be contributed for any such subsequent Plan Year (including amounts carried forward from prior Plan Years) as a result of this section 5 of the Agreement exceed the amount by which the legislation increased the difference between Net Charges and Net Credits for such subsequent Plan Year. Any legislation that Congress enacts after May 9, 1994 that has a substantially similar effect to that described in this section (by, for example, imposing additional funding requirements other than through the operation of the funding standard account), shall be treated under this section as if it increased the difference between Net Credits and Net Charges.

         SECTION 6:  FINANCIAL FLEXIBILITY

         (a)     General Rule.    Subject to the limitations set forth in
section 7 of this Agreement, for each Plan Year beginning with the 1996 Plan Year, if any, in which GM's Adjusted Net Income is negative by at least $1.5 billion and GM's Cash is less than $3 billion, up to $1 billion annually of the Contribution Credit Balance, in addition to the amount of the Contribution Credit Balance made available under sections 4 and 5 of this Agreement, may be taken into account with immediate effect from the first day of such Plan Year for purposes of reducing the amount required to be contributed to the Hourly Plan for such Plan Year, provided that:

         (i) whenever an additional amount is taken into account pursuant to this section 6, an equal amount shall be deducted from the amount of the Contribution Credit Balance otherwise made available pursuant to sections 4 and 5 of this Agreement with respect to the earlier of (A) the first day of the first ensuing Plan Year in which GM's Adjusted Net Income is positive by $1 billion or more, or (B) the first day of the fifth Plan Year beginning after the Plan Year in which such additional amount is taken into account pursuant to this section 6, except that, as provided under section 4(e) of this Agreement, no such deduction shall be made for periods beginning on or after the first day of the 2003 Plan Year; and

         (ii) additional amounts equal to no more than $2 billion in total may be taken into account pursuant to this section 6 with respect to any five consecutive Plan Years.

         (b)     Certain Changes in the Composition of GM's North American
Operations.

         (i)     Sales of Ongoing Operations.      If, for any fiscal year
                 beginning after December 31, 1993, GM excludes from the composition of GM's North American Operations any operations (including subsidiaries) of GM that were included in the composition of GM's North American Operations as of December 31, 1993, due to the sale of such operations as an ongoing business to an unrelated party, and those operations contributed more than five percent of net sales and revenues of GM's North American Operations for the year prior to the year the operations were excluded, then, prior to GM utilizing any credits under section 6(a) of the Agreement, and prior to GM deducting from the amount of the available Contribution Credit Balance pursuant to section 6(a)(i) above, GM and PBGC shall negotiate in good faith whether adjustments to the negative $1.5 billion Adjusted Net Income threshold set forth in the first sentence of section 6(a) of this Agreement and the positive $1 billion threshold set forth in paragraph (i) of section 6(a) of this Agreement are necessary to fairly reflect the operations' exclusion from GM's North American Operations.

         (ii)    Reconfiguration of Ongoing Operations.     If for any fiscal
                 year beginning after December 31, 1993, GM includes in the composition of GM's North American Operations any operations (including subsidiaries) of GM that were excluded from the composition of GM's North American Operations as of December 31, 1993 or GM excludes from the composition of GM's North American Operations any operations (including subsidiaries) of GM that were included in the composition of GM's North American Operations as of December 31, 1993, and if GM still owns and continues the operations at issue and those operations contributed (or would have contributed had they been included) more than five percent of the net sales and revenues of GM's North American Operations in the year prior to the year in which GM's North American Operations are reconfigured (a "Reconfiguration"), then PBGC has the right to require GM to recompute GM's Adjusted Net Income as if such Reconfiguration had not occurred in the fiscal year in which the Reconfiguration occurs and the succeeding fiscal year.

                          In the case of any Reconfiguration described in the
                 foregoing paragraph, for fiscal years other than those for which PBGC has a right under the foregoing paragraph to require GM to recompute GM's Adjusted Net Income, and prior to GM utilizing any credits under section 6(a) of the Agreement, and prior to GM deducting from the amount of the available Contribution Credit Balance pursuant to section 6(a)(i) above, GM and PBGC shall negotiate in good faith whether any adjustments in the negative $1.5 billion Adjusted Net Income threshold set forth in the first sentence of section 6(a) of this Agreement and the positive $1 billion threshold set forth in subparagraph (i) of section 6(a) of this Agreement are necessary to fairly reflect the Reconfiguration of GM's North American Operations.

         SECTION 7:  EMPLOYER SECURITIES


         (a) Twenty-Five Percent Holdback. Notwithstanding any provision in section 3, 4, 5 or 6 of this Agreement, GM shall maintain in the Funding Standard Account a Cash Credit Balance, or a Sold Stock Credit Balance, or a combination of the two, in an amount equal to or greater than 25% of the sum of the Contributed Value of the Contributed Shares to the extent such shares (or any Exchanged Shares) are still held by the Plan, until the first day of a continuous nine-month period beginning on any day after GM completes the Extraordinary Contribution, during which, on each day within that period, the Hourly Plan satisfies (i), (ii) and (iii) below:

         (i) the Then-Current Fair Market Value of the Contributed Shares (including Exchanged Shares, if any) still held by the Hourly Plan represents no more than 10% of the Then-Current Fair Market Value of the Hourly Plan's assets; and

         (ii) the Hourly Plan holds no more than 25% of the total number of shares of GM Class E Stock (or of Exchanged Shares, if any) issued and outstanding; and

         (iii) at least 50% of the class of GM Class E Stock (or of the Exchanged Shares, if any) issued and outstanding are held by parties independent of GM.

If as of October 1, 2003, or any date thereafter, all shares of GM Class E Stock held by the Hourly Plan are, or previously have been, exchanged or redeemed for, or converted into, securities that are or become Non-employer Securities, then the requirements of this section 7(a) shall cease to apply as of such date.

         (b)     General Rules Regarding Sold Stock Credit Balance.


         (i) Except as provided in sections 7(b)(ii) and (iii) of this Agreement, the amount of any Stock Credit Balance that becomes available pursuant to sections 4(c), 4(d), 5, or 6 of this Agreement is limited to the Sold Stock Credit Balance.

         (ii)    Notwithstanding section 7(b)(i) of this Agreement, if,

                          (A) the lesser of the Contributed Value of the Contributed Shares (or
                                           Exchanged Shares that are Employer
                                           Securities) then held by the Hourly
                                           Plan (plus interest at the Funding
                                           Interest Rate), or the Then-Current
                                           Fair Market Value of the Contributed
                                           Shares (or Exchanged Shares that are
                                           Employer Securities, if any) then
                                           held by the Hourly Plan; plus

                          (B) the Then-Current Fair Market Value of other Employer Securities then held by the Hourly Plan; minus

                          (C) the Then-Current Fair Market Value of other Employer Securities then held by the Hourly Plan which securities the Labor Secretary permits to be excluded pursuant to his or her authority under ERISA section 408,

                          falls within the ERISA Limits, and the Contributed Shares (or Exchanged Shares that are Employer Securities) are qualifying employer securities within the meaning of sections 407(d)(5) and 407(f) of ERISA (determined without regard to other Employer Securities to the extent permitted to be excluded by the Labor Secretary pursuant to his or her authority under ERISA section 408) then the amount of the Stock Credit Balance available under sections 4(c), 4(d), 5 or 6 of this Agreement shall be limited to the Sold Stock Credit Balance plus the Stock Credit Balance attributable to 75% of the Unsold Contributed Shares (or of such Exchanged Shares, if any, that are Employer Securities still held by the Hourly Plan).

         (iii) Notwithstanding section 7(b)(i) of this Agreement, if shares of GM Class E Stock have been exchanged or redeemed for, or converted into, securities that are or become Non-employer Securities, then the amount of the Stock Credit Balance available for use, subject to the limitations of sections 4(c), 4(d), 5, or 6 of this Agreement, shall be the Sold Stock Credit Balance plus the Stock Credit Balance attributable to 75% of the Exchanged Shares that are Non-employer

                 Securities and still held by the Hourly Plan, provided that the total value of the Stock Credit Balance attributable to unsold Exchanged Shares that are Non-employer Securities and made available under this section 7(b)(iii) shall not exceed 10% of the Then-Current Fair Market Value of the Hourly Plan's assets.

         (c) Sold Stock. When the Hourly Plan sells Contributed Shares or Exchanged Shares, then the amount of the available Stock Credit Balance attributable to such shares shall be adjusted to the Value Received upon the sale of such shares if the Value Received is less than the Contributed Value of such shares plus interest at the Funding Interest Rate. If the Value Received upon the sale of such shares is greater than the Contributed Value of such shares plus interest at the Funding Interest Rate, then the amount of the available Stock Credit Balance attributable to such shares shall not be adjusted. Nothing in this section 7(c) shall affect creation or amortization of actuarial gain or loss bases under section 302 of ERISA and section 412 of the Code.

         (d) Unsold Stock. If an amount of the Stock Credit Balance related to Unsold Shares is taken into account in determining the amount required to be contributed for a Plan Year, then the amount of the available Stock Credit Balance attributable to each such share of Unsold Shares, if any, shall equal the lesser of (i) the Contributed Value of such share plus interest computed at the Funding Interest Rate, and (ii) the Adjusted Fair Market Value of the share as of the date the Credit Balance is taken into account. If GM utilizes the available Stock Credit Balance associated with any Unsold Share, and such Share is later sold and the Value Received for such Share is less than the available Stock Credit Balance (determined pursuant to the preceding sentence of this section 7(d)) that was taken into account for that share, then an amount of the remaining available Stock Credit Balance equal to any loss (offset by any unamortized gains related to any Contributed Shares or Exchanged Shares that have been sold by the Hourly Plan) which has not been previously amortized shall become unavailable and shall remain so until the first day of the 2003 Plan Year. For this purpose only, gains shall be limited to realized stock appreciation and dividends paid. Nothing in this section 7(d) shall affect creation or amortization of actuarial gain or loss bases under section 302 of ERISA and section 412 of the Code.

         (e) Independent Fiduciary. The Independent Fiduciary shall have exclusive control over the Contributed Shares and the Exchanged Shares, if any. The Named Fiduciary may replace the Independent Fiduciary with a successor independent fiduciary if the successor independent fiduciary is acceptable to PBGC in PBGC's sole discretion. A proposed successor independent fiduciary is deemed acceptable to PBGC if (i) PBGC does not notify the Named Fiduciary in writing of PBGC's rejection of the proposed successor independent fiduciary within 30 days after PBGC receives from the Named Fiduciary a writing proposing that successor independent fiduciary and (ii) PBGC does not deliver to the Named Fiduciary a writing stating its reason(s) for rejecting the proposed successor independent fiduciary within 15 days after notifying the Named Fiduciary of the rejection. GM and the Named Fiduciary shall use their best efforts to maintain the confidentiality of any such written statement of reasons provided by PBGC.

         SECTION 8:  ENFORCEMENT OF CONTRIBUTION CREDIT BALANCE RESTRICTIONS


         If PBGC determines that the Contribution Credit Balance restrictions in sections 4 through 7 of this Agreement have been violated, PBGC's sole recourse shall be as follows:

         (a) Notice of Alleged Violation. PBGC shall first serve upon GM a written notice specifying the nature and extent of GM's alleged violation of this Agreement's Contribution Credit Balance restrictions for a Plan Year. PBGC's notice shall include a certification signed by an enrolled actuary specifying the manner and amount by which, in that actuary's opinion, GM has violated the Agreement's credit balance restrictions. The actuary may be an employee of the PBGC or an outside actuary. With respect to the 1994, 1995, 1996, 1997 and 1998 Plan Years, the notice described in this section 8(a) must be delivered to GM no later than one year from the date PBGC receives, with respect to the Plan Year for which the alleged violation occurs, the information described in sections 13(b), 13(c) and 13(f) of this Agreement, and to the extent applicable, the information described in section 13(a) of this Agreement. With respect to the 1999 Plan Year and subsequent Plan Years, the notice described in this section 8(a) must be delivered to GM no later than two years from the date PBGC receives, with respect to the Plan Year for which the alleged violation occurs, the information described in sections 13(b), 13(c) and 13(f) of this Agreement, and to the extent applicable, the information described in section 13(a) of this Agreement. If GM elects to defray additional required funding in whole or in part by drawing down the credit balance as provided in section 3(b)(v) of this Agreement, the one- or two-year period described above that is applicable to the Plan Year at issue shall not begin to run earlier than the date on which PBGC received the notice or revised notice under section 13(f), as provided in section 3(b)(v) of this Agreement. If no notice is delivered by PBGC with respect to a Plan Year within the applicable one- or two-year period specified above, then PBGC shall be estopped forever from asserting or claiming that GM has violated the Agreement's Contribution Credit Balance restrictions applicable to such Plan Year. PBGC shall be estopped pursuant to the preceding sentence with respect to any alleged violation of the Agreement's Contribution Credit Balance restrictions for a Plan Year and, to the extent (if any) that such alleged violations have an effect on the determination of charges or credits to the Funding Standard Account in future Plan Years, from claiming or seeking any monetary relief with respect to such effects in future Plan Years; provided, however, that if an alleged violation is repeated anew in a subsequent Plan Year, PBGC may pursue relief under this section 8 with respect to such new violation within the one- or two-year period that applies to such subsequent Plan Year.

         (b) 60-Day Period. For a period of 60 days following PBGC's notice under section 8(a) of this Agreement, PBGC and GM shall attempt in good faith to resolve the issue raised in PBGC's notice. If PBGC and GM do not resolve the issue as provided in the preceding sentence, PBGC, on or after the 61st day (or the fifth business day, if section 3(b)(v) applies) following PBGC's notice under section 8(a), may file an action in an appropriate court seeking to enforce this Agreement with respect to the issue in dispute. PBGC agrees that, in any such action, it shall not seek a money judgment against GM but may seek any other form of relief, including without limitation, injunctive relief directing GM to pay money into the Plan. GM retains any and all defenses and claims it may have in response to any such PBGC action.

         (c) Collateral. If, pursuant to section 8(b) of this Agreement, PBGC commences a lawsuit respecting GM's alleged violation of the Contribution Credit Balance restrictions in sections 4 through 7 of this Agreement, and if PBGC alleges in its complaint that there remains in dispute between PBGC and GM an amount (the "Disputed Amount") that exceeds $300 million, GM shall provide security for the benefit of the Hourly Plan and enforceable by PBGC, as follows:

         (i) Except to the extent its obligation to post collateral is excused under subparagraph (vii) below, GM shall, within 60 days following the commencement of such lawsuit, post collateral reasonably acceptable to PBGC (the "Section 8 Collateral"). The value of the
         Section 8 Collateral shall be not less than the Disputed Amount. On or before the 61st day following commencement of such lawsuit, GM shall provide PBGC with a certification from the custodian as to the amount and type(s) of collateral posted.

         (ii) The following unencumbered security shall automatically be acceptable to the PBGC as Section 8 Collateral:

                          1.      U.S. Treasury Securities;

                          2.      Securities issued by U.S. Government Agencies;

                          3. Securities issued by municipalities in the U.S. with a credit rating of not less than Aa, MIG-1/SP-1;

                          4. Securities issued by domestic and foreign corporations (other than GM or members of GM's Controlled Group) with a maturity of less than two years with a credit rating of not less than A-1/P-1 and A/A2;

                          5. Cash (i.e., certificates of deposit (CDs) and time deposits (TDs) of domestic and overseas-based banks, bankers acceptances and Bank Holding Company Commercial Paper) invested with domestic banks and U.S. subsidiaries of foreign-based banks regulated by the Federal Reserve having a Thomson Bankwatch Inc. credit rating of not less than B; and

                          6. Letter of credit/performance bond provided by domestic banks and U.S. subsidiaries of foreign- based banks regulated by the Federal Reserve with a Thomson Bankwatch credit rating of not less than B.

         (iii)   If for any reason GM elects not to satisfy the requirements of section 8(c)(i) by posting collateral in a form described in sections 8(c)(ii)(1) - (6) above, GM and PBGC shall negotiate other forms of collateral that are reasonably acceptable to PBGC.

         (iv) The Section 8 Collateral shall be held in the U.S. by a custodian, if applicable, with a credit rating of not less than A-1/P-1 or A/A2.

         (v) Every month after the initial posting of the collateral referred to in sections 8(c)(ii)(1)-(4), GM will cause either the custodian holding the security or GM's independent auditor (currently Deloitte & Touche) to identify and value such collateral and, if applicable, to specify the credit rating of the issuer of the collateral. If the value of collateral provided declines below the Disputed Amount, GM within five business days shall provide additional collateral sufficient to bring the value of all Section 8 Collateral to an amount not less than the Disputed Amount. In addition, if any collateral posted by GM fails to meet the credit rating requirements of this section 8(c) of the Agreement, GM shall replace such collateral within 5 business days after GM receives notice from the custodian holding the collateral or from GM's independent auditor that such collateral fails to meet such credit rating requirements. GM will direct the custodian or independent auditor (A) to provide to PBGC copies of all notices under this section 8(c)(v) at the same time they are provided to GM and (B) to confirm the amount and type(s) of any additional or substituted collateral.

         (vi) If GM fails to comply with a Final Order directing GM to satisfy the Disputed Amount (or a greater or a lesser amount), the PBGC may enforce the Hourly Plan's interest in the Section 8 Collateral up to the amount specified in the Final Order. If the court hearing PBGC's action enters a Final Order disallowing PBGC's claim in whole or in part, GM shall thereafter be obligated to provide
         Section 8 Collateral only in an amount equal to the amount of PBGC's claim, if any, that is allowed by the court and any Collateral in excess of that amount shall immediately be released.

         (vii) The Section 8 Collateral, if any, that GM is required to post at any time shall be reduced by $1 for each $1 of credit balance in the Hourly Plan's Funding Standard Account at that time, including the Contribution Credit Balance that PBGC reasonably agrees is available at the time, provided, however, that the required amount of Section 8 Collateral shall not be reduced by any portion of the Contribution Credit

         Balance that is unavailable as a result of the Contribution Credit Balance restrictions in Sections 4 through 7 of this Agreement.


         (d) The provisions of this section 8 apply solely to a PBGC determination that the provisions of sections 4 through 7 of this Agreement have been violated. Nothing in this section shall limit either party's rights and remedies with respect to a violation of any other provision of this Agreement.

         SECTION 9:  RELEASES AND COVENANTS NOT TO SUE

         (a) Initial Release and Covenant Not to Sue Respecting EDS Releasees and GM. Within ten days after PBGC is notified by GM that GM has satisfied the Extraordinary Contribution Provision, and provided that GM has satisfied the Extraordinary Contribution Provision, PBGC shall execute and deliver to GM a Release and Covenant Not to Sue in the form of Appendix R1 hereto.

         (b) Initial Release and Covenant Not to Sue Respecting EDS Transferees and GM. Within ten days after PBGC is notified by GM that GM has satisfied the Extraordinary Contribution Provision, and provided that GM has satisfied the Extraordinary Contribution Provision, PBGC shall execute and deliver to EDS a Release and Covenant Not to Sue in the form of Appendix R1 hereto.

         (c) PBGC's Obligation to Deliver Specific Releases and Covenants Not to Sue.

         (1)  Subject to any suspension of PBGC's obligations pursuant to section 9(g) of the Agreement, and provided that GM has satisfied the Extraordinary Contribution Provision, PBGC shall have an obligation to do either (A) or (B) below:

         (A) deliver to an escrow agent selected as provided for in section 9(d)(v) of the Agreement, within two business days of the expiration of the 21-calendar-day period after the date of receipt by PBGC of the items described in paragraph (2) below, that quantity of executed Releases and Covenants Not to Sue in the form of appendices R2 and R3 to the Agreement (or R4 and R5 if GM elects, in its sole discretion, to resolve an Excessive Transfer by implementing the alternative described in section 9(f)(i)(D)(i) or (ii) of the Agreement, provided that only R4 shall be delivered in the event that section 9(f)(i)(D)(iii) applies) as may reasonably be requested by GM at the time.
                 The escrow agent shall be instructed to deliver the executed Releases and Covenants Not to Sue to GM and EDS in accordance with and subject to the provisions of section 9(c)(3) of the Agreement; or

         (B) deliver to GM a notice of disagreement in the form described in section 9(d)(iii) of the Agreement within the 21-calendar-day period after the date of receipt by PBGC of the items described in paragraph (2) below. If PBGC delivers a notice of disagreement, GM shall have the right, in its sole discretion, to (i) initiate an action against PBGC to enforce PBGC's obligation to deliver the executed Releases and Covenants Not to Sue described in this section 9(c), and/or
                 (ii) alter the terms of the transaction or other factors and resubmit to PBGC the relevant certificates and statements referred to in (2) below, whereupon PBGC shall be obligated, within ten calendar days of the receipt of such items, to either deliver to the escrow agent such executed Releases and Covenants Not to Sue, or deliver to GM a further notice of disagreement.

Subject to any suspension of PBGC's obligations pursuant to section 9(g) of the Agreement, if PBGC pursues neither option (A) nor option (B) above within the time allowed, or if PBGC pursues option (B) and a Qualified EDS Transaction occurs, then PBGC shall have an obligation, enforceable under this Agreement, to deliver to GM and EDS the executed Releases and Covenants Not to Sue in the forms of appendices R2 and R3 to the Agreement (or R4 and R5 if GM elects, in its sole discretion, to resolve an Excessive Transfer by implementing the alternative described in section 9(f)(i)(D)(i) or (ii) of the Agreement, provided that only R4 shall be delivered in the event that section 9(f)(i)(D)(iii) applies) within two business days after PBGC's receipt of the information described in section 9(c)(3) below.

         (2)  The items described in this paragraph (2) are the following:


                 (A) A certificate in the form of Appendix Q hereto stating GM's conclusion that a transaction or proposed transaction involving EDS constitutes or will constitute a Qualified EDS Transaction.

                 (B) A statement from each of the Hourly Plan's master trustees (currently Bankers Trust, Mellon Bank and Chase Manhattan) and from the Independent Fiduciary showing the fair market value of Plan assets under their respective control, provided that together the statements shall set forth the fair market value of all Hourly Plan assets. Separate values shall be shown for assets that constitute Employer Securities and for assets that constitute Contributed Shares or Exchanged Shares that are Employer Securities. If the certificate is furnished at least 15 calendar days after a month's end, the statements will show the fair market value as of the end of such month. If the certificate is furnished fewer than 15 calendar days after a month's end, the statements will show fair market value as of the end of the month immediately preceding such month.

                 (C) A statement from a GM officer or attorney indicating that EDS is no longer a member of GM's Controlled Group or will cease to be a member of GM's Controlled Group if and when the proposed Qualified EDS Transaction is consummated, together with a description of how the transaction qualifies or will qualify as a Qualified EDS Transaction.

                 (D) A list of each Material Transfer (if any) effected through the date of GM's statement, together with documentation that reasonably identifies the date, nature and fair value of each such Material Transfer.

                 (E) A statement from a GM officer certifying that the list of each Material Transfer (if any) provided to PBGC pursuant to (D) above is complete and accurate and certifying either (i) that there has been no Excessive Transfer, as that term is defined in section 9(e) below, or (ii) if there has been an Excessive Transfer, that such Excessive Transfer has been or will be resolved in accordance with the provisions of section 9(f) below, together with a description of how such resolution was or will be achieved.

                 (F) A statement from an EDS officer certifying that the list of each Material Transfer (if any) provided to PBGC by GM is complete and accurate.

                 (G) A report from GM's independent auditor describing the procedures, consistent with Appendix T hereto, that it has performed, and its findings as a result thereof, in order to assist PBGC in evaluating any list furnished to PBGC by GM pursuant to item (D) above. The report will be based upon periodic, timely reviews as determined by the independent auditor in its professional discretion.

                 (H) Copies of the principal executed documents (e.g., memoranda of understanding or definitive agreements) that formed or will form the basis of the EDS transaction.

                 (I) A statement from a GM officer certifying that neither GM nor any GM Subsidiary intends to effect (or complete) any Material Transfers from the last date included on the list described in item (D) above through the Transaction Date, or if any Material Transfer is anticipated, a projected date, nature and fair value for each such anticipated Material Transfer.


         (3) If PBGC has delivered executed Releases and Covenants Not to Sue to the escrow agent, the escrow agent shall be instructed to deliver the executed Releases and Covenants Not to Sue to GM and EDS immediately upon the escrow agent's receipt of an executed certificate in the form of Appendix E1 hereto from an officer or attorney for GM certifying that a Qualified EDS Transaction has occurred and receipt of a written statement in the form of Appendix E2 from an officer or attorney for PBGC authorizing delivery of the Releases and Covenants Not to Sue. Subject to any suspension of PBGC's obligations pursuant to section 9(g) of this Agreement, PBGC shall be required to deliver such written statement to the escrow agent within two business days after the last date determined under (i) and (ii)(A) below, or seven business days after the last date determined under (i) and (ii)(B) below, whichever is applicable; provided, however, that the seven business days shall be fourteen calendar days if any of the Material Transfers identified under (ii)(B)(I) below had not been identified in the statement furnished to PBGC under section 9(c)(2)(I) above. In the event PBGC has delivered to the escrow agent executed Releases and Covenants Not to Sue in the forms of appendices R2 and R3 to the Agreement, and GM subsequently elects, in its sole discretion, to resolve an Excessive

Transfer by implementing the alternative described in section 9(f)(i)(D)(i) or
(ii) of the Agreement, PBGC shall deliver executed Releases and Covenants Not to Sue in the form of appendices R4 and R5 (provided that only R4 shall be delivered in the event that section 9(f)(i)(D)(iii) of the Agreement applies) to GM and EDS within the time specified above for PBGC to deliver a written statement to the escrow agent, and PBGC shall instruct the escrow agent to return the executed Releases and Covenants Not to Sue in the form of appendices R2 and R3 to PBGC.

         (i)     The date on which GM provides the PBGC with either:

                 (A) certified copies of corporate documents or records evidencing that EDS is no longer a member of GM's Controlled Group and that all shares of GM Class E Stock held by the Hourly Plan have been exchanged or redeemed for, or converted into, shares or securities that are Non-employer Securities with respect to the Hourly Plan as of a date on or after the Transaction Date (but no more than 120 days after the Transaction Date); or

                 (B) certified copies of corporate documents or records evidencing that EDS is no longer a member of GM's Controlled Group, together with unaudited reports from each of the master trustees and the Independent Fiduciary showing that as of a date on or after the Transaction Date (but no more than 120 days after the Transaction Date) either --

                                  (I) the Fair Market Value of Contributed Shares or Exchanged Shares that constitute Employer Securities that are held by the Hourly Plan represents no more than 2.5% of the Then- Current Fair Market Value of the Hourly Plan's assets as reflected in such reports, or

                                  (II)     no more than 5% of the Then-Current
                                           Fair Market Value of the Hourly
                                           Plan's assets as reflected in such
                                           reports consists of Employer
                                           Securities;

         (ii) the date on which GM provides the PBGC with (A) or (B) below, whichever is applicable:

                 (A) a statement from a GM officer and a statement from an EDS officer affirming that no Material Transfers were effected from the date of the certificate described in section 9(c)(2)(E) of the Agreement through the Transaction Date; or
                 (B)      the following items:

                            (I) a list of each Material Transfer effected (or completed) since the date of the certificate described in section 9(c)(2)(E) of the Agreement and through the Transaction Date;

                           (II) a statement from a GM officer certifying that the lists of each Material Transfer provided by GM under (I) above and under section 9(c)(2)(D) together constitute a complete and accurate list of each Material Transfer;

                          (III) a statement from a GM officer certifying either that there has been no Excessive Transfer, as that term is defined in section 9(e) below, or if there has been an Excessive Transfer, that such Excessive Transfer has been resolved in accordance with the provisions of section 9(f) below, together with a description of how such resolution was achieved and supporting documentation; and

                           (IV) a statement from an EDS officer certifying that the list(s) of each Material Transfer (if any) provided to PBGC is complete and accurate.

         (d)     Certification Process.    Provided that GM has satisfied the
Extraordinary Contribution Provision, and without conditioning or otherwise limiting PBGC's obligations under sections 9(a), 9(b) and 9(c) of this Agreement, GM may in its sole discretion obtain certification that a proposed transaction constitutes, or will constitute, a Qualified EDS Transaction through the following certification process:

           (i)   GM Initiates Process.     At least 60 calendar days before the
                 date on which GM estimates it will consummate a proposed Qualified EDS Transaction (or at such other time as the parties may mutually and reasonably agree), GM shall deliver to PBGC the certificates, statements and reports listed in section 9(c)(2)(A) through (I) of the Agreement.

          (ii) PBGC's Right to Inspect Documents. At any time during the 14 calendar day period beginning immediately upon its receipt of the material described in section 9(d)(i) of this Agreement, PBGC may request that GM produce for inspection more current statements of the type described in section 9(c)(2)(B) of this Agreement showing asset values as of the most recent month's end, to the extent such additional statements have become available under the time constraints set forth in section 9(c)(2)(B). If PBGC timely makes such a request, GM shall be obligated to produce such statements for PBGC's inspection within 10 calendar days of such request.

         (iii)   PBGC's Notice of Disagreement with GM.     If PBGC disagrees
                 with GM's determination that a transaction proposed by GM constitutes or will constitute a Qualified EDS Transaction, PBGC shall deliver to GM a written notice stating the reason(s) for such disagreement, identifying the specific facts and sources of such facts underlying the reason(s), and identifying the changes that, in PBGC's view, would be required to eliminate PBGC's disagreement and the documentation that, in PBGC's view, would be required to establish that such changes had occurred. Such notice shall be delivered within 21 calendar days after GM provides all of the material described in section 9(d)(i) of the Agreement.

         (iv) Options Available to GM if PBGC Issues Notice of Disagreement. If PBGC timely delivers a written notice of its disagreement as described in section 9(d)(iii), GM shall nevertheless have the right to do either or both of the following:

                 (A) alter the terms of the proposed transaction or other relevant factors, and resubmit its certificate and statements as provided in section 9(d)(i) of this Agreement, together with documentation of the changes made, whereupon PBGC shall be obligated to follow the procedures and timing requirements set forth in sections 9(d)(iii) with respect to such certificate and statements, except that the 21-day period described in section 9(d)(iii) shall be shortened to 10 days; and

                 (B)      consummate the proposed transaction.

                 In either case, both parties shall be subject to their respective obligations under this Agreement and, to the extent not inconsistent with this Agreement, under applicable law, and both parties shall retain their respective rights and remedies under this Agreement and, to the extent not inconsistent with this Agreement, under applicable law.

         (v)     Delivery of Releases to Escrow Agent.      If no written
                 notice of disagreement is delivered to GM pursuant to section 9(d)(iii) of this Agreement (or if a notice of disagreement has been delivered to GM and GM thereafter alters the terms of the proposed transaction or other relevant factors such that no subsequent notice of disagreement is delivered to GM pursuant to section 9(d)(iii) of the Agreement), then, subject to any suspension of PBGC's obligation pursuant to section 9(g) of the Agreement, PBGC shall, not later than two business days after the applicable 21- or ten-day period under section 9(d)(iii) or section 9(d)(iv)(A) expires, execute and deliver to an escrow agent that is mutually and reasonably acceptable to both GM and PBGC, that quantity of duly executed Releases and Covenants Not to Sue in the form of

                 Appendices R2 and R3 to this Agreement (or R4 and R5 if GM elects to resolve an Excessive Transfer by implementing in its sole discretion the alternative described in section 9(f)(i)(D)(i) or (ii) of the Agreement, provided that only R4 shall be delivered in the event that section 9(f)(i)(D)(iii) applies) as may reasonably be requested by GM at the time.

         (vi) Delivery of Releases to GM and EDS Through Escrow Agent. If PBGC has delivered executed Releases and Covenants Not to Sue to the escrow agent, the escrow agent shall be instructed to deliver the executed Releases and Covenants Not to Sue to GM and EDS in accordance with and subject to the provisions of section 9(c)(3) of this Agreement.


         (e)     Limitation on Excessive Transfers.

         (1) In the event of any Material Transfers that have an aggregate fair value, on the date(s) of such Material Transfer(s), of more than $3 billion ("Excessive Transfer"), GM shall resolve the Excessive Transfer or waive PBGC's obligations as provided under section 9(f) of this Agreement. No payments or transfers other than Material Transfers shall be considered in determining whether an Excessive Transfer has occurred. Further, none of the following Material Transfers shall be considered in determining whether there is an Excessive Transfer, nor shall any such Material Transfers be taken into account in applying the $3 billion aggregate limit set forth in the first sentence of this section 9(e):

         (A) any Material Transfer of assets or operations (but not stock) to the extent it is in exchange for fair value;

         (B) any Material Transfer of stock of a corporation that is not in GM's Controlled Group at the time of any such Material Transfer to the extent it is in exchange for fair value;

         (C) any Material Transfer of stock of a corporation that is a member of GM's Controlled Group at the time of such Material Transfer and that remains a member of GM's Controlled Group immediately after such Material Transfer to the extent it is in exchange for fair value;

         (D) any Material Transfer that is effected to implement a strategic acquisition by EDS pursuant to a joint plan of GM and EDS in which GM acquires either the stock, assets, operations, or any combination thereof, of a corporation not theretofore in GM's Controlled Group, in exchange for consideration consisting of either newly issued securities or property (including cash or stock of any type), or any combination thereof, and contributes to EDS in conjunction therewith the stock, assets and operations so acquired in exchange for the aforementioned consideration; and

         (E) any Material Transfer to the extent that it is made with PBGC's consent.


The proceeds received by GM or a GM Subsidiary in connection with any Material Transfer of stock of a corporation that was a member of GM's Controlled Group immediately before such Material Transfer and that is not a member of GM's Controlled Group immediately after the Transaction Date shall be applied to reduce the amount of any other Material Transfers for purposes of determining whether there is an Excessive Transfer under this section 9(e)(1) or for the purposes of resolving an Excessive Transfer under section 9(f)(i).

         (2) To the extent that EDS and/or any of the EDS Subsidiaries makes payments or transfers of assets, operations or stock to or into GM and/or any GM Subsidiary in exchange for less than fair value, whether by dividends or otherwise (but excluding regular quarterly dividends not in excess of regular quarterly dividends paid to GM's Class E Stockholders), at any time on or after the Effective Date through the Transaction Date, such payments or transfers by EDS and/or any of the EDS Subsidiaries shall be applied to reduce the amount of Material Transfer(s) (if any) for purposes of determining whether there is an Excessive Transfer and applying the $3 billion aggregate limit described in the first sentence of this section 9(e) of the Agreement. Notwithstanding the preceding sentence, no such payments or transfers by EDS and/or any of the EDS Subsidiaries shall be applied to reduce the amount of a Material Transfer consisting of stock of any single GM Subsidiary that has a fair value greater than $3 billion if that GM Subsidiary is not a member of GM's Controlled Group and is a member of EDS's Controlled Group on the Transaction Date; provided however, that such payments or transfers shall be applied to reduce the amount of all other Material Transfer(s) (if any).

         (3) For purposes of this section 9 of the Agreement and for purposes of the definition of Material Transfer, a payment or transfer is conclusively presumed to be in the ordinary course of business of GM or EDS if it is--

         (A) made under or in connection with the Master Agreement between GM and EDS (including any amendments or successor agreements thereto), or

         (B) made under or in connection with any other contracts or arrangements entered into by GM or EDS for the provision of goods or services between or among GM or any GM Subsidiaries and EDS or any EDS Subsidiaries.


In addition, a payment or transfer is in the ordinary course of business of GM or EDS if it is determined in good faith to be in the ordinary course of business of GM or EDS consistent with reasonable business judgment.

         (4) In the case of any payment or transfer of assets, operations or stock, including without limitation any Material Transfer(s), if GM's Board of Directors has determined that fair value was received in exchange therefor based upon the opinion of an investment banking firm that is among the ten largest such firms doing business in the United States (determined by combining the two most recent annual ranking tables published by Securities Data Company showing the dollar value of completed transactions involving merger and acquisition targets in the United States), such determination of fair value shall conclusively be presumed to be for fair value for purposes of this section 9 of the Agreement.

         (f)     Resolution or Waiver in the Event of an Excessive Transfer.
In the event of an Excessive Transfer, as defined in and determined in accordance with section 9(e) of this Agreement, GM shall, in its sole discretion, either resolve the Excessive Transfer by implementing, as appropriate, one or more of the alternatives set forth in section 9(f)(i) below such that the aggregate fair value of the unresolved Material Transfers is reduced below $3 billion, or waive, pursuant to section 9(f)(ii) below, PBGC's obligation to execute and/or deliver Specific Releases and Covenants Not to Sue under sections 9(c) and 9(d) of the Agreement. Solely with regard to section 9(f)(i), the unresolved portion of a Material Transfer shall be taken into account in determining whether an Excessive Transfer has been resolved even if the unresolved portion of such Material Transfer is less than the $50 million threshold set forth in the definition of Material Transfer. Further, GM retains sole discretion as to the selection and implementation of one or more of the applicable alternatives; provided, however, that in the event of a Material Transfer consisting of the stock of any single GM Subsidiary if such GM Subsidiary has a fair value greater than $3 billion, if immediately after the Transaction Date that GM Subsidiary is not a member of GM's Controlled Group and is a member of EDS's Controlled Group, the only alternatives available to GM (without PBGC's consent) to resolve such Material Transfer shall be either a return of such transferred GM Subsidiary to the GM Controlled Group or provision by PBGC of alternative Releases and Covenants Not to Sue under section 9(f)(i)(D)(ii) and 9(f)(i)(D)(iii) below that expressly provide that the EDS Releasees and EDS Transferees do not include such transferred GM Subsidiary, and the EDS Transferees shall receive no Release and Covenant Not to Sue.

         (i) Resolutions Available. The alternatives available to GM to address individual Material Transfer(s) and thereby to resolve an Excessive Transfer are as follows:

         (A) GM may cause assets and/or operations to be returned to GM or the GM Subsidiary (or enter into a binding agreement to cause assets and/or operations to be returned).

         (B) GM may cause some or all of the transferred stock that made up one or more of the Material Transfer(s) to be returned to GM or the GM Subsidiary (or enter into a binding agreement to cause some or all of such stock to be returned).

         (C) GM may post collateral in a form reasonably acceptable to PBGC having value not less than the Applicable Percentage of the aggregate fair value of any Material Transfer(s), or portions thereof, that GM elects to resolve under this section 9(f)(i)(C). This collateral shall only be available to satisfy any claim that PBGC establishes under section 4062 of ERISA if the Hourly Plan is terminated under Title IV of ERISA within five years after the Transaction Date. If the Hourly Plan has not terminated under Title IV of ERISA within the period specified above, the collateral shall be released and returned to GM. If, before the Transaction Date, section 4069(a) of ERISA is amended to specify a finite number of years other than five, such other number of years shall be substituted wherever "five" appears in this paragraph (C), provided, however, that in all events such period shall run continuously from the Transaction Date.

         (D) GM may elect by notifying PBGC in writing to receive alternative Releases and Covenants Not to Sue in the forms of Appendices R4 and R5 hereto. Such alternative Releases and Covenants Not to Sue shall expressly provide that the EDS Releasees and EDS Transferees are released from the GM Pension Liability, if any, except:

                          (i) if GM elects to resolve Material Transfers, or portions thereof, under this section 9(f)(i)(D)(i), the EDS Releasees shall receive a release in the form of Appendix R4 that does not release the EDS Releasees from potential liability in an amount not to exceed the Applicable Percentage of the aggregate fair value of the Material Transfers, or portions thereof, that GM elects to resolve under this section 9(f)(i)(D)(i) and the EDS Transferees shall receive a release of all GM Pension Liability in the form of Appendix R5; and/or

                          (ii) if GM elects to resolve Material Transfers or portions thereof under this section 9(f)(i)(D)(ii), the EDS Releasees shall receive a release in the form of Appendix R4 that excludes from the group of EDS Releasees that are released from the GM Pension Liability any corporations that were included in a Material Transfer that GM elects to resolve under this section 9(f)(i)(D)(ii), and the EDS Transferees shall receive a release of all GM Pension Liability in the form of Appendix R5.

                          (iii) Notwithstanding items (i) and (ii), above, if there has been a Material Transfer consisting of stock of any single GM Subsidiary that has a fair value greater than $3 billion and that is no longer a member of GM's Controlled Group and is a member of EDS's Controlled Group on the Transaction Date, the EDS Releasees shall receive a release in the form of Appendix R4 that excludes such GM Subsidiary from the group of EDS Releasees that are released and the EDS Transferees shall receive no release.

                          Any potential liability as to an EDS Releasee or EDS
                 Transferee, shall attach, if at all, only if the Hourly Plan is terminated under Title IV of ERISA within five years after the Transaction Date and only if PBGC establishes that the EDS Releasees or EDS Transferees are otherwise liable therefor under Title IV of ERISA without regard to this Agreement. In this regard, the EDS Releasees, EDS Transferees and any such corporations referenced in (ii) above retain all claims, rights and defenses available under law. Such alternative Releases and Covenants Not to Sue shall be delivered in lieu of the Releases and Covenants Not to Sue in the forms of Appendices R2 and R3 hereto. If, before the Transaction Date, section 4069(a) of ERISA is amended to specify a finite number of years other than five, such other number of years shall be substituted wherever "five" appears in this paragraph (D), provided, however, that in all events such period shall run continuously from the Transaction Date.

         (E) GM may take such other action as PBGC reasonably agrees is sufficient to resolve the Excessive Transfer.


         (ii) Waiver of PBGC's Obligation. In lieu of implementing one or more of the available alternatives set forth in section 9(f)(i) above, GM may elect, by notifying PBGC in writing, to waive PBGC's obligation to execute and/or deliver Specific Releases and Covenants Not to Sue under section 9(c) and 9(d) of the Agreement.

         (iii) PBGC's Right to Terminate. Except as expressly provided in this section 9 of the Agreement and/or the Releases and Covenants Not to Sue under section 9(f)(i)(D) of the Agreement, nothing in this Agreement shall preclude PBGC from exercising its rights under Title IV of ERISA, if any, with respect to any person if any single GM Subsidiary that has a fair value greater than $3 billion (other than a GM Subsidiary that is transferred in a Material Transfer described in section 9(e)(1)(D) of this Agreement) is not or will no longer be a member of GM's Controlled Group as a result of a Qualified EDS Transaction, provided that, if such GM Subsidiary is not a member of EDS's Controlled Group on the Transaction Date, GM shall have no obligation to resolve such Material Transfer under this section 9(f) if PBGC initiates or pursues an action to terminate any of the GM Pension Plans under section 4042 of ERISA, 29 U.S.C. Section 1342, or threatens or asserts an intention to pursue any such proceeding, or to seek any equitable relief by reason of such Material Transfer ("Termination Actions"). If GM proposes to PBGC in writing to resolve such Material Transfer under section 9(f)(i), and if PBGC does not within ten business days object in writing to GM's proposal and advise GM of its intention to initiate termination proceedings under section 4042 of ERISA, then PBGC shall thereafter be forever estopped from initiating or pursuing any Termination Actions as a result of such Material Transfer. For purposes of this paragraph (iii), an informal, unauthorized statement by a PBGC employee shall not be considered a Termination Action, provided that PBGC upon written request by GM notifies GM in writing immediately that it disavows such statements and disclaims any intention to initiate or pursue Termination Actions as a result of the Material Transfer.

         (g) Suspension of PBGC's Obligation to Deliver Specific Releases and Covenants Not to Sue. The obligations of PBGC to deliver the executed Releases and Covenants Not to Sue as required and described by sections 9(c)(1)(A) and 9(d)(v) of this Agreement, and/or to deliver the written statement as required and described in sections 9(c)(3) and 9(d)(vi) of this Agreement, shall automatically be suspended if PBGC timely initiates the procedure described in section 9(h) below. Such obligations shall remain suspended until the earlier of:

         (A) the date on which there is a final and binding determination by the investment banking firm under section 9(h) below that there is no Excessive Transfer that remains unresolved; or

         (B) if there is a final and binding determination by the investment banking firm under section 9(h) below that is within $250 million of the GM List as described in section 9(h)(iii) below, the date that GM resolves any such remaining Excessive Transfer; or

         (C) if there is a determination by the investment banking firm under section 9(h) below that is more than $250 million greater than the GM List as described in section 9(h)(iii) below, either (I) the date that GM resolves any such remaining Excessive Transfer, or (II) the date that a Final Order is entered in any litigation commenced under section 9(h)(iv) below holding that no Excessive Transfer remains unresolved; or

         (D)     the date on which the investment banker's report is due under section 9(h)(v) if, by such date, no report regarding the range of fair values for each Material Transfer identified for review by PBGC as provided under section 9(h) below has been provided to GM and PBGC.

Notwithstanding the preceding sentence, if PBGC timely initiates arbitration or litigation as provided for in section 9(h)(vi) below, PBGC's obligations to deliver the executed Releases and Covenants Not to Sue as required and described by sections 9(c)(1)(A) and 9(d)(v) of this Agreement, and/or to deliver the written statement as required and described in sections 9(c)(3) and 9(d)(vi) of this Agreement, shall remain suspended until the date on which a final award is rendered by the arbitration panel under section 9(h)(vi) below, or a Final Order is entered in the litigation, whichever is applicable.

         (h)     Procedures for Resolving Disputes Over Whether an Excessive
Transfer Has Occurred.    This section 9(h) of the Agreement sets forth the
sole and exclusive procedure for addressing a dispute between GM and PBGC as to the amount of a Material Transfer in the event of an Excessive Transfer (including the extent to which any Excessive Transfer has been resolved pursuant to section 9(f)(i) of the Agreement) and any other matter arising under section 9(e) or 9(f) of the Agreement that PBGC wishes to dispute.

         (i) Determination By Nationally-Recognized Investment Banking Firm. If one or more of the Material Transfer(s) set forth on the list and updated lists furnished to PBGC pursuant to sections 9(c)(2)(D) and 9(c)(3)(ii)(B) of this Agreement has not been valued in accordance with section 9(e)(4) or PBGC disputes the fair value of a transaction that GM identifies to resolve an Excessive Transfer if that Material Transfer had not been valued in accordance with section 9(e)(4), and provided that the aggregate value of all the Material Transfer(s) as stated by GM on such list exceeds $3 billion, then PBGC may request that a nationally recognized investment banking firm named and selected under the procedures in section 9(h)(ii) below review and deliver a report setting forth its views on the range of fair value for each Material Transfer identified by PBGC as in dispute, to the extent such Material Transfer(s) are to be taken into account in determining whether an Excessive Transfer has occurred under section 9(e) above and/or remains unresolved under section 9(f)(i) above. Where a Material Transfer has been made in exchange for fair value conclusively determined under section 9(e)(4) of this Agreement, PBGC shall not dispute fair value reported by GM for such Material Transfer as determined in accordance with section 9(e)(4).

         (ii) Selection of Investment Banking Firm. The investment banking firm responsible for preparing the report under section 9(h) of the Agreement shall be selected by PBGC from among the ten largest such firms doing business in the United States determined by combining the two most recent annual ranking tables published by Securities Data Company showing the dollar value of completed transactions involving merger and acquisition targets in the United States. If, after a good-faith effort, PBGC is unable to engage a firm or firms that satisfies the requirements of the preceding sentence, PBGC shall select a firm or firms, acceptable to GM, from among nationally recognized and reputable investment banking firms that specialize in the largest mergers and acquisitions in the industry or industries within which the Material Transfer(s) at issue occurred. Upon written request by PBGC, GM shall notify PBGC as soon as practical of any relationship GM has with any such firm(s) that GM knows to be financially significant to such firm(s) and of any firm described in the preceding sentence that is not acceptable to GM. The investment banking firm selected under the procedure noted above shall be directed to report its independent professional view regarding the range of fair value attributable to each Material Transfer in dispute under sections 9(h)(i) of the Agreement, to the extent such Material Transfer is to be taken into account in determining whether an Excessive Transfer has occurred or remains unresolved under sections 9(e) and 9(f)(i) above. Such range of fair value shall be determined without giving effect to any possible interest of PBGC in such range of values being high or any possible interest of GM in such range of values being low.

         (iii)   Effect of Determination.   If the aggregate fair value, as
                 determined by GM, of all of the Material Transfer(s) identified by PBGC for evaluation under (i) above ("Reviewed Material Transfers") is within the range of fair values for such Transfers as determined by the investment banking firm selected under (ii) above, then the fair value of each Reviewed Material Transfer shall be conclusively deemed to be the value as determined by GM (the "GM List"). If the aggregate fair value of all of the Reviewed Material Transfer(s) as determined by GM is within $250 million of the lowest aggregate value for such Transfers as determined by the investment banking firm, then the fair value of each Reviewed Material Transfer shall be conclusively deemed to be the lowest value as determined by the investment banking firm (the "Substitute List"). If the aggregate fair value of all of the Reviewed Material Transfer(s) as determined by GM is not within $250 million of the lowest aggregate value of all of the Reviewed Material Transfer(s) as determined by the investment banking firm, then the provisions of section 9(h)(iv) shall apply. The parties agree that the value conclusively deemed to be the value of each Reviewed Material Transfer pursuant to this section (iii) shall constitute a final and binding determination. In such circumstances, the parties expressly and knowingly waive any right they may have to seek judicial review of a determination of the GM List or the Substitute List (as applicable), and any other Material Transfers set forth on the list and updated list furnished to PBGC pursuant to 9(c)(2)(D) and 9(c)(3)(ii)(B)(I) of this Agreement as to which PBGC has not timely initiated the dispute resolution process under this section 9(h), pursuant to Title 9 of the United States Code or otherwise, and shall be forever estopped from seeking or claiming a right to seek judicial review of such GM List or Substitute List.

         (iv) Litigation. If the aggregate fair value of all of the Reviewed Material Transfer(s) as determined by GM is not within $250 million of the lowest aggregate fair value of all of the Reviewed Material Transfer(s) as determined by the investment banking firm, either PBGC or GM may file suit in an appropriate court for a determination as to the fair value of each Reviewed Material Transfer set forth on GM's List that is in dispute. The parties agree that the investment banking firm's report(s), together with any other fairness or valuation reports prepared by or on behalf of GM in connection with the Reviewed Material Transfer(s) at issue, shall be admissible into evidence in any such action and that the court may assign such weight to the report(s) as the court deems appropriate, but that no deference shall be accorded to the views of either party or any investment banking firm or other advisor. Notwithstanding the above, GM may elect to resolve any Excessive Transfer by resolving the Reviewed Material Transfers to the extent required using the investment banking firm's lowest fair value for each such Reviewed Material Transfer (a) at any time prior to the time at which GM files suit, (b) at any time that an order in favor of GM is outstanding, or (c) if PBGC files suit, at any time that an order in favor of PBGC is not outstanding.

          (v) Time for Initiating Determination Process and GM's Obligations Thereunder. The determination process described in section 9(h) of the Agreement must be initiated by PBGC (by PBGC's delivery to GM of a written notice that it has engaged, or intends to engage, an investment banking firm as provided in section 9(h)(ii) above) no later than 21 calendar days after PBGC receives from GM the items described in sections 9(c)(2)(A) through (I) above; provided, however, that if GM furnishes to PBGC the items described in section 9(c)(3)(ii)(B), PBGC shall have until seven business days or 14 calendar days (whichever applies, as determined under section 9(c)(3) above) after PBGC receives such updated lists and certifications to initiate (or recommence) the process.
                 If PBGC timely initiates
                 the determination process described in this section 9(h) of the Agreement, the investment banking firm shall be engaged by PBGC no later than 20 calendar days after such initiation by PBGC; provided however, that in the event after good-faith efforts PBGC is unable to engage an acceptable investment banking firm within the 20 calendar days, PBGC shall immediately notify GM and PBGC and GM shall confer and together attempt to select within five additional calendar days a mutually and reasonably acceptable investment banking firm; provided further however, that if PBGC and GM are unable mutually to agree upon an investment banking firm within such 5-day period, GM shall thereafter unilaterally select an investment banking firm from among the investment banking firms described in either of the first two sentences of section 9(h)(ii) that does not have a relationship with GM that is financially significant to such firm. GM shall upon reasonable request by the selected investment banking firm, immediately make available to that firm all financial books and records of GM and of members of GM's Controlled Group reasonably requested, to the same extent that those books and records are made available to GM's independent auditor, currently Deloitte & Touche, and subject to reasonable arrangements for protecting the confidentiality of such books and records. Once engaged, the selected investment banking firm shall have until the later of --

                          (A) 25 calendar days after GM has provided the firm access to the materials described in the preceding portion of this sentence, or

                          (B) 60 calendar days from PBGC's initiation of the procedure described in this section 9(h) if PBGC engages the investment banker within the 20 calendar day period described in this section 9(h)(v), or

                          (C) 65 calendar days from PBGC's initiation of the procedure described in this section 9(h) if PBGC and GM mutually select the investment banker during the five-day period immediately following the 20-calendar-day period described in this section 9(h)(v), or

                          (D) 40 calendar days from GM's selection of the investment banker if GM unilaterally selects the investment banker after the five-day period immediately following the 20-calendar-day period described in this section 9(h)(v),

                 within which to make the determination called for by this
                 section 9(h) of the Agreement.

                          If the aggregate fair value of all of the Reviewed
                 Material Transfer(s) as determined by GM is within the range of fair values for such Transfers as determined by the investment banking firm, PBGC shall pay for the investment banker's fees and costs. If the aggregate fair value of all of the Reviewed Material Transfer(s) as determined by GM is not within the range of fair values for such Transfers as determined by the investment banking firm, GM shall reimburse PBGC for the investment banker's fees and costs except for any fees and costs related to any Material Transfer(s) as to which GM prevails in litigation. Notwithstanding the preceding, if GM selects the investment banking firm unilaterally as provided in the second sentence of this section 9(h)(v), GM shall pay for the investment banker's fees and costs.

         (vi)    (A)      If PBGC disputes any matter arising under section
                          9(e) or 9(f) other than a valuation issue described in section 9(h)(i) above, and provided that the aggregate value of all the Material Transfer(s) as stated by GM on the list and updated lists furnished to PBGC pursuant to sections 9(c)(2)(D) and 9(c)(3)(ii)(B) of this Agreement exceeds $3 billion, PBGC shall, within the time specified in the first sentence of section 9(h)(v) above, notify GM of the dispute in writing. The writing shall identify the specific issue(s) and provision(s) of the Agreement that are in dispute, the factual grounds upon which PBGC bases its dispute, the relief sought and the name of a reputable and recognized expert in the field in which the dispute arises whom PBGC proposes to have serve as a neutral arbitrator to resolve the dispute. Within 14 calendar days of receiving such notice, GM will advise PBGC whether GM agrees, in its sole discretion, to resolve the dispute through arbitration and, if so, GM shall either agree to the arbitrator proposed by PBGC or select a second reputable and recognized expert within that field and immediately notify PBGC in writing of GM's selection. If GM selects a second arbitrator, the two experts shall, within 14 calendar days thereafter, select a third expert, and the three experts (or the single arbitrator proposed by PBGC, if GM agrees) shall constitute the arbitration panel authorized to decide the dispute for the parties. An expert selected under this paragraph (A) need not be on a panel of arbitrators maintained by the American
                          Arbitration Association or otherwise.

                 (B) The parties shall meet with the arbitration panel to establish a timetable and procedures for the arbitration. The arbitration panel, if composed of three arbitrators, shall decide the dispute by majority vote. The arbitration panel shall issue its award within 10 calendar days after the panel receives all evidence deemed necessary by the panel to resolve the dispute, unless the parties agree otherwise. The award of the arbitration panel shall be final and binding to the extent provided in Title 9, United States Code. Each party shall bear its own costs together with one-half of the arbitration panel's fees and one- half of the cost the proceeding.

                 (C) If GM, in its sole discretion, does not agree to arbitration pursuant to paragraph (A) above, then each party retains such rights and remedies as it has under applicable law.

                 (D) If PBGC does not timely raise under this section 9(h)(vi) any matter arising under section 9(e) or 9(f) (other than a matter described in section 9(h)(i)), PBGC shall be required to deliver the executed Releases and Covenants Not to Sue as required and described by section 9(c)(1)(A) and 9(d)(v) of this Agreement, and/or to deliver the written statements as required and described under sections 9(c)(3) and 9(d)(vi) of this Agreement, and shall be forever estopped from challenging the validity of such Releases and Covenants Not to Sue, but without limiting the rights and remedies of PBGC as specifically preserved therein, and subject to suspension of PBGC's obligations under section 9(g).


         (i) PBGC's Duty to Execute and Deliver to GM Additional, Specific Releases in the Future. After the Transaction Date, and notwithstanding delivery of the Releases and Covenants Not to Sue described in sections 9(a), 9(b), 9(c), 9(d) and 9(f)(i)(D) of this Agreement, PBGC may be required to provide to GM or EDS, upon request, an additional release or additional releases in the form(s) of Appendix R2 and/or Appendix R3 or Appendix R4 and/or Appendix R5 to this Agreement (whichever is applicable, if any), provided, however, that after the Transaction Date PBGC shall be required to provide such releases only on three separate occasions and provided the requesting party pays PBGC $5000 on each such occasion.

         (j) PBGC's Further Assurances. At any time on or after the Transaction Date, upon the request of GM, PBGC shall certify and deliver to GM or EDS, any additional copies of the releases in the forms of Appendix R1, Appendix R2, Appendix R3, Appendix R4, or Appendix R5 hereto, or otherwise, to further evidence the release of GM, EDS, any and all EDS Releasees, any and all EDS Transferees or any other person described in this section 9 who shall be released upon the Transaction Date of a Qualified EDS Transaction, provided that the requesting party shall pay

PBGC the agency's standard costs and charges for copying and production of documents in response to requests under the Freedom of Information Act. Such additional copies shall each be accompanied by a certificate, executed by a duly-authorized officer of PBGC, that the attached release is a true and correct copy of a release and covenant not to sue that was duly executed and delivered to GM and EDS pursuant to this Agreement.

         (k) No Release From Liability Respecting the EDS Plans. Nothing in the Releases and Covenants Not to Sue described in this section 9 shall be construed to release any of the EDS Releasees or EDS Transferees from their obligations and liabilities, if any, respecting the EDS Plans.

         (l) Effect of Reentry into GM Controlled Group. Once released from the GM Pension Liability as a result of the releases or covenants described in this section 9 of the Agreement, any EDS Releasee that reenters GM's Controlled Group and any EDS Transferee that enters or reenters GM's Controlled Group may, by reentering or entering the GM Controlled Group, become subject to the GM Pension Liability to the extent otherwise provided by law.

         (m) Extension of Time Periods. The parties acknowledge that any failure by GM to satisfy one or more of the time periods noted within section 9 of the Agreement
shall not void or terminate PBGC obligations or the processes described in section 9. Rather, any such failure shall extend the remaining time periods set forth in section 9 by the number of days the process was delayed by GM.

         (n) Irreparable Injury. The parties acknowledge that failure by PBGC to deliver the Releases and Covenants Not to Sue as required and described in sections 9(a), 9(b), 9(c), 9(d) and 9(f)(i)(D) of the Agreement or the statement described in sections 9(c)(3) and 9(d)(vi) of this Agreement will cause GM and EDS and members of their respective Controlled Groups irreparable injury for which damages will be incalculable and as to which there will be no adequate remedy at law.

         (o) Certain New Subsidiaries. If, during the three-consecutive-year period ending on the Transaction Date, there are Material Transfers consisting of stock of NewSubs that have an aggregate fair value greater than $6 billion and that, immediately after the Transaction Date, are no longer member(s) of GM's Controlled Group and are members of EDS's Controlled Group, then all such Material Transfers shall be aggregated and treated the same as a Material Transfer consisting of stock of a single GM Subsidiary that has a fair value greater than $3 billion and that is not a member of GM's Controlled Group and is a member of EDS's Controlled Group on the Transaction Date for purposes of sections

9(e)(2) and 9(f), including section 9(f)(i)(D) and 9(f)(iii), of the Agreement. Any Material Transfers consisting of stock of NewSubs that are not made during the three-consecutive-year period noted above shall not be aggregated and treated as provided for in the preceding sentence, nor shall such Material Transfers be taken into account in applying the $6 billion threshold set forth in the preceding sentence, but such Material Transfers shall be treated as Material Transfers to the extent otherwise provided under this Agreement. If the period beginning May 9, 1994, and ending on the Transaction Date is shorter than three years, then such shorter period shall be substituted for the three-consecutive-year period described above.

         SECTION 10:  INTENDED BENEFICIARIES

         The parties to the Agreement are PBGC and GM. No persons other than GM and PBGC are intended to have enforceable rights or remedies under or arising under this Agreement, except that --

         (i) EDS (or any successor thereto by reason of merger, consolidation or reorganization, or any assignee of all or substantially all of the business or assets of EDS) shall be an intended beneficiary of, and shall be entitled to enforce, the obligation of PBGC to deliver such executed Releases and Covenants Not to Sue as GM and EDS shall be entitled to receive under this Agreement; provided however, that EDS shall have rights under this section 10(i) of the Agreement only to the extent the Releases and Covenants Not to Sue are consistent with such certifications GM has made pursuant to section 9(c) of this Agreement and such determinations and related actions as GM may have elected in its sole discretion to make under section 9(f) of this Agreement, if any, and

         (ii) all persons in GM's Controlled Group on the Transaction Date, all EDS Releasees, all EDS Transferees, plus each of the successors and assigns, or any of them (whether or not incorporated) of any of the foregoing persons, and each and all of their parent organizations, subsidiary organizations, successors and assigns or any of them, shall be entitled to enforce the express provisions of the Releases and Covenants Not to Sue in accordance with the terms in the forms of appendices R1, and R2 and R3, or appendices R4 and R5 (if and as modified pursuant to section 9(f)) whichever is applicable, if and when such Releases and Covenants Not to Sue are executed and delivered to GM and the EDS Releasees.

         SECTION 11:  REPRESENTATIONS AND WARRANTIES OF GM

         GM hereby represents and warrants to PBGC that each of the following representations and warranties is true and correct as of the Effective Date.

         (a) Organization. GM is duly organized under the laws of the state of Delaware and is qualified to do business under the laws of any state where a failure so to qualify would have a material adverse effect on its operations. GM has full power and authority to enter into and perform its obligations under the Agreement and to carry out and consummate the transactions contemplated by the Agreement.

         (b) Authorization. GM's execution, delivery and performance of the Agreement and any other documents to be executed by GM in connection with the Agreement have been duly authorized by all necessary corporate action.

         (c) No Legal Bar. GM's execution and delivery of the Agreement and any other documents to be executed and delivered by GM in connection with the Agreement, GM's performance of its obligations under the Agreement, GM's consummation of the transactions contemplated by the Agreement, and GM's compliance with the terms and provisions of the Agreement (i) will not violate in any material respect any law applicable to GM or any of its properties, the consequences of which violation could reasonably be expected to have a material adverse effect on the ability of GM to perform its obligations under the Agreement; and (ii) will not violate any provision of the Certificate of Incorporation or By-Laws of GM, or any material contract or agreement which is binding on GM or its properties, or result in a breach of or constitute (with due notice, lapse of time or both) a default under any indenture, agreement, lease or other instrument to which GM is a party, and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

         (d) Enforceability. This Agreement and any other documents to be executed and delivered by GM pursuant to the Agreement shall be duly executed by authorized officers or other representatives of GM. In addition, this Agreement shall constitute a legal, valid and binding contract and agreement of GM enforceable by PBGC, and only by PBGC (except that the Labor Secretary may enforce GM's obligations to the extent provided in section 3(b) of the Agreement, as applicable), against GM in accordance with its terms.

         (e) Opinion of Counsel. Upon the Effective Date of this Agreement, GM shall deliver to PBGC an opinion of counsel in the form of Appendix O1 hereto concerning GM's authority to enter into, deliver and perform this Agreement.

         (f) GM Pension Plans. Appendix P to this Agreement lists all of the GM Pension Plans as of the Effective Date, except that it may exclude certain GM Pension Plans that together account for less than 2 percent of the present value of the GM Pension Plans' combined liabilities as determined by the enrolled actuary(s) for the GM Pension Plans.

         (g) Material Transfers. Between May 9, 1994 and the Effective Date there have been no Material Transfers. If GM discovers on or before the Transaction Date that, notwithstanding the preceding sentence, a Material Transfer occurred between May 9, 1994 and the Effective Date, GM shall identify such Material Transfers on the list or updated list (if any) furnished to PBGC pursuant to section 9(c)(2)(D) and 9(c)(3)(ii)(B)(I) of this Agreement, and having identified such Material Transfer, shall be deemed not to have breached this representation and warranty.

         SECTION 12:  REPRESENTATIONS AND WARRANTIES OF PBGC

         PBGC hereby represents and warrants to GM that each of the following representations and warranties is true and correct as of the Effective Date.

         (a) Organization. PBGC is a wholly-owned United States government corporation established under Title IV of ERISA. PBGC has full power and authority to enter into and perform its obligations under the Agreement and to carry out and consummate the transactions contemplated by the Agreement.

         (b) Authorization. PBGC's execution, delivery and performance of the Agreement and any other documents to be executed by PBGC in connection with the Agreement have been duly authorized by all necessary corporate action and are within PBGC's statutory authorization and authority.

         (c) No Legal Bar. PBGC's execution and delivery of the Agreement and any other documents to be executed and delivered by PBGC in connection with the Agreement, PBGC's performance of its obligations under the Agreement or any other documents to be executed by PBGC in connection with the Agreement, PBGC's consummation of the transactions contemplated by the Agreement and PBGC's compliance with the terms and provisions of the Agreement (i) will not violate in any material respect any law applicable to PBGC or any of its properties; and (ii) will not violate any provision of Title IV of ERISA or PBGC's By-Laws, other applicable statutes, regulations and rules governing PBGC, or any material contract or agreement which is binding on PBGC or its properties.

         (d) Enforceability. This Agreement and any other documents to be executed and delivered by PBGC pursuant to this Agreement shall be duly executed by authorized officers or other representatives of PBGC. This Agreement shall constitute a legal, valid and binding contract and agreement of PBGC enforceable against PBGC in accordance with its terms.

         (e) Opinion of Counsel. Upon the Effective Date of this Agreement, PBGC shall deliver to GM an opinion of counsel in the form of Appendix O2 hereto concerning PBGC's authority to enter into, deliver and perform this Agreement.

         SECTION 13:  GM's REPORTING OBLIGATIONS


         (a) Income and Cash Schedules. For any Plan Year through the 2002 Plan Year for which GM takes into account an additional portion of the Contribution Credit Balance pursuant to section 6 of this Agreement, GM shall furnish to PBGC a schedule or schedules showing GM's Adjusted Net Income and GM's Cash for that Plan Year and for each subsequent Plan Year through and including the Plan Year in which the condition in subsection 6(a)(i) of this Agreement occurs, but in no event later than the 2002 Plan Year. The schedule showing GM's Adjusted Net Income shall include consolidated net income of GM's North American Operations (as shown in the Management Discussion and Analysis section of GM's Annual Report on Form 10-K), one-time transition charges, extraordinary items and restructuring charges. The schedule showing GM's Adjusted Net Income shall be accompanied by (i) a letter from GM's Chief Financial Officer certifying that nothing came to his/her attention that caused him/her to believe that the numbers are inconsistent with GM's Adjusted Net Income as defined in this Agreement (except as may be noted in such letter), and (ii) if applicable, notification of any sales or Reconfiguration described in section 6(b)(i) or 6(b)(ii) of this Agreement. The schedule showing GM's Cash shall be accompanied by a statement from GM's independent auditor confirming the accuracy of the schedule. In addition, GM shall furnish, upon request by the PBGC:

         (A) For each Plan Year in which GM takes into account an additional portion of the Contribution Credit Balance pursuant to section 6 of this Agreement, the amount of Restructuring Charges included in any of GM's financial statements, if and to the extent those Charges were used to determine the amount of GM's Adjusted Net Income; and

         (B) A report from GM's independent auditor describing agreed upon procedures it has performed in order to assist PBGC in evaluating any assertion furnished to PBGC by GM management pursuant to clause (A) above, such report to be prepared following such reasonable procedures as may be agreed to by such auditor, GM and PBGC under an agreed-upon procedures engagement of the type provided for in Statement on Standard for Attestation Engagements No. 3, of the American Institute for Certified Public Accountants.


         (b) Actuarial Valuation Reports. Provided that GM first shall have contributed the GM Class E Stock described in section 2(a) of this Agreement, for each Plan Year ending after the Effective Date of this Agreement until and including the Plan Year determined under section 13(j) of this Agreement, GM shall furnish to PBGC a copy of the Actuarial Valuation Report for the Hourly Plan in the same form as that Report is furnished by the Hourly Plan's enrolled actuary to GM. GM shall furnish each such Report no later than 30 days after the date the Report is provided to GM in final form, but in no event later than the last day of the eleventh month of such Plan Year. Each Actuarial Valuation Report shall contain substantially the same type of information for a Plan Year as is contained in the actuarial report for the Hourly Plan dated October 1, 1992. Each Actuarial Valuation Report also shall contain such additional information, if any, as the enrolled actuary for the Hourly Plan determines may be appropriate to calculate the Statutory Funding Requirements applicable to such Plan Year.

         (c) Annual Report (Form 5500). Provided that GM first shall have contributed the GM Class E Stock described in section 2(a) of this Agreement, for each Plan Year ending after the Effective Date of this Agreement until and including the Plan Year determined under section 13(j) of this Agreement, GM shall furnish to PBGC a copy of the Hourly Plan's Annual Report (Form 5500, including all attachments and schedules thereto).

         (d) Asset Trust Statements. If and as requested by PBGC from time to time beginning after the Effective Date of this Agreement, GM shall provide for a Plan Year preliminary and unaudited trust statement(s) showing the total value, on the last day of such Plan Year, of the Hourly Plan's assets and of those portions of the Hourly Plan's assets attributable to Employer Securities. Any trust statement requested by PBGC pursuant to this section 13(d) of the Agreement shall be provided by the later of (i) 60 days after the end of the Plan Year to which it pertains or (ii) 30 days after the request. The last date on which PBGC may request an asset trust statement with respect to a Plan Year is the date on which PBGC receives the Annual Report (Form 5500, including all schedules and attachments) for that Plan Year. GM makes no representations or warranties regarding the accuracy or completeness of the trust statements to be provided pursuant to this section 13(d), nor shall such asset trust statements be used as a basis for or as evidence in any action under section 3(b) or 8 of this Agreement.

         (e) Notice of Missed Funding Contributions. For each Plan Year beginning after the Effective Date of this Agreement until and including the Plan Year determined under section 13(j) of this Agreement, GM shall provide PBGC written notice of any failure to make a required funding contribution to the Hourly Plan within 10 days after the due date of such contribution. In addition, if requested by PBGC following the due date of a contribution, GM will confirm whether a required contribution has been made.

         (f) Use of Contribution Credit Balance. For each Plan Year beginning after the Effective Date of this Agreement until and including the Plan Year determined under section 13(j) of this Agreement, GM shall furnish to PBGC information showing the following amounts as determined by the Hourly Plan's enrolled actuary:

         (i) a worksheet showing the balance and use of the Contribution Credit Balance for that Plan Year;

          (ii) the limitation (if applicable) on the Stock Credit Balance attributable to Unsold Contributed Shares (or Unsold Exchanged Shares); and

         (iii) the amounts of the Stock Credit Balance and the Sold Stock Credit Balance as of the first and last dates of that Plan Year.

The information required with respect to a Plan Year by this section 13(f) of the Agreement shall be furnished to PBGC no later than the last day of the eleventh month of the following Plan Year.

         (g)     Additional Information.   If and as requested by PBGC from
time to time, GM also shall furnish to PBGC the following information:

           (i)   a true copy of amendments to the Hourly Plan;

          (ii)   a true copy of the restated Hourly Plan documents; and

         (iii) a true copy of portions of any collective bargaining agreement that refer or relate to the Hourly Plan.


         (h) Transfer of Controlling Interest. At least ten calendar days before a Transaction Date, GM shall notify PBGC in writing if any single GM Subsidiary having a fair value greater than $3 billion will no longer be in GM's Controlled Group as a result of a Qualified EDS Transaction, provided, however, that GM shall have no obligation under this section 13(h) with respect to any transfer that, at least ten calendar days prior to the date such notice would be required--

           (i) was reported by GM in a press release delivered by GM to a nationally-distributed wire service; or

          (ii) was described in a proxy statement distributed to GM stockholders; or

         (iii) was reported by GM in a public filing with the U.S. Securities and Exchange Commission; or

          (iv) was reported in the Wall Street Journal, the New York Times, Bloomberg News or Reuters.

If GM fails to provide the notice required under this section 13(h), PBGC's obligation to deliver the Releases and Covenants Not to Sue under section 9 of this Agreement (or to deliver the written statement as required and described by sections 9(c)(3) and 9(d)(vi) of this Agreement) shall be suspended unless and until EDS or an EDS Subsidiary returns stock to GM or a GM Subsidiary such that the transferred GM Subsidiary is once again a member of GM's Controlled Group. Nothing in this section 13(h) establishes, implies, or shall be cited as evidence that any person has any obligation to PBGC other than as
expressly provided in this section 13(h).   If, during the
three-consecutive-year period ending on the Transaction Date, there are Material Transfers consisting of stock of NewSubs that have an aggregate fair value greater than $6 billion and that are no longer member(s) of GM's

Controlled Group on the Transaction Date, then all such Material Transfers shall be aggregated and treated the same as a Material Transfer consisting of stock of a single GM Subsidiary that has a fair value greater than $3 billion and that will no longer be in GM's Controlled Group immediately after the Transaction Date for purposes of this section 9(h) of the Agreement. Any Material Transfers consisting of stock of NewSubs that are not made during the three-consecutive-year period noted above shall not be aggregated and treated as provided for in the preceding sentence, nor shall such Material Transfers be taken into account in applying the $6 billion threshold set forth in the preceding sentence, but such Material Transfers shall be treated as Material Transfers to the extent otherwise provided under this Agreement. If the period beginning May 9, 1994, and ending on the Transaction Date is shorter than three years, then such shorter period shall be substituted for the three-consecutive-year period described above.

         (i) Independent Accountant Procedures. No later than December 31, 1995, GM shall furnish to PBGC a draft of the specific procedures referred to in the second paragraph of Appendix T and a copy of the letter or letters from the Comptroller of GM referenced in Appendix T. For a period of 21 calendar days after such draft is furnished to PBGC, PBGC may comment on those procedures, provided however that PBGC shall have no right to approve, disapprove or amend those procedures, and provided further that nothing in this Agreement shall prevent GM's independent auditor from recommending additional procedures to be performed, and provided further the independent auditor shall provide to PBGC a draft of any such recommended additional procedures.

         (j) Termination of Reporting Obligations. Notwithstanding any other provision within this Agreement, the last Plan Year for which any of the Reporting Obligations described in this section 13 shall apply is the later of:

         (A)     the 2002 Plan Year; or

         (B) the Plan Year during which the restrictions of section 7(a) cease to apply.

         SECTION 14:  FEES AND EXPENSES

         Except as otherwise expressly provided herein, each of GM and PBGC shall pay its own respective costs, fees and expenses as incurred by it in connection with the Agreement and the transactions described in the Agreement.

         SECTION 15:  CERTAIN TRANSFERS BY GM TO A NEW PARENT.


         (a) General. Any claim that PBGC has under this Agreement may be asserted only against GM and not against any GM Subsidiaries or EDS Releasees. If GM becomes the direct or indirect subsidiary of another corporation ("New Parent"), and if GM or a GM Subsidiary makes Covered Transfers to the New Parent that in the aggregate have a Fair Value, determined as of the date of the respective Covered Transfers, that exceeds $3 billion, then GM shall cause New Parent to agree with GM that: (i) New Parent (but not any other person, including its direct and indirect subsidiaries) will, subject to the limitations in sections 15(b), 15(c) and 15(d) below, satisfy GM's financial obligations, if any, under sections 8(b) and 8(c) of this Agreement (i.e., any obligation imposed by a court to pay money into the Hourly Plan pursuant to the procedures set forth in section 8(b) of the Agreement and any obligation to post collateral pursuant to section 8(c) of the Agreement); and (ii) such agreement shall be enforceable by PBGC. Any such obligation to cause the New Parent to enter into an agreement pursuant to this section 15 shall terminate on the last day that GM may be required to post collateral under section 8(c) of this Agreement.

         (b) New Parent's Required Agreement. The agreement that GM shall cause New Parent, if any, to enter into pursuant to this section 15 of the Agreement shall provide, and GM and PBGC hereby agree, that --

          (i) New Parent shall have no liability under the agreement unless and until GM fails to comply with a material financial requirement of section 8(b) or 8(c) of this Agreement, PBGC has notified New Parent of such failure in writing, and 30 days have elapsed following such notice; and

         (ii) New Parent's liability under the agreement shall in no event exceed the lesser of --

                          (A) the dollar amount of GM's obligations under sections 8(b) and 8(c) that are not satisfied by GM, and

                          (B) the Fair Value, determined as of the date New Parent is called upon to fulfill GM's financial obligations under sections 8(b) and 8(c), of

                                  (I) the assets received by New Parent in a Covered Transfer and still owned by New Parent, plus

                                  (II) the proceeds of any assets received by New Parent in a Covered Transfer but no longer owned by New Parent, minus

                                  (III) $3 billion.

         (c)     Definitions.  For purposes of this section 15 of the Agreement
- --

         (i) "Covered Transfer" means a transfer from GM or a GM Subsidiary to New Parent of assets having a fair value, on the date the Covered Transfer is made, of not less than $50 million; provided, however, that a "Covered Transfer" shall not include
                 (1) any transfer of GM Shares, (2) any regular, special or extraordinary dividends paid to New Parent by GM or a GM Subsidiary not in excess of the amount of dividends paid out by New Parent to its stockholders during the same quarter or any one of the immediately following four quarters, (3) any payment or transfer of assets made in the ordinary course of business of GM or EDS, and (4) any payment or transfer of assets determined by the

                 Board of Directors of GM or New Parent, as the case may be, to be for Fair Value, as provided in section 15(c)(ii), below.

         (ii) For purposes of this section 15 of the Agreement, "Fair Value" means the value established by the Board of Directors of GM (or if New Parent exists, of New Parent) based upon the opinion of a nationally recognized and reputable financial advisor.


         (d) New Parent's Rights and Defenses, and Termination of New Parent's Obligations. Nothing herein shall preclude New Parent from asserting any claim, right or defense available to GM or New Parent under this Agreement or under law. Any obligation acquired by New Parent pursuant to this section 15 of the Agreement shall terminate at the same time that the corresponding obligation of GM expires or would expire under this Agreement.

         SECTION 16:  GENERAL PROVISIONS

         (a) Limitation of Rights. This Agreement is intended to be and is for the sole and exclusive benefit of GM, PBGC and, to the limited extent provided in section 10 of this Agreement, the additional persons specified therein. Nothing expressed or mentioned in or to be implied from the Agreement gives any person other than GM and PBGC any legal or equitable right, remedy or claim against GM or PBGC under or in respect of this Agreement, except to the limited extent provided in section 10 of this Agreement.

         (b) Severability. If any provision of this Agreement shall be invalid, inoperative or unenforceable as applied in any particular case, this shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance. If any provision of this Agreement shall be invalid, inoperative or unenforceable in all cases, this shall not have the effect of rendering any other provision of the Agreement invalid, inoperative, or unenforceable. The invalidity of any portion of this Agreement shall not affect the remaining portions of the Agreement.

         (c) Notices. All notices, demands, instructions and other communications required or permitted under the Agreement to any party to the Agreement shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, return receipt requested; telefacsimile (which shall be immediately followed by the original of such communication); or pre-paid overnight delivery service with confirmed receipt; and shall be deemed to be given for purposes of this Agreement on the date the writing is received by the intended recipient, or in the case of telefacsimile, on the date transmitted to the intended recipient. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this section, notices, demands, instructions and other communications in writing shall be sent to the parties as indicated below:

         To GM:                            Treasurer
                                           General Motors Corporation
                                           767 Fifth Avenue
                                           New York, NY 10153

                                           Telephone:  212-418-3500
                                           Telefacsimile: 212-418-3632;

         with copies to                    Office of General Counsel
                                           General Motors Corporation
                                           New Center One Building
                                           3031 West Grand Boulevard
                                           P.O. Box 33122
                                           Detroit, MI 48232
                                           Attn:  Francis S. Jaworski

                                           Telephone:     (313) 974-1640
                                           Telefacsimile: (313) 974-0210

                                                   and

                                           Gary M. Ford, Esq.
                                           Groom and Nordberg, Chartered
                                           1701 Pennsylvania Avenue, N.W.
                                           Suite 1200

                                           Washington, D.C. 20006

                                           Telephone:       (202) 857-0620
                                           Telefacsimile:   (202) 659-4503

         To PBGC:                          General Counsel
                                           Pension Benefit Guaranty Corporation
                                           1200 K Street, N.W.
                                           Washington, D.C. 20005-4026
                                           Telephone:  202-326-4020
                                           Telefacsimile: 202-326-4112

                                           Director
                                           Corporate Finance
                                                   and Negotiations Department
                                           Pension Benefit Guaranty Corporation
                                           1200 K Street, N.W.
                                           Washington, D.C. 20005-4026
                                           Telephone:  202-326-4070
                                           Telefacsimile: 202-842-2643

         To EDS:                           General Counsel
                                           Electronic Data Systems Corporation
                                           5400 Legacy Drive
                                           H3-3A-05
                                           Plano, Texas 75024
                                           Telephone:       (214) 605-5584
                                           Telefacsimile    (214) 605-5610

         (d) Business Days. If the last date (whether measured by calendar days or business days) for performing any act or exercising any right provided for in the Agreement falls on a Saturday, Sunday, or federal holiday, unless otherwise expressly provided in this Agreement, the act may be performed or the right exercised on the next day that is not a Saturday, Sunday or federal holiday with the same force and effect as if done on the date provided in the Agreement.

         (e) Change of Plan Year. If, consistent with applicable law, GM changes the Plan Year of the Hourly Plan, the costs and benefits of this Agreement, including the amount and timing of GM's contributions to the Hourly Plan after application of this Agreement, shall to the extent reasonably possible be preserved (but not accelerated) as if the plan year change had not occurred.

         (f) Counterparts. This Agreement may be executed in one or more counterparts and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         (g) Entire Agreement. This Agreement and its Appendices contain the complete and exclusive statement of the agreement and understanding by and among the parties hereto and supersede all prior agreements, understandings, commitments, representations, communications, and proposals, oral or written, between the parties relating to the subject matter of this Agreement. This Agreement may not be amended, modified, or supplemented except by an instrument in writing executed by the parties to this Agreement.

         (h) No Admission of Liability. This Agreement is not and shall not be construed as or deemed to be an admission or concession by or on the part of any party of any liability in connection with any matter described in the Agreement, and each party expressly denies any liability whatsoever. The basis for this Agreement is the desire of the parties to resolve the controversy between them without litigation.

         (i) Survival of Representations and Warranties. All representations and warranties in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party.

         (j) No Reliance. Except for the representations and warranties of the parties stated in sections 11 and 12 of this Agreement, each party to the Agreement has made its own independent inquiry concerning the matters, facts and circumstances material to the settlement embodied in the Agreement, including without limitation, the legal, tax and accounting aspects of the transactions contemplated in the Agreement and any related transactions. No party to the Agreement has relied and no party will rely upon any other party to the Agreement, or any other party's legal counsel or financial or actuarial advisors, for any information or advice of any kind in connection with any of the transactions contemplated in the Agreement or with any related transactions.

         (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the amendment is in writing and signed by the parties hereto. The failure of any party to the Agreement to enforce a provision of the Agreement shall not constitute a waiver of the party's right to enforce that provision of the Agreement.

         (l) Headings. The section headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

         (m) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the District of Columbia and by ERISA, the Code and other laws of the United States to the extent they preempt District of Columbia law.


         (n) Binding Effect. This Agreement shall be binding upon GM and PBGC and their respective successors, if any (and to the extent provided in section 10, shall inure to the benefit of the Intended Beneficiaries and in each case to their respective heirs, legal representatives, successors and assigns).

         (o) Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party hereto or the Intended Beneficiaries. Nor shall any rule of construction that favors a non-draftsman or a government agency be applied. A reference to any statute shall be deemed also to refer to all rules and regulations promulgated under the statute, unless the context requires otherwise.

         (p) Reservation of Rights. Subject to the provisions of sections 3, 8 and 16(q) of this Agreement, and to the releases and covenants not to sue described in section 9 of this Agreement, nothing in this Agreement shall preclude PBGC from exercising its regulatory, enforcement, litigation or other authority as set forth in ERISA and the Code with respect to any person, other than as a result of a Qualified EDS Transaction. Except as expressly provided herein, nothing in this Agreement constitutes or reflects a waiver or modification by GM of any claim, right or defense that GM has under law.

         (q) Confidential Information. All documents and other information furnished pursuant to the requirements of sections 9 and 13 of this Agreement ("Confidential Information") shall be held confidential in accordance with the following specific requirements:

         (i) Except as may be required by law or as provided in section 16(q)(v) below, PBGC agrees not to disclose the Confidential Information to anyone other than those Executive Branch Officials, and PBGC employees and consultants who have a need to know the Confidential Information as part of their job responsibilities. PBGC shall inform all such Executive Branch officials to whom Confidential Information is disclosed of the need to maintain the confidentiality of such Confidential Information. Before providing Confidential Information to any consultant, PBGC shall first obtain that consultant's written agreement to abide by the terms of this section 16(q) of the Agreement with respect to the Confidential Information.

          (ii) Before furnishing any document that constitutes Confidential Information to PBGC, GM shall affix the words "CONFIDENTIAL" to the first page of that document. In addition, within 30 days after the Effective Date, PBGC shall furnish a copy of this section 16(q) of the Agreement to PBGC's disclosure officer under 29 C.F.R. Section 1603.2(a).

         (iii) PBGC shall treat all Confidential Information as confidential, proprietary information. Specifically, the Confidential Information constitutes, and has been designated by GM as, non-public information that constitutes trade secret and commercial or financial information that currently is privileged or confidential under 5 U.S.C. Section 552(b)(4) and 29 C.F.R. Part 2603. PBGC expressly agrees with that designation and acknowledges that such designation will not expire until 10 years after the confidential information is submitted to PBGC. Disclosure of such confidential information may cause GM competitive harm. In addition, PBGC acknowledges that the Confidential Information may include information that is material and non-public information relating to the financial condition of GM, and, as such, a person who trades in the securities of GM based upon such information or who transmits such information to a person who so trades would subject himself or herself to possible liability under federal securities laws. PBGC shall assert all permissible exemptions from or privileges against disclosure of the Confidential Information.

          (iv) Unless otherwise required by law, PBGC (a) shall notify GM of any request for the Confidential Information, including but not limited to, any requests made under the Freedom of Information Act or in connection with any court, administrative or legislative proceedings in which disclosure of such information may be compelled, and (b) further shall afford GM and its affiliates the timely opportunity to seek a protective order or take such other legal actions as GM deems appropriate to preserve the confidentiality of the Confidential Information; provided, however, that in the case of a request for Confidential Information made by a chair of any Congressional committee or subcommittee on behalf of such committee or subcommittee ("Congressional Request"), PBGC shall notify GM in writing of such request at least five business days before PBGC furnishes such Confidential Information to the requesting party, and further provided, however, that in the case of a written Congressional Request signed by a chair of any Congressional committee or subcommittee on behalf of such committee or subcommittee, which Request asks that the PBGC respond in less than five days, PBGC shall send GM a copy of such written request by telefacsimile and overnight mail immediately upon receipt thereof, and in any event before furnishing such Confidential Information to the requesting party. In the case of any Congressional Request (whether written or not) PBGC shall (a) inform the requesting party, not later than the time the Confidential Information is provided to such party, that GM has indicated that the Confidential Information is nonpublic, proprietary information the disclosure of which would be damaging to GM, and (b) request, not later than the time the Confidential Information is provided to such party, that the confidential nature of the Confidential Information be preserved.

         (v) PBGC shall not use Confidential Information, or any summaries, analyses and reformulations of the Confidential Information, as evidence in any court or administrative proceeding, except that PBGC may use such Information as evidence in a proceeding brought by one party against the other under this Agreement. If and to the extent PBGC uses Confidential Information as evidence in a proceeding under this Agreement, PBGC shall use its best efforts to have placed under seal any Confidential Information that PBGC submits to the court or agency that presides over the proceeding.

          (vi) The requirements of this section 16(q) do not apply to information that is available to the general public, information that was available to PBGC prior to its disclosure to PBGC by GM (and not otherwise required to be treated as confidential), or information that becomes available to PBGC on a non-confidential basis provided that the information is not subject to a confidentiality agreement with or for the benefit of GM actually known to PBGC.

         (vii) Nothing in this Agreement waives or modifies the requirements of any other confidentiality agreement entered into between PBGC and GM with respect to information provided to PBGC under any such agreement. Nothing in this Agreement limits or affects in any way PBGC's investigatory authority under section 4003 of ERISA, including PBGC's authority to subpoena witnesses and require the production of records.

         (r) Assignment. This Agreement may not be assigned in whole or in part by either party without the express written consent of the other party.

         (s) No Change to Governing Plan Documents or Plan Administration. This Agreement is not a document or instrument governing the Hourly Plan, nor does anything in this Agreement amend, supplement or derogate from the documents and instruments governing the Hourly Plan. Further, nothing in this Agreement alters, amends or otherwise modifies the operation or administration of the Hourly Plan.

         (t) Role of Named Fiduciary. The Named Fiduciary of the Hourly Plan shall be furnished copies of all materials furnished to the GM Board of Directors that report on the funded status of the Hourly Plan (other than materials relating to future pension funding matters) or on GM's compliance with this Agreement (other than materials regarding the status of litigation, claims or potential or actual disputes raised by PBGC under this Agreement, or any materials subject to a valid privilege belonging to GM, a GM Subsidiary, an EDS Releasee, or the respective counsels of any such persons) within 10 business days of the time those materials are furnished to the GM Board of Directors. GM shall in no way seek to restrict the Named Fiduciary from advising the PBGC about or conferring with the PBGC concerning compliance with this Agreement; it being understood that nothing contained in this Agreement shall require the Named Fiduciary to make, or prevent the Named Fiduciary from making, any inquiry or analysis respecting GM's compliance with this Agreement. In deciding whether or not to communicate with the PBGC regarding this Agreement, or the compliance by GM therewith, the Named Fiduciary may rely upon the accuracy and completeness of the information disclosed in the materials provided to it by GM. The Named

Fiduciary shall have no rights or obligations relating to the enforcement of this Agreement; provided, however, that nothing contained herein shall limit it in acting as provided in this section 16(t) or as otherwise required or permitted by law.

                                           GENERAL MOTORS CORPORATION

                                           By:  /s/ HEIDI KUNZ
                                              ------------------------
                                                   HEIDI KUNZ

                                           Its Treasurer



                                           PENSION BENEFIT GUARANTY CORPORATION



                                           By:  /s/ MARTIN SLATE
                                              ------------------------
                                                   MARTIN SLATE

                                           Its Executive Director

                           APPENDICES TO AGREEMENT

                   Made as of March 3, 1995, By and Between

                          General Motors Corporation

                                     and

                   The Pension Benefit Guaranty Corporation

                                   CONTENTS

Appendix C1                             Illustration of Sections 7(c) and
                                        7(d) of Agreement

Appendix D1                             Designated Cash Notice

Appendix E1                             GM's Certificate to Escrow Agent
                                        that Qualified EDS Transaction has
                                        Occurred

Appendix E2                             PBGC's Statement to Escrow Agent

Appendix O1                             Opinion of Counsel for GM

Appendix O2                             Opinion of Counsel for PBGC

Appendix P                              List of GM Pension Plans (subject to
                                        de minimis rule in section 11(f)
                                        of Agreement)

Appendix Q                              GM Certificate indicating that
                                        transaction or proposed transaction
                                        will constitute a Qualified EDS
                                        Transaction

Appendix R1                             Initial Release and Covenant Not to
                                        Sue Respecting EDS Releasees, EDS
                                        Transferees and GM Controlled Group

Appendix R2                             Specific Release and Covenant Not
                                        to Sue Respecting EDS Releasees and
                                        GM Controlled Group

Appendix R3                             Specific Release and Covenant Not
                                        to Sue Respecting EDS Transferees
                                        and GM Controlled Group

Appendix R4                             Alternative Form of Specific
                                        Release and Covenant Not to Sue
                                        Respecting EDS Releasees and GM
                                        Controlled Group

Appendix R5                             Alternative Form of Specific
                                        Release and Covenant Not to Sue
                                        Respecting EDS Transferees and GM
                                        Controlled Group

Appendix S                              List of EDS Subsidiaries as of
                                        Effective Date

Appendix T                              Deloitte & Touche Procedures

                                                                     APPENDIX C1



               ILLUSTRATION OF SECTION 7(c) AND 7(d) OF AGREEMENT

        For purposes of this Illustration, the following simplifications were made:

        * In the Illustration asterisked asset values are measured at fair market value. Value for DRC and FSA will actually be determined using GM's normal asset valuation method.
        ** Where noted the Illustration disregards the additional restrictions in Sections 4, 7(a) and 7(b) on the availability of the Stock Credit Balance. The Illustration also assumes no dividends were paid on the stock during this period. If dividends were paid, certain values such as the values of sold stock and actuarial gains would be adjusted upward to reflect the additional value of dividends paid.


7/1/94               Contributed Value = 177 MM x $30 = $5,310 MM
                     Funding Interest Rate is 9%.

10/1/94                       Unsold 177 MM x $31 =      $5,487 MM
                              Sold        O x $31 =           0
                                                          -----
                              Total                      $5,487 MM

                     Asset Value (FMV)* = $5,487 MM
                     Reduced by Statutory Credit Balance
                       for purposes of DRC to the extent
                       required under the law in effect at the time.


9/30/95       (A)    Facts
                     Unsold 147 MM x $34 =             $4,998 MM
                     Sold (9/30/95) 30 MM x $34 =      $1,020 MM
                                                       ---------
                     Total                             $6,018 MM

                     Asset Value (FMV)* = $6,018 MM
                     Reduced by Statutory Credit Balance
                      for purposes of DRC Calculation to the extent required under the law in effect at the time.

              (B)    Review of Available Stock Credit Balance**
                     (1) If Not Used on 9/30/95:

                                                          1.25
                         Sold 9/30/95: 30 MM x $30 x (1.09)        = $1,002.4 MM

                                                             1.25
                         Unsold 9/30/95: 147 MM x $30 x (1.09)     = $4,911.6 MM
                                                                    ------------
                         Total                                       $5,914.0 MM

                     (2) Available for Use on 9/30/95:

                                                          1.25
                         Sold 9/30/95: 30 MM x $30 x (1.09)        = $1,002.4 MM

                                                              1.25
                         Unsold 9/30/95: 147 MM x $30 x (1.09)     = $4,911.6 MM
                                                                     -----------
                         Total                                       $5,914.0 MM

              (C)    Review on a "Per Share" Basis
                     Actual Value Received per Share =          $34.00
                     10/1/94 Value, plus Interest
                      per Share = $31 x 1.09 =                  $33.79
                     Contributed Value, plus Interest

                                              1.25
                       per Share = $30 x (1.09)                 $33.41
                     Gain not Previously Recognized
                      ($34.00 - $33.79) x 30 MM =               $6.3 MM

                     Under Section 7(c), $6.3 million will show up as an
                       actuarial gain in the FSA, but the available Stock Credit Balance will not be adjusted.
                     The increased value of the remaining 147 MM shares [147 MM
                       x ($34.00 - $33.79)] will also show up as an actuarial gain in the FSA.
                     The amortization of these gains will result in credits
                       under normal ERISA rules.

              (D)    Review on an Aggregate Basis
                     Total gain on sold shares = 30 MM x ($34 - $30) = $120 MM This gain will be reflected in two ways:
                     -  The expected appreciation increases the Stock Credit

                                                     1.25
                        Balance = 30 MM x ($30 x 1.09     - $30) = $102.4 MM.
                     - The unexpected appreciation of $17.6 MM appears as an actuarial gain in the FSA, which will be amortized under normal ERISA funding rules. (Some of this was recognized on 10/1/94, and some on 10/1/95.)
                     - The unexpected appreciation on the remaining 147 MM shares also appears as an actuarial gain in the FSA. (Some of this was recognized on 10/1/94, and some on 10/1/95.)

9/30/96       (A)    Facts
                     Of the remaining 147 MM unsold shares:
                     Sold 9/30/96, 10 MM @ $30     =  $  300 MM
                     Unsold 137 MM @ $30           =  $4,110 MM

Scenario I:
              (B)    Additional Facts
                     GM did not previously use any sold or unsold Stock Credit Balance. In addition, GM does not use any in this year.

              (C)    Review of Available Stock Credit Balance:**
                     (1) If Not Used on 9/30/96:

                                                   2.25
                     Sold 9/30/95: 30 MM x $30(1.09)          = $1,092.6 MM
                     Sold 9/30/96: 10 MM x $30                = $  300.0 MM

                                               2.25
                     Unsold: 137 MM x $30 (1.09)              = $4,989.4 MM
                                                                -----------
                     Total                                      $6,382.0 MM

                     (2) Available for Use on 9/30/96:

                                                    2.25
                     Sold 9/30/95: 30 MM x $30 (1.09)         = $1,092.6 MM
                     Sold 9/30/96: 10 MM x $30                = $  300.0 MM
                     Unsold: 137 MM x $30                     = $4,110.0 MM
                                                                -----------
                                                                $5,502.6 MM

Scenario II:

              (B)    Additional Facts
                     Used all Stock Credit Balance from 30 MM shares sold

                                                      1.25
                     9/30/95  (i.e., 30 MM x $30 x 1.09   ). On 9/30/95,
                     also used 20 MM shares' worth of unsold Stock Credit

                                                      1.25
                     Balance (i.e., 20 MM x $30 x 1.09    ) when shares were
                       worth $34.

              (C)    Review of Available Stock Credit Balance:**
                     (1) If Not Used on 9/30/96:

                                                               2.25
                     Unsold, unused 9/30/96:127 MM x $30 x(1,09)   = $4,625.2 MM
                     Section 7(d) adjustment (see below)                -52.2 MM
                                                                     -----------
                     Adjusted unused                                 $4,573.0 MM

                     This conforms to the credit balance rolled forward from earlier years as follows:

                     Initial Credit Balance 7/1/94                   $5,310.0 MM
                     Rolled forward to 9/30/95                        5,914.0 MM

                                       1.25
                      (5,310 MM  X 1.09    )
                     Applied on 9/30/95                              -1,670.6 MM
                                                                      ----------
                                       1.25
                     (50 MM x $30 x 1.09   )
                     Remaining Balance on 9/30/95                    $4,243.4 MM
                     Rolled forward to 9/30/96                        4,625.2 MM
                     Section 7(d) adjustment (see below)               - 52.2 MM
                                                                      ----------
                                                                     $4,573.0 MM

                     (2) Available for Use on 9/30/96:
                     Unsold, unused 9/30/96: 127 MM x $30          = $3,810.0 MM
                     Section 7(d) adjustment ( see below)              - 52.2 MM
                                                                   -------------
                                                                     $3,757.8 MM

              (D)    Computation of Section 7(d) Adjustment:
                     - 20 MM unsold shares were used and the Stock Credit Balance taken into account for those shares was $668.2 MM (i.e.,

                                     1.25
                           $30 x 1.09    x 20 MM).
                     - 10 MM of these shares were sold on 9/30/96 for only $30 per share. (The other 10 MM have not yet been sold.)
                     - Because the sales proceeds ($300 MM) were less than the Stock Credit Balance taken into account for those sold shares, the available Stock Credit Balance must be adjusted until the expiration of the Stock Credit Balance restrictions in the Agreement. This adjustment is

                                                                        2.25
                     (i) The loss of $64.2 MM [i.e., 10 MM x ($30 x 1.09    -
                         $30)] which represents the updated value of the 10 MM shares as credited to the FSA, as compared to the sale value, minus
                    (ii) The $12 MM "unamortized gains" that have arisen on
                         previously sold shares.

              - The total "gains" realized on sold shares were realized on 10/1/95 when 30 MM shares were sold at $34/share. The "gain" realized then was $17.6 MM [30 MM x ($34 - $30 x

                     1.25
                 1.09 )]. Actuarial gains on unsold shares are not applied in determining the offset to the loss.

              - The remaining unamortized portion of this "gain" is $12.0 MM, determined as follows:

                 - "Gain" reflected 10/1/94 is $10.4 MM [30 MM x ($31 - $30 x

                       .25
                   1.09   )]
                 - "Gain" reflected 10/1/95 is $6.3 MM [30 MM x ($34 - $31 x
                   1.09)]
                 - Remaining unamortized portion of these "gains" is $6.8 MM and $5.2 MM, respectively.

                                  APPENDIX D1





United States Trust Company of New York
114 West 47th Street
New York, New York 10036

         Re:     General Motors Corporation Hourly Rate
                 Employees Pension Plan

Ladies and Gentlemen:

         Please be advised that the contribution of $__________ made by General Motors Corporation ("GM") to the General Motors Corporation Hourly-Rate Employees Pension Plan on [Date] constitutes "Designated Cash" within the meaning of the Agreement made as of March 3, 1995, by and between GM and the Pension Benefit Guaranty Corporation.


                                   Sincerely,


                                   General Motors Corporation


cc:      [PBGC's General Counsel
         PBGC's Director, Corporate Finance and
              Negotiations Department]

                                  APPENDIX E1





[Escrow Agent]



Dear Sir or Madame:

         This is to certify that, as of your receipt of this writing, a "Qualified EDS Transaction," as that term is defined in the Agreement made as of March 3, 1995, by and between General Motors Corporation and the Pension Benefit Guaranty Corporation, has occurred.

                                   Sincerely,



                                   General Motors Corporation

                                  APPENDIX E2





[Escrow Agent]



Dear Sir or Madam:

         The Pension Benefit Guaranty Corporation ("PBGC") hereby authorizes you to deliver to GM and EDS the Releases and Covenants Not to Sue that PBGC delivered to you on [date], copies attached.

                                   Sincerely,



                                   Pension Benefit Guaranty Corporation

                                  APPENDIX O1





                                 March 3, 1995





Pension Benefit Guaranty Corporation
1200 K Street, N.W.
Washington, D.C. 20005


Ladies and Gentlemen:

         I am General Counsel of General Motors Corporation ("GM"), a Delaware corporation. This opinion is delivered to you pursuant to section 11(e) of the Agreement ("Agreement") made as of March 3, 1995, by and between GM and the Pension Benefit Guaranty Corporation ("PBGC") Agreement.

         In connection with this opinion, I or attorneys working under my supervision have examined and relied upon the original or executed copies, certified or otherwise identified to our satisfaction, of the Agreement delivered by GM of even date herewith, and originals or copies certified or otherwise identified to our satisfaction of such records, agreements and instruments and certificates, as we have deemed necessary and relevant to form the basis for the opinions herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal capacity of all natural persons, and that the Agreement is binding upon and enforceable against PBGC as a party thereto.

         The opinions herein are also subject to the following assumptions and qualifications:

         (a) I express no opinion as to the enforceability of any provision of the Agreement to the extent such provision may be

Pension Benefit Guaranty Corporation
March 3, 1995
Page 2



subject to, or affected by, applicable bankruptcy, insolvency, reorganization, moratorium or other state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent transfer laws).

         (b) In rendering the opinions relating to enforceability set forth in paragraph 2 below, I have assumed that PBGC will seek to enforce its rights under the Agreement only in good faith and in a commercially reasonable manner.

         (c) I express no opinion concerning any laws other than federal laws of the United States of America and the laws of Delaware. I am not admitted to practice law in the State of Delaware, but an attorney working under my supervision whom I have relied upon in giving this opinion is familiar with the laws of that State in the ordinary course of his practice.

         (d) I have assumed there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the Agreement or any of the transactions contemplated by the Agreement.

         Based upon and subject to the foregoing assumptions and qualifications, it is my opinion that:

         1. GM is duly organized under the laws of Delaware and is qualified to do business under the laws of any state where failure to do so qualify would have a material adverse effect on its operations. GM has the power and authority to enter into and perform its obligations under the Agreement and to carry out and consummate the transactions contemplated thereby.

         2. GM's execution, delivery and performance of the Agreement and any other documents to be executed by GM in connection with the Agreement have been duly authorized by all necessary corporate action.

         3. GM's execution and delivery of the Agreement and any other documents to be executed and delivered by GM in connection with the Agreement, GM's performance of its obligations under the Agreement, GM's consummation of the transactions contemplated by the Agreement, and GM's compliance with the terms and provisions of the Agreement (i) will not violate in any material respect any law applicable to GM or any of its properties, the consequences of which violation could reasonably be expected to have a material adverse effect on the ability of GM to perform its obligations under the Agreement; and (ii) will not violate any provision of the Certificate of Incorporation or By-Laws of GM,

Pension Benefit Guaranty Corporation
March 3, 1995
Page 3



or any material contract or agreement which is binding on GM or its properties, or result in a breach of or constitute (with due notice, lapse of time or both) a default under any indenture, agreement, lease or other instrument to which GM is a party, and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties, except as specifically provided for in the Agreement.

         4. The Agreement has been duly executed and delivered by GM and constitutes a legal, valid and binding contract and obligation of GM enforceable against GM in accordance with its terms.

         5. I am not aware of any actions, suits or proceedings pending or threatened in writing against GM or any of its property in any court or before any arbitrator or mediator or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would have a materially adverse effect on GM's ability to perform its obligations contemplated by the Agreement or the validity or enforceability thereof, with the possible exception of the following:__________________.

         6. GM has obtained all necessary approvals, consents and authorizations, and has made all registrations, qualifications or filings with all relevant governmental authorities required on the part of GM in connection with the execution and delivery by GM of the Agreement.

         This opinion is intended solely for your use in connection with the transactions occurring today and with any Qualified EDS Transaction (as that term is defined in the Agreement) and is not to be made available to or relied upon by other persons without our express prior written consent. This opinion is limited to the state of the law and facts and circumstances existing as of the date hereof, and I do not undertake to update this opinion for events or changes in the law occurring after the date hereof.

                                   Sincerely,


                                   Thomas Gottschalk
                                   General Counsel

                                  APPENDIX O2



                                 March 3, 1995



General Motors Corporation
767 Fifth Avenue
New York, NY  10153


Ladies and Gentlemen:

     I am General Counsel of the Pension Benefit Guaranty Corporation ("PBGC"), a United States government corporation established under Section 4002 of the Employee Retirement Income Security Act of 1974, as amended. This opinion is delivered to you pursuant to section 12(e) of the Agreement made as of March 3, 1995, by and between General Motors Corporation and PBGC (the "Agreement").

     In connection with this opinion, I or attorneys working under my supervision have examined and relied upon originals or executed copies, certified or otherwise identified to our satisfaction, of the Agreement executed and delivered by PBGC of even date herewith, and originals or copies certified or otherwise identified to our satisfaction of such records, agreements and instruments and certificates of public officials and employees of the PBGC, as we have deemed necessary and relevant to form the basis for the opinions herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the legal capacity of all natural persons, and that the Agreement is binding upon and enforceable against GM as a party thereto.

         The opinions herein are also subject to the following assumptions and qualifications:

         (a) I express no opinion as to the enforceability of any provision of the Agreement to the extent such provision may be subject to, or affected by, applicable bankruptcy, insolvency, reorganization, moratorium or other state or federal laws affecting the rights and remedies of creditors generally (including, without limitation, fraudulent transfer laws).

General Motors Corporation
March 3, 1995
Page 2




         (b) I express no opinion with respect to the enforceability of provisions in the Agreement providing for (i) specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is sought in a proceeding in equity or at law, or (ii) waiver of rights by the PBGC which under applicable law may not be waived; provided, however, that nothing in part (ii) of this qualification should be construed to detract from the opinions set forth in paragraphs 1 and 2 below.

         (c) In rendering the opinions relating to enforceability set forth in paragraph 2 below, I have assumed that GM and the Intended Beneficiaries will seek to enforce any rights under the Agreement only in good faith and in a commercially reasonable manner.

         (d) I express no opinion concerning any laws other than the federal laws of the United States of America.

         (e) I have assumed there was no misrepresentation, omission or deceit by any person in connection with the execution, delivery or performance of the Agreement or any of the transactions contemplated by the Agreement.

         Based upon and subject to the foregoing assumptions and qualifications, it is my opinion that:

         1. The PBGC is a United States government corporation established under Section 4002 of ERISA. The PBGC has the power and authority to execute and perform its obligations under the Agreement and to carry out and consummate the transactions contemplated thereby, including without limitation, the execution and delivery of the releases and covenants not to sue described in section 9 of the Agreement.

         2. All necessary action has been taken by the PBGC to authorize the execution, delivery and performance by it of the Agreement. The Agreement has been duly executed and delivered by PBGC and constitutes a legal, valid and binding obligation of PBGC, enforceable against the PBGC in accordance with its terms. PBGC is authorized to grant the releases and covenants not to sue provided for in section 9 of the Agreement. If and when those releases and covenants not to sue are executed and delivered, they will be enforceable against PBGC in accordance with their terms.

         3. The execution and delivery by the PBGC of, and the performance by the PBGC of its obligations under, the Agreement,

General Motors Corporation
March 3, 1995
Page 3



do not conflict with Title IV of ERISA or PBGC's Bylaws.

         4. I am not aware of any actions, suits or proceedings pending or threatened in writing against the PBGC or any of its property in any court or before any arbitrator or mediator or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality which, if adversely determined, would have a materially adverse effect on the PBGC's ability to perform its obligations contemplated by the Agreement or the validity or enforceability thereof.

         5. The PBGC has obtained all necessary approvals, consents and authorizations, and has made all registrations, qualifications or filings with all relevant governmental authorities required on the part of the PBGC in connection with the execution and delivery by the PBGC of the Agreement.

         This opinion is intended solely for your use in connection with the transactions occurring today and with any Qualified EDS Transaction (as that term is defined in the Agreement) and is not to be made available to or relied upon by other persons without our express prior written consent. This opinion is limited to the state of the law and facts and circumstances existing as of the date hereof, and I do not undertake to update this opinion for events or changes in law occurring after the date hereof.

                                Very truly yours,



                                Carol Connor Flowe
                                General Counsel

                                   APPENDIX P


General Motors Retirement Program for Salaried Employees


General Motors Hourly Rate Employees Pension Plan


Saturn Personal Choices Retirement Plan for Non-Represented Team Members


Employees Retirement Plan for GMAC Mortgage Corporation


NAVCO Corporation Pension Plan


Hughes Non-Bargaining Retirement Plan


Hughes Bargaining Retirement Plan


Hughes Subsidiary Retirement Plan

                                   APPENDIX Q


Director, Corporate Finance and
     Negotiations Department

         and

General Counsel

Pension Benefit Guaranty Corporation
1200 K Street, N.W.
Washington, D.C. 20005-4026


         Re:     Certificate of Qualified EDS Transaction


Ladies and Gentlemen:

         Please be advised that General Motors Corporation intends to enter into [has entered into] a transaction with an estimated effective date of [date] (the "Proposed Transaction") that GM concludes will constitute a "Qualified EDS Transaction" within the meaning of the Agreement made as of March 3, 1995 by and between GM and the Pension Benefit Guaranty Corporation (the "Agreement"). As shown by the enclosed statement from [name of GM officer or attorney], the Proposed Transaction, if and when consummated, will result in EDS ceasing to be a member of GM's "controlled group." Enclosed in this regard are statements from the Master Trustees and Independent Fiduciary of the General Motors Corporation Hourly Employees Pension Plan ("Hourly Plan") showing the value of the Hourly Plan's assets, and the values of GM Class E Stock and/or other Employer Securities held by the Hourly Plan as of [date].


                                   Sincerely,


                                   General Motors Corporation


Enclosures

[APPENDIX R1]

                        RELEASE AND COVENANT NOT TO SUE


         1. In consideration of the terms, conditions, mutual covenants and agreements set forth in the Agreement made as of March 3, 1995 (the "EFFECTIVE DATE"), by and between General Motors Corporation ("GM") and the Pension Benefit Guaranty Corporation ("PBGC") (the "AGREEMENT"), the adequacy and sufficiency of which are hereby acknowledged, the PBGC, a wholly-owned United States government corporation created by section 4002(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Section 1302(b), on its own behalf and in every other capacity in which it may now or in the future act, releases and forever discharges each of the EDS RELEASEES and EDS TRANSFEREES from any claim whatsoever with respect to any and all of the GM PENSION LIABILITY and from all actions, causes of action, suits, debts, dues, sums of money, expenses, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, costs, judgments, executions, obligations, losses, liabilities, claims and demands whatsoever, whether in law or equity, whether direct or indirect, whether for indemnity or contribution, whether fixed or contingent, whether such be presently known or unknown, suspected or unsuspected, whether or not hidden or concealed, which PBGC and its successors and assigns ever had, now have, or may have in the future against any of the EDS RELEASEES and EDS TRANSFEREES with respect to such GM PENSION LIABILITY, immediately upon the TRANSACTION DATE and provided there has been no EXCESSIVE TRANSFER under section 9(e) of the AGREEMENT that remains unresolved under section 9(f) of the AGREEMENT; provided, however, that there shall be no release to the extent specified in section 13(h) of the Agreement or in the event of an Excessive Transfer where GM waives releases pursuant to section 9(f)(ii) of the Agreement; provided further, that there shall be no release of the EDS TRANSFEREES in the event of a MATERIAL TRANSFER consisting of stock of any single GM SUBSIDIARY that has a fair value greater than $3 billion (other than a GM SUBSIDIARY that is transferred in a MATERIAL TRANSFER described in section 9(e)(1)(D) of the AGREEMENT) and that is not a member of GM's CONTROLLED GROUP and is a member of EDS's CONTROLLED GROUP on the TRANSACTION DATE; and provided further, that there shall be no release of the EDS RELEASEES for an amount and to the extent specified in section 9(f)(i)(D) of the AGREEMENT if GM elects Releases and Covenants Not to Sue under section 9(f)(i)(D)(i) of the Agreement.

         2. PBGC covenants never to initiate or pursue against any person (including without limitation, the EDS RELEASEES, EDS TRANSFEREES, GM, all persons within GM's CONTROLLED GROUP, the GM PENSION PLANS, and the fiduciaries and administrators of the GM PENSION PLANS) any administrative, judicial or other proceeding, specifically including without limitation any proceeding under section 4042 or 4069 of ERISA, 29 U.S.C. Section 1342 or 1369, or to threaten or assert an intention to initiate any such proceeding, or to seek any other equitable or legal relief, by reason of (i) any QUALIFIED EDS TRANSACTION, (ii) any transaction in a series of transactions that constitutes, is reasonably related to, or is reasonably necessary to effect, a QUALIFIED EDS TRANSACTION, or (iii) any transfer from GM or a GM SUBSIDIARY of assets, operations or securities (including stock of any type) to or into EDS or an EDS SUBSIDIARY, that occurs prior to the TRANSACTION DATE or in conjunction with a QUALIFIED EDS TRANSACTION; provided, however, that PBGC's Covenant Not To Sue under this paragraph 2 shall not (A) extend to, or restrict PBGC's rights under Title IV of ERISA, if any, to the extent such rights are not released pursuant to paragraph 1 above, and subject to section 9(f)(iii) of the Agreement, if any single GM SUBSIDIARY that has a fair value greater than $3 billion is not or will no longer be a member of GM's CONTROLLED GROUP immediately after the TRANSACTION DATE and is not or will no longer be a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE, or (B) extend to, or restrict PBGC's exercise of, any rights or remedies PBGC may have with respect to an EXCESSIVE TRANSFER that has not been resolved under section 9(f)(i) of the Agreement to the extent such rights or remedies are expressly provided under section 9(h) of the AGREEMENT, or (C) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C. Section  1369(a), after the

TRANSACTION DATE, against the EDS RELEASEES for an amount and to the extent specified in section 9(f)(i)(D) if GM elects Releases and Covenants Not To Sue under section 9(f)(i)(D)(i) of the Agreement, or (D) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C. Section 1369(a), after the TRANSACTION DATE to the extent specified in section 9(f)(i)(D) of the AGREEMENT as against the corporation(s), if any, that GM elects not to include as an EDS RELEASEE under section 9(f)(i)(D)(ii) if GM elects Releases and Covenants Not To Sue under section 9(f)(i)(D)(ii) of the AGREEMENT, or (E) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C.
Section 1369(a), against any person other than the EDS RELEASEES if any single GM Subsidiary that has a fair value greater than $3 billion (other than a GM SUBSIDIARY that is transferred in a MATERIAL TRANSFER described in section 9(e)(1)(D) of the AGREEMENT) is not or will no longer be a member of GM's CONTROLLED GROUP immediately after the TRANSACTION DATE and is or will be a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE, or (F) extend to or restrict PBGC's exercise of its rights, if any, against any person in the event of an Excessive Transfer under section 9(e) of the AGREEMENT where GM waives releases pursuant to section 9(f)(ii) of the AGREEMENT, or (G) extend to or restrict PBGC's exercise of its rights, if any, to the extent specified in section 13(h) of the AGREEMENT.

         3. If, during the three-consecutive-year period ending on the TRANSACTION DATE, there are MATERIAL TRANSFERS consisting of stock of NEWSUBS that have an aggregate fair value greater than $6 billion and that, immediately after the TRANSACTION DATE, are no longer member(s) of GM's CONTROLLED GROUP and are members of EDS's CONTROLLED GROUP, then all such MATERIAL TRANSFERS shall be aggregated and treated the same as a MATERIAL TRANSFER consisting of stock of a single GM SUBSIDIARY that has a fair value greater than $3 billion and that is not a member of GM's CONTROLLED GROUP on the TRANSACTION DATE and is a member of EDS's CONTROLLED GROUP on the TRANSACTION DATE for purposes of paragraph 2(E) above. Any MATERIAL TRANSFERS consisting of stock of NEWSUBS that are not made during the three-consecutive-year period noted above shall not be aggregated and treated as provided for in the preceding sentence, nor shall such MATERIAL TRANSFERS be taken into account in applying the $6 billion threshold set forth in the preceding sentence, but such MATERIAL TRANSFERS shall be treated as MATERIAL TRANSFERS to the extent otherwise provided under the AGREEMENT. If the period beginning May 9, 1994, and ending on the TRANSACTION DATE is shorter than three years, then such shorter period shall be substituted for the three-consecutive-year period described above.

         4. CONTRIBUTED SHARES means those shares of GM Class E Stock contributed pursuant to section 2 of the AGREEMENT. CONTRIBUTED SHARES do not include EXCHANGED SHARES.

         5. CONTRIBUTING SPONSOR has the meaning set forth in section 4001(a)(13) of ERISA.

         6. CONTRIBUTION DATE with respect to a security or asset means the date as of which that security or asset is deemed contributed to the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the Internal Revenue Code of 1986, as amended ("CODE").

         7. CONTROLLED GROUP has the meaning set forth in section 4001(a)(14) of ERISA.

         8. EDS means Electronic Data Systems Corporation, a Texas corporation that currently is a wholly-owned subsidiary of RGR Holdings, Inc. ("RGR HOLDINGS, INC."), a Delaware corporation that in turn is a wholly-owned subsidiary of GM.

         9. EDS FUTURE AFFILIATES means any person that becomes a member of a CONTROLLED GROUP with EDS after the TRANSACTION DATE, other than a person that is or was at any time a member of GM's CONTROLLED GROUP.

         10. EDS PLANS means the Electronic Data Systems Corporation Retirement Plan, and every other defined benefit pension plan (if any) covered by Title IV of ERISA for which EDS, an EDS SUBSIDIARY or an EDS RELEASEE is a CONTRIBUTING SPONSOR.

         11. EDS RELEASEES means EDS plus RGR HOLDINGS, INC., plus the EDS SUBSIDIARIES plus the EDS FUTURE AFFILIATES, plus any person identified in part
(i) or (ii) of the definition of EDS SUBSIDIARIES that is not in EDS's CONTROLLED GROUP as of the TRANSACTION DATE but is transferred in whole or in part to a third party in conjunction with a QUALIFIED EDS TRANSACTION or in a transaction reasonably related to or reasonably necessary to effect a QUALIFIED EDS TRANSACTION, plus each and all of the agents, advisors, legal counsel, partners, joint venturers, officers, directors and assigns of any of the foregoing persons or any of them. Notwithstanding the foregoing, the term "EDS RELEASEES" shall not include (i) GM or any other person that was a member of GM's CONTROLLED GROUP before the TRANSACTION DATE and continues without interruption to be a member of GM's CONTROLLED GROUP immediately following the TRANSACTION DATE, or (ii) if GM elects to receive alternative Releases and Covenants Not to Sue pursuant to section 9(f)(i)(D)(ii) of the AGREEMENT, the corporation(s), if any, that are not released under section 9(f)(i)(D)(ii) of the AGREEMENT.

         12.     EDS SUBSIDIARIES means

         (i) the persons listed on Appendix S to the AGREEMENT, all of which are owned, directly or indirectly, by EDS as of the EFFECTIVE DATE plus

         (ii) the additional persons, if any, in which EDS acquires a "controlling interest" within the meaning of Treas. Reg.
                 Section 1.414(c)-(2)(b)(2) after the EFFECTIVE DATE and on or before the TRANSACTION DATE provided that those persons are members of EDS's CONTROLLED GROUP as of the TRANSACTION DATE.

         13. EDS TRANSFEREE means any purchaser or other direct or indirect transferee of any or all of the stock or assets of any of the EDS RELEASEES, by way of purchase, sale, assignment, pledge, exchange, conversion, merger, consolidation, amalgamation or otherwise, and each of their parent organizations, subsidiary organizations, successors and assigns (whether present or future), or any of them (whether or not incorporated), and each and all of their agents, advisors, legal counsel, fiduciaries, partners, joint venturers, officers, directors and assigns, or any of them, but specifically excluding (i) any person who is, after the TRANSACTION DATE, a member of GM's CONTROLLED GROUP, and (ii) if GM elects to receive alternative Releases and Covenants Not to Sue pursuant to section 9(f)(i)(D)(ii) of the AGREEMENT, the corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT, and (iii) any GM SUBSIDIARY that is not a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE.

         14. EMPLOYER SECURITY has the meaning set forth in section 407(d)(1) of ERISA.

         15. ERISA LIMITS means, with respect to EMPLOYER SECURITIES held by the HOURLY PLAN at the time application of the term "ERISA LIMITS" is at issue, that: (i) the aggregate fair market value of all EMPLOYER SECURITIES held by the HOURLY PLAN does not exceed 10 percent of the fair market value of the assets of the HOURLY PLAN at such time; (ii) no more than 25 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by the HOURLY PLAN at such time; and (iii) at least 50 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by persons independent of the issuer at such time.

         16. EXCESSIVE TRANSFER has the meaning set forth in section 9(e) of the AGREEMENT.

         17. EXCHANGED SHARES means shares, if any, received by the HOURLY PLAN in exchange for, or upon conversion or redemption of, the CONTRIBUTED SHARES.

         18. FUNDING STANDARD ACCOUNT means the funding standard account maintained for the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the CODE.

         19. GM PENSION LIABILITY means any and all liabilities or obligations now existing, or hereafter arising, to PBGC (on its own behalf, as trustee for any plan, or in any other capacity) or to the GM PENSION PLANS under Title IV of ERISA with respect to the GM PENSION PLANS or the termination of the GM PENSION PLANS, including without limitation any liability under section 302 of Title I of ERISA or under Title IV of ERISA (including without limitation, any lien, liability, or obligation under section 4042, 4062, 4068 or 4069 of ERISA, 29 U.S.C. Section 1342, 1362, 1368 or 1369).

         20. GM PENSION PLANS means every defined benefit pension plan covered by Title IV of ERISA for which GM or a GM SUBSIDIARY is a CONTRIBUTING SPONSOR as of or at any time prior to or at any time after the TRANSACTION DATE, provided, however, that GM PENSION PLANS shall not include any plans for which EDS or an EDS SUBSIDIARY is a CONTRIBUTING SPONSOR.

         21. GM SHARE means an equity security issued by GM, including without limitation a share of GM Class E Stock. GM SHARES do not include shares or securities issued by persons other than GM that are received in exchange for, or upon conversion or redemption of, GM SHARES.

         22. GM SUBSIDIARY means each and every person that is or was at any time on or after May 9, 1994, a member of GM's CONTROLLED GROUP, except for EDS, RGR HOLDINGS, INC., and the EDS SUBSIDIARIES listed on Appendix S to the AGREEMENT.

         23. HOURLY PLAN means the General Motors Hourly-Rate Employees Pension Plan (Employer Identification number 38-0572515, plan number 003).

         24.     MATERIAL TRANSFER has the meaning set forth in the AGREEMENT.

         25.     NEWSUB has the meaning set forth in the AGREEMENT.

         26. QUALIFIED EDS TRANSACTION means any transaction or series of transactions (including without limitation any transaction or series of transactions by which GM Class E Stock is exchanged, converted or redeemed for capital stock of EDS) by which EDS ceases to be a member of GM's CONTROLLED GROUP, unless, immediately after the TRANSACTION DATE (i) more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, and (ii) more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. Notwithstanding the foregoing, even if immediately after the TRANSACTION DATE, more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM Shares and more than 5% of the Then- Current Fair Market Value of the Hourly Plan's assets consists of EMPLOYER SECURITIES, such transaction nonetheless will become a QUALIFIED EDS TRANSACTION if and upon any later date that falls not more than 120 days after the TRANSACTION DATE either
(i) no more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, or (ii) no more than 5% of the Then-Current Fair Market Value of the

HOURLY PLAN's assets consists of EMPLOYER SECURITIES. For purposes of this definition of QUALIFIED EDS TRANSACTION, in determining whether the 5% limit is exceeded, any security that would otherwise constitute an EMPLOYER SECURITY and that is contributed to the HOURLY PLAN after the last CONTRIBUTION DATE for the CONTRIBUTED SHARES shall be deemed to be a Non-employer Security if (i) the contribution of such security is within the ERISA LIMITS, and (ii) the credit balance in the FUNDING STANDARD ACCOUNT resulting from the contribution of such security is still unused on the TRANSACTION DATE.

         27. TRANSACTION DATE with respect to the QUALIFIED EDS TRANSACTION (including a transaction that becomes a QUALIFIED EDS TRANSACTION) means the date on which EDS ceases to be a member of GM's CONTROLLED GROUP.

         28.     This Release and Covenant Not to Sue shall not be affected by
(i) any amendment, modification, termination, or waiver of the AGREEMENT, except as specifically provided in a written amendment to this Release and Covenant Not to Sue executed by GM and PBGC on or before the TRANSACTION DATE, or in a written amendment to this Release and Covenant Not to Sue executed by GM, PBGC and EDS after the TRANSACTION DATE, (ii) any determination with respect to the AGREEMENT, including without limitation any determination that said AGREEMENT is not valid or enforceable in whole or in part, so long as the material provisions of sections 4 through 7 of the AGREEMENT are not invalidated by a court of law before the TRANSACTION DATE or, if they are invalidated in whole or in part by a court of law before the TRANSACTION DATE, GM in its sole discretion agrees, in a writing enforceable by the PBGC to the same extent as provided in the Agreement, to abide by those provisions, or
(iii) any breach by GM or PBGC of the AGREEMENT.

         29. Except to the extent expressly provided in paragraphs 1, 2 and 3 above, this Release and Covenant Not to Sue shall not affect the rights, if any, of any party with respect to, or under, or to enforce the provisions of, the AGREEMENT.

         30. This Release and Covenant Not to Sue shall be governed by the laws of the District of Columbia and by ERISA, the CODE and other laws of the United States to the extent they preempt District of Columbia law.

         31. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by or on behalf of any person identified herein that any liabilities or obligations are now owed to PBGC or a GM PENSION PLAN, or may be owed to PBGC or a GM PENSION PLAN in the future, by that person. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by any person that PBGC has, or will have, rights to legal or equitable relief in connection with any transaction involving EDS, regardless of whether such transaction is a QUALIFIED EDS TRANSACTION.

         32. Notwithstanding anything in this Release and Covenant Not to Sue, once released from the GM PENSION LIABILITY as a result of this Release and Covenant Not to Sue, any EDS RELEASEE that reenters GM's CONTROLLED GROUP and any EDS TRANSFEREE that enters or reenters GM's CONTROLLED GROUP may, by reentering or entering the GM CONTROLLED GROUP, become subject to the GM PENSION LIABILITY to the extent otherwise provided by law.

         33. Nothing in this Release and Covenant Not to Sue shall be construed to restrict, enlarge or otherwise affect PBGC's rights, if any, against any person (including any EDS RELEASEE or any EDS TRANSFEREE) with respect to transactions or events occurring after the TRANSACTION DATE and not in connection with a QUALIFIED EDS TRANSACTION.

         34. Nothing in this Release and Covenant Not to Sue shall be construed to release any of the EDS RELEASEES, EDS SUBSIDIARIES or EDS TRANSFEREES from their obligations, if any, respecting the EDS PLANS.

         35. The undersigned represents and warrants that he has full power and authority to execute this Release and Covenant Not to Sue on behalf of PBGC, and to make the following representations on behalf of PBGC. PBGC is a wholly-owned United States government corporation established under Title IV of ERISA. PBGC has full power and authority to enter into and perform its obligations under this Release and Covenant Not to

Sue. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue, have been duly authorized by all necessary corporate action and are within PBGC's statutory authorization and authority. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue: (i) will not violate in any material respect any law applicable to PBGC or any of its properties; and
(ii) will not violate any provision of Title IV of ERISA or PBGC's By-Laws, other applicable statutes, regulations and rules governing PBGC, or any material contract or agreement which is binding on PBGC or its properties.


                                           PENSION BENEFIT GUARANTY CORPORATION

                                           By:
                                              ---------------------------------
                                                 MARTIN SLATE

                                           Its Executive Director


SUBSCRIBED AND SWORN TO
BEFORE ME THIS ____ DAY OF
____________, 1995

[APPENDIX R2]

                        RELEASE AND COVENANT NOT TO SUE


         1. In consideration of the terms, conditions, mutual covenants and agreements set forth in the Agreement made as of March 3, 1995 (the "EFFECTIVE DATE"), by and between General Motors Corporation ("GM") and the Pension Benefit Guaranty Corporation ("PBGC") (the "AGREEMENT"), the adequacy and sufficiency of which are hereby acknowledged, the PBGC, a wholly-owned United States government corporation created by section 4002(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Section 1302(b), on its own behalf and in every other capacity in which it may now or in the future act, releases and forever discharges each of the EDS RELEASEES from any claim whatsoever with respect to any and all of the GM PENSION LIABILITY and from all actions, causes of action, suits, debts, dues, sums of money, expenses, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, costs, judgments, executions, obligations, losses, liabilities, claims and demands whatsoever, whether in law or equity, whether direct or indirect, whether for indemnity or contribution, whether fixed or contingent, whether such be presently known or unknown, suspected or unsuspected, whether or not hidden or concealed, which PBGC and its successors and assigns ever had, now have, or may have in the future against any of the EDS RELEASEES with respect to such GM PENSION LIABILITY.

         2. PBGC covenants never to initiate or pursue against any person (including without limitation, the EDS RELEASEES, EDS TRANSFEREES, GM, all persons within GM's CONTROLLED GROUP, the GM PENSION PLANS, and the fiduciaries and administrators of the GM PENSION PLANS) any administrative, judicial or other proceeding, specifically including without limitation any proceeding under section 4042 or 4069 of ERISA, 29 U.S.C. Section 1342 or 1369, or to threaten or assert an intention to initiate any such proceeding, or to seek any other equitable or legal relief, by reason of (i) any QUALIFIED EDS TRANSACTION, (ii) any transaction in a series of transactions that constitutes, is reasonably related to, or is reasonably necessary to effect, a QUALIFIED EDS TRANSACTION, or (iii) any transfer from GM or a GM SUBSIDIARY of assets, operations or securities (including stock of any type) to or into EDS or an EDS SUBSIDIARY, that occurs prior to the TRANSACTION DATE or in conjunction with a QUALIFIED EDS TRANSACTION; provided, however, that PBGC's Covenant Not to Sue under this paragraph 2 shall not extend to or restrict PBGC's exercise of its rights, if any, against GM with respect to a material misrepresentation by GM in a certification described in section 9(c)(2)(A), 9(c)(2)(E), 9(c)(3)(ii)(A), 9(c)(3)(ii)(B)(II) or 9(c)(3)(ii)(B)(III) of the Agreement where such material misrepresentation was reasonably relied upon by PBGC and resulted in material prejudice to PBGC, provided such claim is asserted in a lawsuit filed against GM within the nine-month period beginning on the later of the TRANSACTION DATE or the date a transaction becomes a QUALIFIED EDS TRANSACTION.

         3. CONTRIBUTED SHARES means those shares of GM Class E Stock contributed pursuant to section 2 of the AGREEMENT. CONTRIBUTED SHARES do not include EXCHANGED SHARES.

         4. CONTRIBUTING SPONSOR has the meaning set forth in section 4001(a)(13) of ERISA.

         5. CONTRIBUTION DATE with respect to a security or asset means the date as of which that security or asset is deemed contributed to the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the Internal Revenue Code of 1986, as amended ("CODE").

         6. CONTROLLED GROUP has the meaning set forth in section 4001(a)(14) of ERISA.

         7. EDS means Electronic Data Systems Corporation, a Texas corporation that currently is a wholly-owned subsidiary of RGR Holdings, Inc. ("RGR HOLDINGS, INC."), a Delaware corporation that in turn is a wholly-owned subsidiary of GM.

         8. EDS FUTURE AFFILIATES means any person that becomes a member of a CONTROLLED GROUP with EDS after the TRANSACTION DATE, other than a person that is or was at any time a member of GM's CONTROLLED GROUP.

         9. EDS PLANS means the Electronic Data Systems Corporation Retirement Plan, and every other defined benefit pension plan (if any) covered by Title IV of ERISA for which EDS, an EDS SUBSIDIARY or an EDS RELEASEE is a CONTRIBUTING SPONSOR.

         10. EDS RELEASEES means EDS plus RGR HOLDINGS, INC., plus the EDS SUBSIDIARIES plus the EDS FUTURE AFFILIATES, plus any person identified in part
(i) or (ii) of the definition of EDS SUBSIDIARIES that is not in EDS's CONTROLLED GROUP as of the TRANSACTION DATE but is transferred in whole or in part to a third party in conjunction with a QUALIFIED EDS TRANSACTION or in a transaction reasonably related to or reasonably necessary to effect a QUALIFIED EDS TRANSACTION, plus each and all of the agents, advisors, legal counsel, partners, joint venturers, officers, directors and assigns of any of the foregoing persons or any of them. Notwithstanding the foregoing, the term "EDS RELEASEES" shall not include GM or any other person that was a member of GM's CONTROLLED GROUP before the TRANSACTION DATE and continues without interruption to be a member of GM's CONTROLLED GROUP immediately following the TRANSACTION DATE.

         11.     EDS SUBSIDIARIES means

         (i) the persons listed on Appendix S to the AGREEMENT, all of which are owned, directly or indirectly, by EDS as of the EFFECTIVE DATE plus

         (ii) the additional persons, if any, in which EDS acquires a "controlling interest" within the meaning of Treas. Reg.
                 Section 1.414(c)-(2)(b)(2) after the EFFECTIVE DATE and on or before the TRANSACTION DATE provided that those persons are members of EDS's CONTROLLED GROUP as of the TRANSACTION DATE.

         12. EDS TRANSFEREE means any purchaser or other direct or indirect transferee of any or all of the stock or assets of any of the EDS RELEASEES, by way of purchase, sale, assignment, pledge, exchange, conversion, merger, consolidation, amalgamation or otherwise, and each of their parent organizations, subsidiary organizations, successors and assigns (whether present or future), or any of them (whether or not incorporated), and each and all of their agents, advisors, legal counsel, fiduciaries, partners, joint venturers, officers, directors and assigns, or any of them, but specifically excluding (i) any person who is, after the TRANSACTION DATE, a member of GM's CONTROLLED GROUP, and (ii) any GM SUBSIDIARY that is not a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE.

         13. EMPLOYER SECURITY has the meaning set forth in section 407(d)(1) of ERISA.

         14. ERISA LIMITS means, with respect to EMPLOYER SECURITIES held by the HOURLY PLAN at the time application of the term "ERISA LIMITS" is at issue, that: (i) the aggregate fair market value of all EMPLOYER SECURITIES held by the HOURLY PLAN does not exceed 10 percent of the fair market value of the assets of the HOURLY PLAN at such time; (ii) no more than 25 percent of the aggregate amount of stock of the same class of EMPLOYER

SECURITIES issued and outstanding is held by the HOURLY PLAN at such time; and
(iii) at least 50 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by persons independent of the issuer at such time.

         15. EXCHANGED SHARES means shares, if any, received by the HOURLY PLAN in exchange for, or upon conversion or redemption of, the CONTRIBUTED SHARES.

         16. FUNDING STANDARD ACCOUNT means the funding standard account maintained for the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the CODE.

         17. GM PENSION LIABILITY means any and all liabilities or obligations now existing, or hereafter arising, to PBGC (on its own behalf, as trustee for any plan, or in any other capacity) or to the GM PENSION PLANS under Title IV of ERISA with respect to the GM PENSION PLANS or the termination of the GM PENSION PLANS, including without limitation any liability under section 302 of Title I of ERISA or under Title IV of ERISA (including without limitation, any lien, liability, or obligation under section 4042, 4062, 4068 or 4069 of ERISA, 29 U.S.C. Section 1342, 1362, 1368 or 1369).

         18. GM PENSION PLANS means every defined benefit pension plan covered by Title IV of ERISA for which GM or a GM SUBSIDIARY is a CONTRIBUTING SPONSOR as of or at any time prior to or at any time after the TRANSACTION DATE, provided, however, that GM PENSION PLANS shall not include any plans for which EDS or an EDS SUBSIDIARY is a CONTRIBUTING SPONSOR.

         19. GM SHARE means an equity security issued by GM, including without limitation a share of GM Class E Stock. GM SHARES do not include shares or securities issued by persons other than GM that are received in exchange for, or upon conversion or redemption of, GM SHARES.

         20. GM SUBSIDIARY means each and every person that is or was at any time on or after May 9, 1994, a member of GM's CONTROLLED GROUP, except for EDS, RGR HOLDINGS, INC., and the EDS SUBSIDIARIES listed on Appendix S to the AGREEMENT.

         21. HOURLY PLAN means the General Motors Hourly-Rate Employees Pension Plan (Employer Identification number 38-0572515, plan number 003).

         22. QUALIFIED EDS TRANSACTION means any transaction or series of transactions (including without limitation any transaction or series of transactions by which GM Class E Stock is exchanged, converted or redeemed for capital stock of EDS) by which EDS ceases to be a member of GM's CONTROLLED GROUP, unless, immediately after the TRANSACTION DATE (i) more than 2.5% of the Then-Current Fair Market

Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, and (ii) more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. Notwithstanding the foregoing, even if immediately after the TRANSACTION DATE, more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM Shares and more than 5% of the Then- Current Fair Market Value of the Hourly Plan's assets consists of EMPLOYER SECURITIES, such transaction nonetheless will become a QUALIFIED EDS TRANSACTION if and upon any later date that falls not more than 120 days after the TRANSACTION DATE either (i) no more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, or (ii) no more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. For purposes of this definition of QUALIFIED EDS TRANSACTION, in determining whether the 5% limit is exceeded, any security that would otherwise constitute an EMPLOYER SECURITY and that is contributed to the HOURLY PLAN after the last CONTRIBUTION DATE for the CONTRIBUTED SHARES shall be deemed to be a Non-employer Security if (i) the contribution of such security is within the ERISA LIMITS, and (ii) the credit balance in the FUNDING STANDARD ACCOUNT resulting from the contribution of such security is still unused on the TRANSACTION DATE.

         23. TRANSACTION DATE with respect to the QUALIFIED EDS TRANSACTION (including a transaction that becomes a QUALIFIED EDS

TRANSACTION) means [insert the date on which EDS ceases to be a member of GM's CONTROLLED GROUP, if known, or if not known, insert the following: "the date on which EDS ceases to be a member of GM's CONTROLLED GROUP"].

         24.     This Release and Covenant Not to Sue shall not be affected by
(i) any amendment, modification, termination, or waiver of the AGREEMENT, (ii) any determination with respect to the AGREEMENT, including without limitation any determination that said AGREEMENT is not valid or enforceable in whole or in part, or (iii) any breach by GM or PBGC of the AGREEMENT.

         25. Except to the extent expressly provided in paragraphs 1 and 2 above, this Release and Covenant Not to Sue shall not affect the rights, if any, of any party with respect to, or under, or to enforce the provisions of, the AGREEMENT.

         26. This Release and Covenant Not to Sue shall be governed by the laws of the District of Columbia and by ERISA, the CODE and other laws of the United States to the extent they preempt District of Columbia law.

         27. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by or on behalf of any person identified herein that any liabilities or obligations are now owed to PBGC or a GM PENSION PLAN, or may be owed to PBGC or a GM PENSION PLAN in the future, by that person. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by any person that PBGC has, or will have, rights to legal or equitable relief in connection with any transaction involving EDS, regardless of whether such transaction is a QUALIFIED EDS TRANSACTION.

         28. Notwithstanding anything in this Release and Covenant Not to Sue, once released from the GM PENSION LIABILITY as a result of this Release and Covenant Not to Sue, any EDS RELEASEE that reenters GM's CONTROLLED GROUP and any EDS TRANSFEREE that enters or reenters GM's CONTROLLED GROUP may, by reentering or entering the GM CONTROLLED GROUP, become subject to the GM PENSION LIABILITY to the extent otherwise provided by law.

         29. Nothing in this Release and Covenant Not to Sue shall be construed to restrict, enlarge or otherwise affect PBGC's rights, if any, against any person (including any EDS RELEASEE or any EDS TRANSFEREE) with respect to transactions or events occurring after the TRANSACTION DATE and not in connection with a QUALIFIED EDS TRANSACTION.

         30. Nothing in this Release and Covenant Not to Sue shall be construed to release any of the EDS RELEASEES, EDS SUBSIDIARIES or EDS TRANSFEREES from their obligations, if any, respecting the EDS PLANS.

         31. This Release and Covenant Not to Sue, together with the Release and Covenant Not to Sue in the form of Appendix R3 to the AGREEMENT executed by the undersigned, supersede the Release and

Covenant Not to Sue executed by the undersigned on [insert date], a copy of which is attached hereto as Appendix R1.

         32. The undersigned represents and warrants that he has full power and authority to execute this Release and Covenant Not to Sue on behalf of PBGC, and to make the following representations on behalf of PBGC. PBGC is a wholly-owned United States government corporation established under Title IV of ERISA. PBGC has full power and authority to enter into and perform its obligations under this Release and Covenant Not to Sue. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue, have been duly authorized by all necessary corporate action and are within PBGC's statutory authorization and authority. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue: (i) will not violate in any material respect any law applicable to PBGC or any of its properties; and (ii) will not violate any provision of Title IV of ERISA or PBGC's By-Laws, other applicable statutes, regulations and rules governing PBGC, or any material contract or agreement which is binding on PBGC or its properties.

                                           PENSION BENEFIT GUARANTY CORPORATION

                                           By:
                                              ---------------------------------
                                                 MARTIN SLATE

                                           Its Executive Director


SUBSCRIBED AND SWORN TO
BEFORE ME THIS ____ DAY OF

____________, 1995

[APPENDIX R3]

                        RELEASE AND COVENANT NOT TO SUE


         1. In consideration of the terms, conditions, mutual covenants and agreements set forth in the Agreement made as of March 3, 1995 (the "EFFECTIVE DATE"), by and between General Motors Corporation ("GM") and the Pension Benefit Guaranty Corporation ("PBGC") (the "AGREEMENT"), the adequacy and sufficiency of which are hereby acknowledged, the PBGC, a wholly-owned United States government corporation created by section 4002(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Section 1302(b), on its own behalf and in every other capacity in which it may now or in the future act, releases and forever discharges each of the EDS TRANSFEREES, including without limitation [INSERT NAMES OF SPECIFIC EDS TRANSFEREES, IF ANY, IDENTIFIED BY GM AT THE TIME OF EXECUTION AND DELIVERY], from any claim whatsoever with respect to any and all of the GM PENSION LIABILITY and from all actions, causes of action, suits, debts, dues, sums of money, expenses, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, costs, judgments, executions, obligations, losses, liabilities, claims and demands whatsoever, whether in law or equity, whether direct or indirect, whether for indemnity or contribution, whether fixed or contingent, whether such be presently known or unknown, suspected or unsuspected, whether or not hidden or concealed, which PBGC and its successors and assigns ever had, now have, or may have in the future against any of the EDS TRANSFEREES, including without limitation [INSERT NAMES OF SPECIFIC EDS TRANSFEREES, IF ANY, IDENTIFIED BY GM AT THE TIME OF EXECUTION AND DELIVERY], with respect to such GM PENSION LIABILITY.

         2. PBGC covenants never to initiate or pursue against any person (including without limitation, the EDS RELEASEES, EDS TRANSFEREES, GM, all persons within GM's CONTROLLED GROUP, the GM PENSION PLANS, and the fiduciaries and administrators of the GM PENSION PLANS) any administrative, judicial or other proceeding, specifically including without limitation any proceeding under section 4042 or 4069 of ERISA, 29 U.S.C. Section 1342 or 1369, or to threaten or assert an intention to initiate any such proceeding, or to seek any other equitable or legal relief, by reason of (i) any QUALIFIED EDS TRANSACTION, (ii) any transaction in a series of transactions that constitutes, is reasonably related to, or is reasonably necessary to effect, a QUALIFIED EDS TRANSACTION, or (iii) any transfer from GM or a GM SUBSIDIARY of assets, operations or securities (including stock of any type) to or into EDS or an EDS SUBSIDIARY, that occurs prior to the TRANSACTION DATE or in conjunction with a QUALIFIED EDS TRANSACTION; provided, however, that PBGC's Covenant Not to Sue under this paragraph 2 shall not extend to or restrict PBGC's exercise of its rights, if any, against GM with respect to a material misrepresentation by GM in a certification described in section 9(c)(2)(A), 9(c)(2)(E), 9(c)(3)(ii)(A),

9(c)(3)(ii)(B)(II) or 9(c)(3)(ii)(B)(III) of the Agreement where such material misrepresentation was reasonably relied upon by PBGC and resulted in material prejudice to PBGC, provided such claim is asserted in a lawsuit filed against GM within the nine-month period beginning on the later of the TRANSACTION DATE or the date a transaction becomes a QUALIFIED EDS TRANSACTION.

         3. CONTRIBUTED SHARES means those shares of GM Class E Stock contributed pursuant to section 2 of the AGREEMENT. CONTRIBUTED SHARES do not include EXCHANGED SHARES.

         4. CONTRIBUTING SPONSOR has the meaning set forth in section 4001(a)(13) of ERISA.

         5. CONTRIBUTION DATE with respect to a security or asset means the date as of which that security or asset is deemed contributed to the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the Internal Revenue Code of 1986, as amended ("CODE").

         6. CONTROLLED GROUP has the meaning set forth in section 4001(a)(14) of ERISA.

         7. EDS means Electronic Data Systems Corporation, a Texas corporation that currently is a wholly-owned subsidiary of RGR Holdings, Inc. ("RGR HOLDINGS, INC."), a Delaware corporation that in turn is a wholly-owned subsidiary of GM.

         8. EDS FUTURE AFFILIATES means any person that becomes a member of a CONTROLLED GROUP with EDS after the TRANSACTION DATE, other than a person that is or was at any time a member of GM's CONTROLLED GROUP.

         9. EDS PLANS means the Electronic Data Systems Corporation Retirement Plan, and every other defined benefit pension plan (if any) covered by Title IV of ERISA for which EDS, an EDS SUBSIDIARY or an EDS RELEASEE is a CONTRIBUTING SPONSOR.

         10. EDS RELEASEES means EDS plus RGR HOLDINGS, INC., plus the EDS SUBSIDIARIES plus the EDS FUTURE AFFILIATES, plus any person identified in part
(i) or (ii) of the definition of EDS SUBSIDIARIES that is not in EDS's CONTROLLED GROUP as of the TRANSACTION DATE but is transferred in whole or in part to a third party in conjunction with a QUALIFIED EDS TRANSACTION or in a transaction reasonably related to or reasonably necessary to effect a QUALIFIED EDS TRANSACTION, plus each and all of the agents, advisors, legal counsel, partners, joint venturers, officers, directors and assigns of any of the foregoing persons or any of them. Notwithstanding the foregoing, the term "EDS RELEASEES" shall not include GM or any other person that was a member of GM's CONTROLLED GROUP before the TRANSACTION DATE and continues without interruption to be a member of GM's CONTROLLED GROUP immediately following the TRANSACTION DATE.

         11.     EDS SUBSIDIARIES means

         (i) the persons listed on Appendix S to the AGREEMENT, all of which are owned, directly or indirectly, by EDS as of the EFFECTIVE DATE plus

         (ii) the additional persons, if any, in which EDS acquires a "controlling interest" within the meaning of Treas. Reg.
                 Section 1.414(c)-(2)(b)(2) after the EFFECTIVE DATE and on or before the TRANSACTION DATE provided that those persons are members of EDS's CONTROLLED GROUP as of the TRANSACTION DATE.

         12. EDS TRANSFEREE means any purchaser or other direct or indirect transferee of any or all of the stock or assets of any of the EDS RELEASEES, by way of purchase, sale, assignment, pledge, exchange, conversion, merger, consolidation, amalgamation or otherwise, and each of their parent organizations, subsidiary organizations, successors and assigns (whether present or future), or any of them (whether or not incorporated), and each and all of their agents, advisors, legal counsel, fiduciaries, partners, joint venturers, officers, directors and assigns, or any of them, but specifically excluding (i) any person who is, after the TRANSACTION DATE, a member of GM's CONTROLLED GROUP, and (ii) any GM SUBSIDIARY that is not a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE.

         13. EMPLOYER SECURITY has the meaning set forth in section 407(d)(1) of ERISA.

         14. ERISA LIMITS means, with respect to EMPLOYER SECURITIES held by the HOURLY PLAN at the time application of the term "ERISA LIMITS" is at issue, that: (i) the aggregate fair market value of all EMPLOYER SECURITIES held by the HOURLY PLAN does not exceed 10 percent of the fair market value of the assets of the HOURLY PLAN at such time;
(ii) no more than 25 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by the HOURLY PLAN at such time; and (iii) at least 50 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by persons independent of the issuer at such time.

         15. EXCHANGED SHARES means shares, if any, received by the HOURLY PLAN in exchange for, or upon conversion or redemption of, the CONTRIBUTED SHARES.

         16. FUNDING STANDARD ACCOUNT means the funding standard account maintained for the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the CODE.

         17. GM PENSION LIABILITY means any and all liabilities or obligations now existing, or hereafter arising, to PBGC (on its own behalf, as trustee for any plan, or in any other capacity) or to the GM PENSION PLANS under Title IV of ERISA with respect to the GM PENSION PLANS or the termination of the GM PENSION PLANS, including without limitation any liability under section 302 of Title I of ERISA or under Title IV of ERISA (including without limitation, any lien, liability, or obligation under section

4042, 4062, 4068 or 4069 of ERISA, 29 U.S.C. Section  1342, 1362, 1368 or
1369).

         18. GM PENSION PLANS means every defined benefit pension plan covered by Title IV of ERISA for which GM or a GM SUBSIDIARY is a CONTRIBUTING SPONSOR as of or at any time prior to or at any time after the TRANSACTION DATE, provided, however, that GM PENSION PLANS shall not include any plans for which EDS or an EDS SUBSIDIARY is a CONTRIBUTING SPONSOR.

         19. GM SHARE means an equity security issued by GM, including without limitation a share of GM Class E Stock. GM SHARES do not include shares or securities issued by persons other than GM that are received in exchange for, or upon conversion or redemption of, GM SHARES.

         20. GM SUBSIDIARY means each and every person that is or was at any time on or after May 9, 1994, a member of GM's CONTROLLED GROUP, except for EDS, RGR HOLDINGS, INC., and the EDS SUBSIDIARIES listed on Appendix S to the AGREEMENT.

         21. HOURLY PLAN means the General Motors Hourly-Rate Employees Pension Plan (Employer Identification number 38-0572515, plan number 003).

         22. QUALIFIED EDS TRANSACTION means any transaction or series of transactions (including without limitation any transaction or series of transactions by which GM Class E Stock is exchanged, converted or redeemed for capital stock of EDS) by which EDS ceases to be a member of GM's CONTROLLED GROUP, unless, immediately after the TRANSACTION DATE (i) more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, and (ii) more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. Notwithstanding the foregoing, even if immediately after the TRANSACTION DATE, more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM Shares and more than 5% of the Then-Current Fair Market Value of the Hourly Plan's assets consists of EMPLOYER SECURITIES, such transaction nonetheless will become a QUALIFIED EDS TRANSACTION if and upon any later date that falls not more than 120 days after the TRANSACTION DATE either (i) no more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, or (ii) no more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. For purposes of this definition of QUALIFIED EDS TRANSACTION, in determining whether the 5% limit is exceeded, any security that would otherwise constitute an EMPLOYER SECURITY and that is contributed to the HOURLY PLAN after the last CONTRIBUTION DATE for the CONTRIBUTED SHARES shall be deemed to be a Non-employer Security if (i) the contribution of such security is within the

ERISA LIMITS, and (ii) the credit balance in the FUNDING STANDARD ACCOUNT resulting from the contribution of such security is still unused on the TRANSACTION DATE.

         23. TRANSACTION DATE with respect to the QUALIFIED EDS TRANSACTION (including a transaction that becomes a QUALIFIED EDS TRANSACTION) means [insert the date on which EDS ceases to be a member of GM's CONTROLLED GROUP, if known, or if not known, insert the following: "the date on which EDS ceases to be a member of GM's CONTROLLED GROUP"].

         24.     This Release and Covenant Not to Sue shall not be affected by
(i) any amendment, modification, termination, or waiver of the AGREEMENT, (ii) any determination with respect to the AGREEMENT, including without limitation any determination that said AGREEMENT is not valid or enforceable in whole or in part, or (iii) any breach by GM or PBGC of the AGREEMENT.

         25. Except to the extent expressly provided in paragraphs 1 and 2 above, this Release and Covenant Not to Sue shall not affect the rights, if any, of any party with respect to, or under, or to enforce the provisions of, the AGREEMENT.

         26. This Release and Covenant Not to Sue shall be governed by the laws of the District of Columbia and by ERISA, the CODE and other laws of the United States to the extent they preempt District of Columbia law.

         27. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by or on behalf of any person identified herein that any liabilities or obligations are now owed to PBGC or a GM PENSION PLAN, or may be owed to PBGC or a GM PENSION PLAN in the future, by that person. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by any person that PBGC has, or will have, rights to legal or equitable relief in connection with any transaction involving EDS, regardless of whether such transaction is a QUALIFIED EDS TRANSACTION.

         28. Notwithstanding anything in this Release and Covenant Not to Sue, once released from the GM PENSION LIABILITY as a result of this Release and Covenant Not to Sue, any EDS RELEASEE that reenters GM's CONTROLLED GROUP and any EDS TRANSFEREE that enters or reenters GM's CONTROLLED GROUP may, by reentering or entering the GM CONTROLLED GROUP, become subject to the GM PENSION LIABILITY to the extent otherwise provided by law.

         29. Nothing in this Release and Covenant Not to Sue shall be construed to restrict, enlarge or otherwise affect PBGC's rights, if any, against any person (including any EDS RELEASEE or any EDS TRANSFEREE) with respect to transactions or events occurring after the TRANSACTION DATE and not in connection with a QUALIFIED EDS TRANSACTION.

         30. Nothing in this Release and Covenant Not to Sue shall be construed to release any of the EDS RELEASEES, EDS SUBSIDIARIES or EDS TRANSFEREES from their obligations, if any, respecting the EDS PLANS.

         31. This Release and Covenant Not to Sue, together with the Release and Covenant Not to Sue in the form of Appendix R2 to the AGREEMENT executed by the undersigned, supersede the Release and Covenant Not to Sue executed by the undersigned on [insert date], a copy of which is attached hereto as Appendix R1.

         32. The undersigned represents and warrants that he has full power and authority to execute this Release and Covenant Not to Sue on behalf of PBGC, and to make the following representations on behalf of PBGC. PBGC is a wholly-owned United States government corporation established under Title IV of ERISA. PBGC has full power and authority to enter into and perform its obligations under this Release and Covenant Not to Sue. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue, have been duly authorized by all necessary corporate action and are within PBGC's statutory authorization and authority. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue: (i) will not violate in any material respect any law applicable to PBGC or any of its properties; and (ii) will not violate any provision of Title IV of ERISA or PBGC's By-Laws, other applicable statutes, regulations and rules governing PBGC, or any material contract or agreement which is binding on PBGC or its properties.



                                           PENSION BENEFIT GUARANTY CORPORATION

                                           By:
                                              ---------------------------------
                                                 MARTIN SLATE

                                           Its Executive Director


SUBSCRIBED AND SWORN TO
BEFORE ME THIS ____ DAY OF

____________, 1995

[APPENDIX R4]


                        RELEASE AND COVENANT NOT TO SUE


         1. In consideration of the terms, conditions, mutual covenants and agreements set forth in the Agreement made as of March 3, 1995 (the "EFFECTIVE DATE"), by and between General Motors Corporation ("GM") and the Pension Benefit Guaranty Corporation ("PBGC") (the "AGREEMENT"), the adequacy and sufficiency of which are hereby acknowledged, the PBGC, a wholly-owned United States government corporation created by section 4002(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Section 1302(b), on its own behalf and in every other capacity in which it may now or in the future act, releases and forever discharges each of the EDS RELEASEES from any claim whatsoever with respect to any and all of the GM PENSION LIABILITY and from all actions, causes of action, suits, debts, dues, sums of money, expenses, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, costs, judgments, executions, obligations, losses, liabilities, claims and demands whatsoever, whether in law or equity, whether direct or indirect, whether for indemnity or contribution, whether fixed or contingent, whether such be presently known or unknown, suspected or unsuspected, whether or not hidden or concealed, which PBGC and its successors and assigns ever had, now have, or may have in the future against any of the EDS RELEASEES with respect to such

GM PENSION LIABILITY, except that: [insert (i) or (ii) below, or both, as applicable]:


         [(i) the EDS RELEASEES are not released from a potential liability, if any, in an amount of not more than [insert amount, determined under section 9(f)(i)(D)(i) of the AGREEMENT], which potential liability, if any, shall attach, if at all, only if the HOURLY PLAN is terminated under Title IV of ERISA within five years after the TRANSACTION DATE and only if PBGC establishes that the EDS RELEASEES are otherwise liable therefor under Title IV of ERISA without regard to the AGREEMENT; and/or

         (ii) the EDS RELEASEES do not include [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT].]

In this regard, the EDS RELEASEES [and] [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT] retain all claims, rights and defenses available under law. If, before the TRANSACTION DATE, section 4069(a) of ERISA is amended to specify a finite number of years other than five, such other number of years shall be substituted wherever "five" appears above, provided, however, that in all events such period shall run continuously from the TRANSACTION DATE.

         2. PBGC covenants never to initiate or pursue against any person (including without limitation, the EDS RELEASEES, EDS TRANSFEREES, GM, all persons within GM's CONTROLLED GROUP, the GM PENSION PLANS, and the fiduciaries and administrators of the GM PENSION PLANS) any administrative, judicial or other proceeding, specifically including without limitation any proceeding under section 4042 or 4069 of ERISA, 29 U.S.C. Section 1342 or 1369, or to threaten or assert an intention to initiate any such proceeding, or to seek any other equitable or legal relief, by reason of (i) any QUALIFIED EDS TRANSACTION, (ii) any transaction in a series of transactions that constitutes, is reasonably related to, or is reasonably necessary to effect, a QUALIFIED EDS TRANSACTION, or (iii) any transfer from GM or a GM SUBSIDIARY of assets, operations or securities (including stock of any type) to or into EDS or an EDS SUBSIDIARY, that occurs prior to the TRANSACTION DATE or in conjunction with a QUALIFIED EDS TRANSACTION; provided, however, that PBGC's Covenant Not to Sue under this paragraph 2 shall not (A) extend to or restrict PBGC's exercise of its rights, if any, against GM with respect to a material misrepresentation by GM in a certification described in section 9(c)(2)(A), 9(c)(2)(E), 9(c)(3)(ii)(A), 9(c)(3)(ii)(B)(II), or 9(c)(3)(ii)(B)(III) of the Agreement
where such material misrepresentation was reasonably relied upon by PBGC and resulted in material prejudice to PBGC, provided such claim is asserted in a lawsuit filed against GM within the nine-month period beginning on the later of the TRANSACTION DATE or the date a transaction becomes a QUALIFIED EDS TRANSACTION, or [insert (B),
(C), (D) or (E) below, or a combination thereof, as determined under the Agreement, including in the case of paragraph (C) below, section 9(f)(iii) of the Agreement]

         [(B) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069 of ERISA, 29 U.S.C. Section 1369, against any person other than the EDS RELEASEES in the event of a MATERIAL TRANSFER consisting of stock of any single GM Subsidiary that has a fair value greater than $3 billion (other than a GM SUBSIDIARY that was transferred in a MATERIAL TRANSFER described in section 9(e)(1)(D) of the AGREEMENT) and that is not or will no longer be a member of GM's CONTROLLED GROUP on the TRANSACTION DATE and is or will be a member of EDS's CONTROLLED GROUP on the TRANSACTION DATE,] [or]

         [(C) extend to, or restrict PBGC's rights under Title IV of ERISA, if any, to the extent such rights are not released pursuant to paragraph 1 above with respect to a MATERIAL TRANSFER consisting of stock of any single GM SUBSIDIARY that has a fair value greater than $3 billion where such GM SUBSIDIARY is not or will no longer be a member of GM's CONTROLLED GROUP immediately after the TRANSACTION DATE and is not or will no longer be a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE,] [or]

         [(D) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C. Section 1369(a), after the TRANSACTION DATE, against the EDS RELEASEES for [insert amount, if any, determined under section 9(f)(i)(D)(i) of the AGREEMENT] to the extent specified in section 9(f)(i)(D) of the Agreement if GM elects Releases and Covenants Not To Sue under section 9(f)(i)(D)(i) of the Agreement,] [or]

         [(E) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C. Section 1369(a), after the TRANSACTION DATE, to the extent specified in section 9(f)(i)(D) of the Agreement as against [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT].]


         [Insert the following paragraph 2.5, if applicable under the Agreement]


         [2.5.   If, during the three-consecutive-year period ending on the
TRANSACTION DATE, there are MATERIAL TRANSFERS consisting of stock of NEWSUBS that have an aggregate fair value greater than $6 billion and that are no longer member(s) of GM's CONTROLLED GROUP on the TRANSACTION DATE and are members of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE, then all such MATERIAL TRANSFERS shall be aggregated and treated the same as a MATERIAL TRANSFER consisting of stock of a single GM SUBSIDIARY that has a fair value greater than $3 billion and that is not or will no longer be a member of GM's CONTROLLED GROUP on the TRANSACTION DATE and is or will be a member of EDS's CONTROLLED GROUP on the TRANSACTION DATE for purposes of paragraph 2(B) above. Any MATERIAL TRANSFERS consisting of stock of NEWSUBS that are not made during the three-consecutive-year period noted above shall not be aggregated and treated as provided for in the preceding sentence, nor shall such MATERIAL TRANSFERS be taken into account in applying the $6 billion threshold set forth in the preceding sentence, but such MATERIAL TRANSFERS shall be treated as MATERIAL TRANSFERS to the extent otherwise provided under the AGREEMENT. If the period beginning May 9, 1994, and ending on the TRANSACTION DATE is shorter than three years, then such shorter period shall be substituted for the three-consecutive-year period described above.]


         3. CONTRIBUTED SHARES means those shares of GM Class E Stock contributed pursuant to section 2 of the AGREEMENT. CONTRIBUTED SHARES do not include EXCHANGED SHARES.

         4. CONTRIBUTING SPONSOR has the meaning set forth in section 4001(a)(13) of ERISA.

         5. CONTRIBUTION DATE with respect to a security or asset means the date as of which that security or asset is deemed contributed to the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the Internal Revenue Code of 1986, as amended ("CODE").

         6. CONTROLLED GROUP has the meaning set forth in section 4001(a)(14) of ERISA.

         7. EDS means Electronic Data Systems Corporation, a Texas corporation that currently is a wholly-owned subsidiary of RGR Holdings, Inc. ("RGR HOLDINGS, INC."), a Delaware corporation that in turn is a wholly-owned subsidiary of GM.

         8. EDS FUTURE AFFILIATES means any person that becomes a member of a CONTROLLED GROUP with EDS after the TRANSACTION DATE, other than a person that is or was at any time a member of GM's CONTROLLED GROUP.

         9. EDS PLANS means the Electronic Data Systems Corporation Retirement Plan, and every other defined benefit pension plan (if any) covered by Title IV of ERISA for which EDS, an EDS SUBSIDIARY or an EDS RELEASEE is a CONTRIBUTING SPONSOR.

         10. EDS RELEASEES means EDS plus RGR HOLDINGS, INC., plus the EDS SUBSIDIARIES plus the EDS FUTURE AFFILIATES, plus any person identified in part (i) or (ii) of the definition of EDS SUBSIDIARIES that is not in EDS's CONTROLLED GROUP as of the

TRANSACTION DATE but is transferred in whole or in part to a third party in conjunction with a QUALIFIED EDS TRANSACTION or in a transaction reasonably related to or reasonably necessary to effect a QUALIFIED EDS TRANSACTION, plus each and all of the agents, advisors, legal counsel, partners, joint venturers, officers, directors and assigns of any of the foregoing persons or any of them. Notwithstanding the foregoing, the term "EDS RELEASEES" shall not include [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT,] GM or any other person that was a member of GM's CONTROLLED GROUP before the TRANSACTION DATE and continues without interruption to be a member of GM's CONTROLLED GROUP immediately following the TRANSACTION DATE.

         11.     EDS SUBSIDIARIES means

         (i) the persons listed on Appendix S to the AGREEMENT all of which are owned, directly or indirectly, by EDS as of the EFFECTIVE DATE plus

         (ii) the additional persons, if any, in which EDS acquires a "controlling interest" within the meaning of Treas. Reg.
                 Section 1.414(c)-(2)(b)(2) after the EFFECTIVE DATE and on or before the TRANSACTION DATE provided that those persons are members of EDS's CONTROLLED GROUP as of the TRANSACTION DATE.

         12. EDS TRANSFEREE means any purchaser or other direct or indirect transferee of any or all of the stock or assets of any of the EDS RELEASEES, by way of purchase, sale, assignment, pledge, exchange, conversion, merger, consolidation, amalgamation or otherwise, and each of their parent organizations, subsidiary organizations, successors and assigns (whether present or future), or any of them (whether or not incorporated), and each and all of their agents, advisors, legal counsel, fiduciaries, partners, joint venturers, officers, directors and assigns, or any of them, but specifically excluding (i) any person who is, after the TRANSACTION DATE, a member of GM's CONTROLLED GROUP, and (ii) any GM SUBSIDIARY that is not a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE and (iii) [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT].

         13. EMPLOYER SECURITY has the meaning set forth in section 407(d)(1) of ERISA.

         14. ERISA LIMITS means, with respect to EMPLOYER SECURITIES held by the HOURLY PLAN at the time application of the term "ERISA LIMITS" is at issue, that: (i) the aggregate fair market value of all EMPLOYER SECURITIES held by the HOURLY PLAN does not exceed 10 percent of the fair market value of the assets of the HOURLY PLAN at such time; (ii) no more than 25 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by the HOURLY PLAN at such time; and (iii) at least 50 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by persons independent of the issuer at such time.

         15. EXCHANGED SHARES means shares, if any, received by the HOURLY PLAN in exchange for, or upon conversion or redemption of, the CONTRIBUTED SHARES.

         16. FUNDING STANDARD ACCOUNT means the funding standard account maintained for the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the CODE.

         17. GM PENSION LIABILITY means any and all liabilities or obligations now existing, or hereafter arising, to PBGC (on its own behalf, as trustee for any plan, or in any other capacity) or to the GM PENSION PLANS under Title IV of ERISA with respect to the GM PENSION PLANS or the termination of the GM PENSION PLANS, including without limitation any liability under section 302 of Title I of ERISA or under Title IV of ERISA (including without limitation, any lien, liability, or obligation under section 4042, 4062, 4068 or 4069 of ERISA, 29 U.S.C. Section 1342, 1362, 1368 or 1369).

         18. GM PENSION PLANS means every defined benefit pension plan covered by Title IV of ERISA for which GM or a GM SUBSIDIARY is a CONTRIBUTING SPONSOR as of or at any time prior to or at any time after the TRANSACTION DATE, provided, however, that GM PENSION PLANS shall not include any plans for which EDS or an EDS SUBSIDIARY is a CONTRIBUTING SPONSOR.

         19. GM SHARE means an equity security issued by GM, including without limitation a share of GM Class E Stock.

GM SHARES do not include shares or securities issued by persons other than GM that are received in exchange for, or upon conversion or redemption of, GM SHARES.

         20. GM SUBSIDIARY means each and every person that is or was at any time on or after May 9, 1994, a member of GM's CONTROLLED GROUP, except for EDS, RGR HOLDINGS, INC., and the EDS SUBSIDIARIES listed on Appendix S to the AGREEMENT.

         21. HOURLY PLAN means the General Motors Hourly-Rate Employees Pension Plan (Employer Identification number 38-0572515, plan number 003).

         22.     MATERIAL TRANSFER has the meaning set forth in the AGREEMENT.

         [Insert the following paragraph 22.5 if paragraph 2.5 is included]

         [22.5.   NEWSUB has the meaning set forth in the AGREEMENT.]


         23. QUALIFIED EDS TRANSACTION means any transaction or series of transactions (including without limitation any transaction or series of transactions by which GM Class E Stock is exchanged, converted or redeemed for capital stock of EDS) by which EDS ceases to be a member of GM's CONTROLLED GROUP, unless, immediately after the TRANSACTION DATE (i) more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, and (ii) more than 5% of the Then-Current Fair Market

Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. Notwithstanding the foregoing, even if immediately after the TRANSACTION DATE, more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM Shares and more than 5% of the Then-Current Fair Market Value of the Hourly Plan's assets consists of EMPLOYER SECURITIES, such transaction nonetheless will become a QUALIFIED EDS TRANSACTION if and upon any later date that falls not more than 120 days after the TRANSACTION DATE either (i) no more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, or (ii) no more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. For purposes of this definition of QUALIFIED EDS TRANSACTION, in determining whether the 5% limit is exceeded, any security that would otherwise constitute an EMPLOYER SECURITY and that is contributed to the HOURLY PLAN after the last CONTRIBUTION DATE for the CONTRIBUTED SHARES shall be deemed to be a Non-employer Security if (i) the contribution of such security is within the ERISA LIMITS, and (ii) the credit balance in the FUNDING STANDARD ACCOUNT resulting from the contribution of such security is still unused on the TRANSACTION DATE.

         24. TRANSACTION DATE with respect to the QUALIFIED EDS TRANSACTION (including a transaction that becomes a QUALIFIED EDS

TRANSACTION) means [insert the date on which EDS ceases to be a member of GM's CONTROLLED GROUP, if known, or if not known, insert the following: "the date on which EDS ceases to be a member of GM's CONTROLLED GROUP"].

         25.     This Release and Covenant Not to Sue shall not be affected by
(i) any amendment, modification, termination, or waiver of the AGREEMENT, (ii) any determination with respect to the AGREEMENT, including without limitation any determination that said AGREEMENT is not valid or enforceable in whole or in part, or (iii) any breach by GM or PBGC of the AGREEMENT.

         26. Except to the extent expressly provided in paragraphs 1 and 2 [and 2.5, if applicable,] above, this Release and Covenant Not to Sue shall not affect the rights, if any, of any party with respect to, or under, or to enforce the provisions of, the AGREEMENT.

         27. This Release and Covenant Not to Sue shall be governed by the laws of the District of Columbia and by ERISA, the CODE and other laws of the United States to the extent they preempt District of Columbia law.

         28. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by or on behalf of any person identified herein that any liabilities or obligations are now owed to PBGC or a GM PENSION PLAN, or may be owed to PBGC or a GM PENSION PLAN in the future, by that person. Nothing in this

Release and Covenant Not to Sue shall be construed as an admission by any person that PBGC has, or will have, rights to legal or equitable relief in connection with any transaction involving EDS, regardless of whether such transaction is a QUALIFIED EDS TRANSACTION.

         29. Notwithstanding anything in this Release and Covenant Not to Sue, once released from the GM PENSION LIABILITY as a result of this Release and Covenant Not to Sue, any EDS RELEASEE that reenters GM's CONTROLLED GROUP and any EDS TRANSFEREE that enters or reenters GM's CONTROLLED GROUP may, by reentering or entering the GM CONTROLLED GROUP, become subject to the GM PENSION LIABILITY to the extent otherwise provided by law.

         30. Nothing in this Release and Covenant Not to Sue shall be construed to restrict, enlarge or otherwise affect PBGC's rights, if any, against any person (including any EDS RELEASEE or any EDS TRANSFEREE) with respect to transactions or events occurring after the TRANSACTION DATE and not in connection with a QUALIFIED EDS TRANSACTION.

         31. Nothing in this Release and Covenant Not to Sue shall be construed to release any of the EDS RELEASEES, EDS SUBSIDIARIES or EDS TRANSFEREES from their obligations and liabilities, if any, respecting the EDS PLANS.

         32. This Release and Covenant Not to Sue [if applicable, insert the following: "together with the Release and Covenant Not to Sue in the form of Appendix R5 to the AGREEMENT executed by the undersigned,"] supersede[s] the Release and Covenant Not to Sue executed by the undersigned on [insert date], a copy of which is attached hereto as Appendix R1.

         33. The undersigned represents and warrants that he has full power and authority to execute this Release and Covenant Not to Sue on behalf of PBGC, and to make the following representations on behalf of PBGC. PBGC is a wholly-owned United States government corporation established under Title IV of ERISA. PBGC has full power and authority to enter into and perform its obligations under this Release and Covenant Not to Sue. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue, have been duly authorized by all necessary corporate action and are within PBGC's statutory authorization and authority. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue: (i) will not violate in any material respect any law applicable to PBGC or any of its properties; and (ii) will not violate any provision of Title IV of ERISA or PBGC's By-Laws, other applicable statutes, regulations and rules governing PBGC, or any material contract or agreement which is binding on PBGC or its properties.

                                           PENSION BENEFIT GUARANTY CORPORATION


                                           By:
                                              ---------------------------------
                                                MARTIN SLATE

                                           Its Executive Director

SUBSCRIBED AND SWORN TO
BEFORE ME THIS ____ DAY OF

____________, 1995

[APPENDIX R5]


                        RELEASE AND COVENANT NOT TO SUE


         1. In consideration of the terms, conditions, mutual covenants and agreements set forth in the Agreement made as of March 3, 1995 (the "EFFECTIVE DATE"), by and between General Motors Corporation ("GM") and the Pension Benefit Guaranty Corporation ("PBGC") (the "AGREEMENT"), the adequacy and sufficiency of which are hereby acknowledged, the PBGC, a wholly-owned United States government corporation created by section 4002(b) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), 29 U.S.C. Section 1302(b), on its own behalf and in every other capacity in which it may now or in the future act, releases and forever discharges each of the EDS TRANSFEREES, including without limitation [INSERT NAMES OF SPECIFIC EDS TRANSFEREES, IF ANY, IDENTIFIED BY GM AT THE TIME OF EXECUTION AND DELIVERY], from any claim whatsoever with respect to any and all of the GM PENSION LIABILITY and from all actions, causes of action, suits, debts, dues, sums of money, expenses, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, costs, judgments, executions, obligations, losses, liabilities, claims and demands whatsoever, whether in law or equity, whether direct or indirect, whether for indemnity or contribution, whether fixed or contingent, whether such be presently known or unknown, suspected or unsuspected, whether or not hidden or concealed, which PBGC and its successors and assigns ever had, now have, or may have in the future against any of the EDS TRANSFEREES with respect to such GM PENSION LIABILITY.

         2. PBGC covenants never to initiate or pursue against any person (including without limitation, the EDS RELEASEES, EDS TRANSFEREES, GM, all persons within GM's CONTROLLED GROUP, the GM PENSION PLANS, and the fiduciaries and administrators of the GM PENSION PLANS) any administrative, judicial or other proceeding, specifically including without limitation any proceeding under section 4042 or 4069 of ERISA, 29 U.S.C. Section 1342 or 1369, or to threaten or assert an intention to initiate any such proceeding, or to seek any other equitable or legal relief, by reason of (i) any QUALIFIED EDS TRANSACTION, (ii) any transaction in a series of transactions that constitutes, is reasonably related to, or is reasonably necessary to effect, a QUALIFIED EDS TRANSACTION, or (iii) any transfer from GM or a GM SUBSIDIARY of assets, operations or securities (including stock of any type) to or into EDS or an EDS SUBSIDIARY, that occurs prior to the TRANSACTION DATE or in conjunction with a QUALIFIED EDS TRANSACTION; provided, however, that PBGC's Covenant Not To Sue under this paragraph 2 shall not (A) extend to or restrict PBGC's exercise of its rights, if any, against GM with respect to a material misrepresentation by GM in a certification described in section 9(c)(2)(A), 9(c)(2)(E), 9(c)(3)(ii)(A), 9(c)(3)(ii)(B)(II) or 9(c)(3)(ii)(B)(III) of the Agreement
where such material misrepresentation was reasonably relied upon by

PBGC and resulted in material prejudice to PBGC, provided such claim is asserted in a lawsuit filed against GM within the nine-month period beginning on the later of the TRANSACTION DATE or the date on which a transaction becomes a QUALIFIED EDS TRANSACTION, or [insert (B), (C), or (D) below, or a combination thereof, as determined under the AGREEMENT, including in the case of paragraph (B) below, section 9(f)(iii) of the Agreement]

         [(B) extend to, or restrict PBGC's rights under Title IV of ERISA, if any, to the extent such rights are not released pursuant to paragraph 1 above with respect to a MATERIAL TRANSFER consisting of stock of any single GM SUBSIDIARY that has a fair value greater than $3 billion where such GM SUBSIDIARY is not or will no longer be a member of GM's CONTROLLED GROUP immediately after the TRANSACTION DATE and is not or will no longer be a member of EDS's CONTROLLED GROUP immediately after the TRANSACTION DATE,] [or]

         [(C) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C. Section 1369(a), after the TRANSACTION DATE, against the EDS RELEASEES for [insert amount, if any, determined under section 9(f)(i)(D)(i) of the AGREEMENT] to the extent specified in section 9(f)(i)(D) of the Agreement if GM elects Releases and Covenants Not To Sue under section 9(f)(i)(D)(i) of the Agreement,] [or]

         [(D) extend to, or restrict PBGC's exercise of its rights under Title IV of ERISA, if any, including its rights, if any, under section 4069(a) of ERISA, 29 U.S.C. Section 1369(a), after the TRANSACTION DATE, to the extent specified in section 9(f)(i)(D) of the Agreement as against [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT].]

         3. CONTRIBUTED SHARES means those shares of GM Class E Stock contributed pursuant to section 2 of the AGREEMENT. CONTRIBUTED SHARES do not include EXCHANGED SHARES.

         4. CONTRIBUTING SPONSOR has the meaning set forth in section 4001(a)(13) of ERISA.

         5. CONTRIBUTION DATE with respect to a security or asset means the date as of which that security or asset is deemed contributed to the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the Internal Revenue Code of 1986, as amended ("CODE").

         6. CONTROLLED GROUP has the meaning set forth in section 4001(a)(14) of ERISA.

         7. EDS means Electronic Data Systems Corporation, a Texas corporation that currently is a wholly-owned subsidiary of RGR Holdings, Inc. ("RGR HOLDINGS, INC."), a Delaware corporation that in turn is a wholly-owned subsidiary of GM.

         8. EDS FUTURE AFFILIATES means any person that becomes a member of a CONTROLLED GROUP with EDS after the TRANSACTION DATE, other than a person that is or was at any time a member of GM's CONTROLLED GROUP.

         9. EDS PLANS means the Electronic Data Systems Corporation Retirement Plan, and every other defined benefit pension plan (if any) covered by Title IV of ERISA for which EDS, an EDS SUBSIDIARY or an EDS RELEASEE is a CONTRIBUTING SPONSOR.

         10. EDS RELEASEES means EDS plus RGR HOLDINGS, INC., plus the EDS SUBSIDIARIES plus the EDS FUTURE AFFILIATES, plus any person identified in part
(i) or (ii) of the definition of EDS SUBSIDIARIES that is not in EDS's CONTROLLED GROUP as of the TRANSACTION DATE but is transferred in whole or in part to a third party in conjunction with a QUALIFIED EDS TRANSACTION or in a transaction reasonably related to or reasonably necessary to effect a QUALIFIED EDS TRANSACTION, plus each and all of the agents, advisors, legal counsel, partners, joint venturers, officers, directors and assigns of any of the foregoing persons or any of them. Notwithstanding the foregoing, the term "EDS RELEASEES" shall not include [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT,] GM or any other person that was a member of GM's CONTROLLED GROUP before the TRANSACTION DATE and continues without interruption to be a member of GM's CONTROLLED GROUP immediately following the TRANSACTION DATE.

         11.     EDS SUBSIDIARIES means

         (i) the persons listed on Appendix S to the AGREEMENT, all of which are owned, directly or indirectly, by EDS as of the EFFECTIVE DATE plus

         (ii) the additional persons, if any, in which EDS acquires a "controlling interest" within the meaning of Treas. Reg.
                 Section 1.414(c)-(2)(b)(2) after the EFFECTIVE DATE and on or before the TRANSACTION DATE provided that those persons are members of EDS's CONTROLLED GROUP as of the TRANSACTION DATE.

         12. EDS TRANSFEREE means any purchaser or other direct or indirect transferee of any or all of the stock or assets of any of the EDS RELEASEES, by way of purchase, sale, assignment, pledge, exchange, conversion, merger, consolidation, amalgamation or otherwise, and each of their parent organizations, subsidiary organizations, successors and assigns (whether present or future), or any of them (whether or not incorporated), and each and all of their agents, advisors, legal counsel, fiduciaries, partners, joint venturers, officers, directors and assigns, or any of them, but specifically excluding (i) any person who is, after the TRANSACTION DATE, a member of GM's CONTROLLED GROUP, and (ii) any GM SUBSIDIARY that is not a member of EDS's

CONTROLLED GROUP immediately after the TRANSACTION DATE and (iii) [insert name(s) of corporation(s), if any, determined under section 9(f)(i)(D)(ii) of the AGREEMENT].

         13. EMPLOYER SECURITY has the meaning set forth in section 407(d)(1) of ERISA.

         14. ERISA LIMITS means, with respect to EMPLOYER SECURITIES held by the HOURLY PLAN at the time application of the term "ERISA LIMITS" is at issue, that: (i) the aggregate fair market value of all EMPLOYER SECURITIES held by the HOURLY PLAN does not exceed 10 percent of the fair market value of the assets of the HOURLY PLAN at such time; (ii) no more than 25 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by the HOURLY PLAN at such time; and (iii) at least 50 percent of the aggregate amount of stock of the same class of EMPLOYER SECURITIES issued and outstanding is held by persons independent of the issuer at such time.

         15. EXCHANGED SHARES means shares, if any, received by the HOURLY PLAN in exchange for, or upon conversion or redemption of, the CONTRIBUTED SHARES.

         16. FUNDING STANDARD ACCOUNT means the funding standard account maintained for the HOURLY PLAN pursuant to section 302 of ERISA and section 412 of the CODE.

         17. GM PENSION LIABILITY means any and all liabilities or obligations now existing, or hereafter arising, to PBGC (on its own behalf, as trustee for any plan, or in any other capacity) or to the GM PENSION PLANS under Title IV of ERISA with respect to the GM PENSION PLANS or the termination of the GM PENSION PLANS, including without limitation any liability under section 302 of Title I of ERISA or under Title IV of ERISA (including without limitation, any lien, liability, or obligation under section 4042, 4062, 4068 or 4069 of ERISA, 29 U.S.C. Section 1342, 1362, 1368 or 1369).

         18. GM PENSION PLANS means every defined benefit pension plan covered by Title IV of ERISA for which GM or a GM SUBSIDIARY is a CONTRIBUTING SPONSOR as of or at any time prior to or at any time after the TRANSACTION DATE, provided, however, that GM PENSION PLANS shall not include any plans for which EDS or an EDS SUBSIDIARY is a CONTRIBUTING SPONSOR.

         19. GM SHARE means an equity security issued by GM, including without limitation a share of GM Class E Stock. GM SHARES do not include shares or securities issued by persons other than GM that are received in exchange for, or upon conversion or redemption of, GM SHARES.

         20. GM SUBSIDIARY means each and every person that is or was at any time on or after May 9, 1994, a member of GM's

CONTROLLED GROUP, except for EDS, RGR HOLDINGS, INC., and the EDS SUBSIDIARIES listed on Appendix S to the AGREEMENT.

         21. HOURLY PLAN means the General Motors Hourly-Rate Employees Pension Plan (Employer Identification number 38-0572515, plan number 003).

         22.     MATERIAL TRANSFER has the meaning set forth in the AGREEMENT.

         23. QUALIFIED EDS TRANSACTION means any transaction or series of transactions (including without limitation any transaction or series of transactions by which GM Class E Stock is exchanged, converted or redeemed for capital stock of EDS) by which EDS ceases to be a member of GM's CONTROLLED GROUP, unless, immediately after the TRANSACTION DATE (i) more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, and (ii) more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. Notwithstanding the foregoing, even if immediately after the TRANSACTION DATE, more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM Shares and more than 5% of the Then- Current Fair Market Value of the Hourly Plan's assets consists of EMPLOYER SECURITIES, such transaction nonetheless will become a QUALIFIED EDS TRANSACTION if and upon any later date that falls not more than 120 days after the TRANSACTION DATE either (i) no more than 2.5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of CONTRIBUTED SHARES or EXCHANGED SHARES that are GM SHARES, or (ii) no more than 5% of the Then-Current Fair Market Value of the HOURLY PLAN's assets consists of EMPLOYER SECURITIES. For purposes of this definition of QUALIFIED EDS TRANSACTION, in determining whether the 5% limit is exceeded, any security that would otherwise constitute an EMPLOYER SECURITY and that is contributed to the HOURLY PLAN after the last CONTRIBUTION DATE for the CONTRIBUTED SHARES shall be deemed to be a Non-employer Security if (i) the contribution of such security is within the ERISA LIMITS, and (ii) the credit balance in the FUNDING STANDARD ACCOUNT resulting from the contribution of such security is still unused on the TRANSACTION DATE.

         24. TRANSACTION DATE with respect to the QUALIFIED EDS TRANSACTION (including a transaction that becomes a QUALIFIED EDS TRANSACTION) means [insert the date on which EDS ceases to be a member of GM's CONTROLLED GROUP, if known, or if not known, insert the following: "the date on which EDS ceases to be a member of GM's CONTROLLED GROUP"].

         25.     This Release and Covenant Not to Sue shall not be affected by
(i) any amendment, modification, termination, or waiver of the AGREEMENT, (ii) any determination with respect to the AGREEMENT, including without limitation any determination that said AGREEMENT is not valid or enforceable in whole or in part, or (iii) any breach by GM or PBGC of the AGREEMENT.

         26. Except to the extent expressly provided in paragraphs 1 and 2 above, this Release and Covenant Not to Sue shall not affect the rights, if any, of any party with respect to, or under, or to enforce the provisions of, the AGREEMENT.

         27. This Release and Covenant Not to Sue shall be governed by the laws of the District of Columbia and by ERISA, the CODE and other laws of the United States to the extent they preempt District of Columbia law.

         28. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by or on behalf of any person identified herein that any liabilities or obligations are now owed to PBGC or a GM PENSION PLAN, or may be owed to PBGC or a GM PENSION PLAN in the future, by that person. Nothing in this Release and Covenant Not to Sue shall be construed as an admission by any person that PBGC has, or will have, rights to legal or equitable relief in connection with any transaction involving EDS, regardless of whether such transaction is a QUALIFIED EDS TRANSACTION.

         29. Notwithstanding anything in this Release and Covenant Not to Sue, once released from the GM PENSION LIABILITY as a result of this Release and Covenant Not to Sue, any EDS RELEASEE that reenters GM's CONTROLLED GROUP and any EDS TRANSFEREE that enters or reenters GM's CONTROLLED GROUP may, by reentering or entering the GM CONTROLLED GROUP, become subject to the GM PENSION LIABILITY to the extent otherwise provided by law.

         30. Nothing in this Release and Covenant Not to Sue shall be construed to restrict, enlarge or otherwise affect PBGC's rights, if any, against any person (including any EDS RELEASEE or any EDS TRANSFEREE) with respect to transactions or events occurring after the TRANSACTION DATE and not in connection with a QUALIFIED EDS TRANSACTION.

         31. Nothing in this Release and Covenant Not to Sue shall be construed to release any of the EDS RELEASEES, EDS SUBSIDIARIES or EDS TRANSFEREES from their obligations and liabilities, if any, respecting the EDS PLANS.

         32. This Release and Covenant Not to Sue, together with the Release and Covenant Not to Sue in the form of Appendix R4 to the AGREEMENT executed by the undersigned, supersede the Release and Covenant Not to Sue executed by the undersigned on [insert date], a copy of which is attached hereto as Appendix R1.

         33. The undersigned represents and warrants that he has full power and authority to execute this Release and Covenant Not to Sue on behalf of PBGC, and to make the following representations on behalf of PBGC. PBGC is a wholly-owned United States government corporation established under Title IV of ERISA. PBGC has full power and authority to enter into and perform its obligations under this Release and Covenant Not to Sue. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue, have been duly authorized by all necessary corporate action and are within PBGC's statutory authorization and authority. PBGC's execution and delivery of this Release and Covenant Not to Sue, and PBGC's performance of its obligations under this Release and Covenant Not to Sue: (i) will not violate in any material respect any law applicable to PBGC or any of its properties; and (ii) will not violate any provision of Title IV of ERISA or PBGC's By-Laws, other applicable statutes, regulations and rules governing PBGC, or any material contract or agreement which is binding on PBGC or its properties.




                                           PENSION BENEFIT GUARANTY CORPORATION


                                           By:
                                              ---------------------------------
                                                MARTIN SLATE

                                           Its Executive Director


SUBSCRIBED AND SWORN TO
BEFORE ME THIS ____ DAY OF

____________, 1995

                                   APPENDIX S

Agora s.r.1.
Alpha Joshua, Inc.
Alpha Mariah, Inc.
American Network Leasing Corporation
Appex, Inc.
Beijing International Information Processing Company Limited
Beta Mariah, Inc.
Beta Willow, Inc.
Bristol Center Owners Association
China Management Systems Corporation
Conseil et Realisation en Informatique S.A. (CORI S.A.)
Databank Systems Limited
Database Progetti S.p.A.
DATABASE S.p.A.
Database Software S.p.A.
Database Tecnologie S.p.A.
Deep Star, Inc.
Desarrollo y Servicios de Informatica y Communiciones, S.A. de C.V.
DVOIT Limited
E.D.S. (Electronic Data Systems) Limited
E.D.S. Canada Leasing Ltd.
E.D.S. de Mexico, Sociedad Anonima de Capital Variable
E.D.S. Finance Limited
E.D.S. International Corporation
E.D.S. International Limited
E.D.S. of Canada, Ltd.
E.D.S. Spectrum Corporation
E.D.S. World Corporation (Far East)
E.D.S. World Corporation (Netherlands)
Edley S.A.
EDS (Australia) Pty Limited
EDS (Australia) Superannuation Fund Pty Ltd
EDS (Europe) S.A.
EDS (New Zealand) Holdings Limited
EDS (New Zealand) Limited Staff Superannuation Fund
EDS (Schweiz) AG
EDS 1994 Trustee Limited
EDS Acquisition Corporation #4
EDS Alpha S.A.
EDS Antares, Inc.
EDS Automated Teller, Inc.
EDS Beta S.A.
EDS Beteiligungs GmbH
EDS Beteiligungsverwaltungsgesellschaft Duisburg mbH
EDS Consulting GmbH
EDS Crisis Response Foundation
EDS Defence Limited
EDS Electronic Data System Luxemburg S.A.
EDS Electronic Data Systems (City) Limited
EDS Electronic Data Systems (Deutschland) GmbH
EDS Electronic Data Systems (Hong Kong) Limited
EDS Electronic Financial Services, Inc.
EDS Elektronikus Adatrendszer Kft
EDS Eurosept S.A.S.
EDS Export Corporation
EDS Fleet Services, Inc.
EDS Forsvars Services AB
EDS Gamma S.A.
EDS Global Services, Inc.
EDS Gulf States, WLL
EDS Hellas
EDS Holding GmbH
EDS Industrie S.A.
EDS Information Management AG
EDS Informatique (Suisse) S.A.
EDS International (France) S.A.
EDS International (Singapore) Pte. Limited
EDS Kaufma  nnische Dienste und Informatik GmbH
EDS National Mid-Range Systems Pty Ltd
EDS New Zealand Limited
EDS Operations (M) Sdn. Bhd.
EDS Personal Communications Corporation
EDS Poland Sp. z.o.o.
EDS Praha spol.s.r.o.
EDS Technical Products Corporation
EDS Technical Services AB
EDS Trustee Limited
EDS Unigraphics Systems GmbH
EDS Vermo  gensverwaltungs GmbH
EDS VLT Holdings, Inc.
EDS-Electronic Data Systems de Portugal
EDS-Electronic Data Systems do Brasil Ltda
EDS-Electronic Data Systems Italia S.p.A.
EDS-Padcom Clinical Research Beteiligungs GmbH
EDS-Scicon N.V.
EDS-Scicon, US Software Products Group Incorporated
EDSCICON (Malaysia) Sdn. Bhd.
Electronic Data Systems (EDS) A/S
Electronic Data Systems (EDS) de Argentina S.A.
Electronic Data Systems (EDS) Gesellschaft mbH
Electronic Data Systems (EDS) International B.V.
Electronic Data Systems (EDS) Nederland B.V.
Electronic Data Systems (EDS) Sweden AB
Electronic Data Systems (Ireland) Limited
Electronic Data Systems Belgium N.V.
Electronic Data Systems Chile, S.A.
Electronic Data Systems Colombia, S.A.
Electronic Data Systems Danmark A/S
Electronic Data Systems de Venezuela "EDS" C.A.





                              APPENDIX S -- Page 2

Electronic Data Systems Espana S.A.
Electronic Data Systems IT Services (M) Sdn. Bhd.
Electronic Data Systems Limited
Electronic Data Systems, Ltd.
Electronic Data Systems Services, Ltd.
Eurexcel Associes S.A.
Europe Assurance Informatique S.A. (E.A.I. S.A.)
Eurosept Benelux S.A.
Eurosept Italy Associati S.r.l.
Eurostrategy Consultants Limited
Federal Computer Services Corporation
France Informatique Juridique S.A.
GCS Information Access Limited
GCS Limited
GFI Informatique Belgium S.A.
ICR Internationale Consulting und Rechenzentrum GmbH
Industrie Daten IDee GmbH
Informatica Centrum Infrastructuur en Milieu B.V.
Information Interchange Limited
Informatique Proget S.A.
J.C.I.S. Company, Limited
Japan Systems Company Limited
KIEL
Lakewood Corp.
Legacy Association
Lenguajes y Servicios Informaticos, S.A. (LEINSA)
M&DR Consultans Marketing and Data Research S.r.l.
M&SD Network Services, Inc.
Management Computer Equipment S.A.
mbp Industrie Software Gmbh
mbp Industrie Software Gmbh
mbp Informationstechnologie GmbH
mbp Software and Systems Technology Inc.
mbp Softwareentwicklungs Gmbh
National Heritage Insurance Company
Neodata Corporation
Nippon EDS Company, Ltd.
Nishinihon Attene Computer Company, Ltd.
Nova Domus S.r.l.
OAN Services of Florida, Inc.
OAN Services, Inc.
Oy EDS Electronic Data Systems Ab
Padcom Clinical Research Beteiligungs GmbH
Power Investment Corporation
Premida-Come  rcio, Gestao e Servic  os, LDA
PREMISYS CORPORATION
Progical S.A.
S.D. (UK) Limited
S.D. International Limited
SA MEGAPLUS





                              APPENDIX S -- Page 3

SA Proget Noord
Sapporo Attene Computer Company, Ltd.
Scicon Arabia Limited
Scicon Energy, Inc.
Scicon International Consultancy Limited
Scicon International Systems Company Incorporated
Scicon Limited
Scicon Pension Trust Limited
SD Secure Office Systems Limited
SD-Scicon Europe Limited
SD-Scicon Ltd
SD-Scicon Pte Limited
SV-EDS Technology Services, Ltd.
Servicios Mexicanos E.D.S., S.A. de C.V.
Sigeba S.A.
Sipe Optimation S.p.A.
SOAGE Milano S.r.l.
Sociedad Anonima de Teleinforma tica para Cajas de Ahorros (SATEICA) Societe Flerienne De Participations
Subarban Limited-Liability Company
Sysdes Limited
Systems & Management S.p.A.
Systems Designers Aviation Limited
Systems Designers Estates Limited
Systems Designers International Limited
Systems Designers Limited
Systems Programming (Scotland) Limited
Systems Programming Limited
Systems Programming Overseas Limited
Systems Technology Management Corporation
Technical Team S.A.
Telecommunications Data Services, Incorporated
Telecommunications International, Inc.
Tokai Attene Computer Company, Limited.
UMW-EDS Technologies Sdn. Bhd.
Uniti Pty Ltd
Varitel Select, Inc.
Varitel Video, Inc.
Ward FSC. Ltd
Worldmaster Marketing Pty Ltd
YLYS Informatique S.A.

American Network Leasing Partnership No. A5
American Network Leasing Partnership No. C4
American Network Leasing Partnership No. D2
EDS/Dockery & Walker JV Partnership
EDS Exploitation SNC
EDS, META, WAC JV Partnership





                              APPENDIX S -- Page 4

Groupe Informatique de Developpement Pour L'Administration SNC
Interactive Transaction Partners
MLT Holding, L.P.
Potomac General Research Group
Pyns Ltd
SCI Sogelyon
Societe de Services Pour L'Informatisation de L'Administration SNC Worldlink Technologies Pty Ltd





                              APPENDIX S -- Page 5

APPENDIX T

INDEPENDENT ACCOUNTANTS' REPORT

We have performed the procedures enumerated below, which were agreed to by General Motors Corporation ("General Motors") and Pension Benefit Guaranty Corporation ("PBGC"), solely to assist the users in evaluating management's assertion about General Motors' Material Transfers as determined under Section 9 of the Agreement between General Motors and the PBGC dated March 3, 1995 ("Agreement"), during the period March 3, 1995 through {date of GM's Statement under Section 9(c)(2)(D) or, if later, the date of GM's Statement under Section 9(c)(3)(ii)(B)(I) of the Agreement}, included in the accompanying List of Material Transfers prepared by General Motors in accordance with Section 9(c)(2)(D) and (if applicable) Section 9(c)(3)(ii)(B)(I) of the Agreement. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

The specific procedures to be performed would necessarily vary depending upon the nature of each item included on the List(s) of Material Transfers referred to above ("List"). However, they would be comprised of, at a minimum, the following procedures, including the reporting of the findings as a result of performing each procedure:

- -        Planning the performance of the procedures set forth herein.

- -        To obtain an understanding of the specified compliance requirements:

         -- Obtaining a copy of and reading the Agreement, and the amendments thereto, if any.

         -- Obtaining a copy of and reading the letter of the Comptroller of General Motors dated __________, 1995, and any successor letters of the Comptroller or any Comptroller letters related thereto, setting forth the procedures to be followed within General Motors for identifying and recording Material Transfers.

- -        Comparing amounts on the List to entries in the underlying accounting records.

- -        Comparing the foregoing entries and related amounts in the underlying accounting records to supporting documentation.

- -        Selecting sample transactions from general ledger accounts and comparing them to supporting documentation and, for items constituting Material Transfers, comparing them to the List.

- -        Making inquiries of and/or obtaining representations from General
         Motors and Electronic Data Systems Corporation officials.

- -        Proving the arithmetic accuracy of the List and computations involved in determining and recording Material Transfers.

These agreed-upon procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on the List. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the information of General Motors management and the PBGC and should not be used by those who did not participate in determining the procedures.